SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.      )

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Wells Fargo & Company

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2023 Notice of Annual Meeting and Proxy Statement Wells Fargo & Company 2023 Annual Meeting of Shareholder

Letter to our Shareholders

from our Chief Executive Officer

March 15, 2023

Dear Fellow Shareholders,

We invite you to attend Wells Fargo’s 2023 Annual Meeting of Shareholders to be held on Tuesday, April 25, 2023, at 10 a.m. Eastern Daylight Time. This year’s annual meeting will again be held in a virtual format through a live webcast at www.virtualshareholdermeeting.com/WFC2023.

At the annual meeting, shareholders will vote on a number of important matters and will be provided an opportunity to ask questions. Your vote is important to us. We encourage you to vote as soon as possible by one of the methods described in your proxy materials, even if you plan to attend the virtual annual meeting.

Please take the time to carefully read the proxy statement, which explains more about the matters to be voted on at the annual meeting, proxy voting, and other key information on how to participate.

As always, thank you for your continued investment in, and support of, Wells Fargo.

Sincerely,

Charles W. Scharf

CEO

Letter to our Shareholders

from our Chair of the Board

March 15, 2023

Dear Fellow Shareholders,

I write to you in my second year as Chair of the Board of Wells Fargo. Our Board is grateful to management and each of our employees who continue to push forward with our transformation and create value for our shareholders.

As we continue to focus on value creation, it remains critical that our Board is comprised of the right mix of directors with varied backgrounds and experiences. Our current Board is the result of continuous and intentional Board refreshment over the last several years, including the addition of three new directors at our last annual shareholder meeting. At the same time, since Charlie Scharf joined the Company in 2019, he has built and led a leadership team that we believe brings the skills necessary to continue developing a customer-centric culture while effectively managing risk. Our Board believes that the Company’s senior management team is well-equipped to successfully execute our strategy and make continued progress on our transformation.

In 2022, Wells Fargo continued its focus on building a risk and control infrastructure appropriate for a company of our size and scale, and this continues to be the Company’s top priority. We feel confident in the progress that management has made, and yet we believe that there is still much work to be done. The Board will continue its focus on overseeing this critical body of work. Our Board carries out its risk oversight responsibilities directly and through specific Board committees and discusses significant risk and regulatory matters with management at each of our regularly scheduled Board meetings.

In addition to progressing on regulatory priorities, over the last year Wells Fargo also continued investing in its future. The Company has made progress in simplifying the business, advancing its digital and technological capabilities to meet the evolving needs of customers, and executing on its efficiency initiatives. As a Board, we know that progress in these areas helps position the Company for the future and enhances shareholder value.

Our Board, along with the CEO and the Operating Committee, will continue to set the tone from the top regarding our expectations for the highest standards of integrity, excellence, and sound risk management as we continue to focus on building Wells Fargo for the future.

To our shareholders, thank you for your trust and continued investment in Wells Fargo.

Sincerely,

Steven D. Black

Chair of the Board

Notice of 2023 Annual Meeting of Shareholders	Meeting Information Tuesday, April 25, 2023, 10:00 a.m., EDT Virtual Meeting Access www.virtualshareholdermeeting.com/WFC2023 Record Date February 24, 2023

Items for Vote

Item	Board Recommendation	For More Information

1 Elect as directors the 13 nominees named in our proxy statement	FOR all nominees	page 5

2 Vote on advisory resolution to approve executive compensation (Say on Pay)	FOR	page 51

3 Vote on advisory resolution on the frequency of future advisory votes to approve executive compensation (Say on Frequency)	EVERY YEAR	page 52

4 Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2023	FOR	page 100

5-11 Vote on seven shareholder proposals, if properly presented at the meeting and not previously withdrawn or otherwise excluded	AGAINST	page 104

12 Consider any other business properly brought before the meeting

YOUR VOTE IS IMPORTANT!

Whether or not you plan to attend the meeting, we encourage you to vote your shares by proxy prior to the meeting in one of the following ways:

By Internet Go to the website listed in your notice of internet availability of the proxy materials, your proxy card, or your voting instruction form	By Phone Call the toll-free voting number on your voting materials	By Mail Mail your completed and signed proxy card or voting instruction form	By Mobile Device Scan the QR Barcode on your voting materials

How to Attend the Meeting Online

Our 2023 annual meeting will be held by remote communication in a virtual-only format at www.virtualshareholdermeeting.com/WFC2023, allowing our shareholders to participate from anywhere with internet connectivity. To attend the meeting as a shareholder of record, including to vote and ask questions during the meeting, you must log in to the meeting using the valid control number printed on your voting materials. If you hold your shares through a broker, consult your voting instruction form or the notice of internet availability of proxy materials for instructions on how to vote ahead of the meeting. Please refer to page 119 of this proxy statement for additional information on voting and how to attend the meeting.

By Order of Our Board of Directors, Tangela S. Richter Deputy General Counsel and Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for
the Shareholder Meeting to be Held on April 25, 2023:

Wells Fargo’s 2023 Proxy Statement and Annual Report to Shareholders for
the year ended December 31, 2022 are available at: www.proxyvote.com.

This notice and the accompanying proxy statement, 2022 annual report, and proxy card were first made available to shareholders on or about March 15, 2023. You may vote if you owned shares of our common stock at the close of business as of the record date (February 24, 2023).

Forward-Looking Statements and Website References: This proxy statement contains forward-looking statements. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can,” and similar references to future periods. In particular, forward-looking statements include, but are not limited to, statements we make about our expectations for our operations and business and our corporate responsibility progress, plans, and goals (including environmental and human capital matters). Forward-looking statements are not based on historical facts, but instead represent our current expectations and assumptions regarding our business, the economy, and other future conditions. The inclusion of such statements is not an indication that these contents are necessarily material to investors or required to be disclosed in the Company’s filings with the Securities and Exchange Commission. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Actual results may differ materially from our forward-looking statements due to several factors. Factors that could cause our actual results to differ materially from our forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2022. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Any forward-looking statement made by us speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments, or otherwise, and notwithstanding any historical practice of doing so, except as may be required by law. In addition, historical, current, and forward-looking sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future.

Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document. We assume no liability for any third-party content contained on the referenced websites.

Proxy Summary

Who We Are

We are a leading U.S. financial services company that proudly serves consumers, small businesses, and middle market and large companies. We partner with our customers to help them achieve their financial goals and with our communities to make a positive impact.

Our Strategic Pillars

RISK AND CONTROL CULTURE	OPERATIONAL EXCELLENCE	CUSTOMER- CENTRIC CULTURE AND CONDUCT	TECHNOLOGY AND INNOVATION	FINANCIAL STRENGTH

Culture

Employee Expectations

EMBRACE CANDOR	DO WHAT’S RIGHT	BE GREAT AT EXECUTION	LEARN AND GROW	CHAMPION DIVERSITY, EQUITY & INCLUSION	BUILD HIGH PERFORMING TEAMS

We are committed to a culture that attracts and retains the best people who help us become a better, stronger company. Our culture is guided by a customer-centric focus informed by employee engagement and feedback and reinforced by clear employee expectations.

Risk and Culture. Our Board is responsible for holding senior management accountable for defining and maintaining a culture designed to effectively manage risk.

Employee Feedback. We leverage employee feedback to enhance the employee experience and drive improvements to our culture and processes.

Customer Focus. We believe that meeting the increasingly diverse needs of our global customer base is critical to our Company’s long-term growth and success.

i	2023 Proxy Statement

Proxy Summary

Focus on Risk and Control Foundation and Resolving Legacy Issues

Our top priority is to strengthen our company by building an appropriate risk and control infrastructure.

•	Our Board has ultimate responsibility for overseeing the Company’s risk management.

-	Each regularly scheduled meeting of the full Board includes a discussion of significant risk and regulatory matters with senior executives.

-	The Board also carries out its risk oversight responsibilities through its committees. Each Board committee is responsible for overseeing risks within its purview, and the Risk Committee has primary responsibility for overseeing all risks at the Company and the Company’s risk management framework.

•

We continue working to enhance our risk management programs, including our operational and compliance risk management. We have an integrated organization that includes centralized, business-aligned, and function-aligned control executives.

•	We continue to make progress on our efforts to resolve legacy regulatory issues:

-	In December 2022, we announced a broad-reaching settlement with the Consumer Financial Protection Bureau (“CFPB”) bringing closure to multiple matters, the majority of which have been outstanding for several years. The required actions related to many matters in the settlement are already substantially complete.

-	In December 2022, we also announced the termination of an August 20, 2016 consent order relating to student loan servicing.

-	In January 2022, we announced the termination of a June 2015 Office of the Comptroller of the Currency consent order regarding add-on products.

•

To reduce the risk in the mortgage business, we are reducing the size of our mortgage servicing portfolio and exiting our correspondent business, while continuing our goal to be the primary mortgage lender to our customers and minority homebuyers.

•

We include a risk accountability assessment as part of our employees’ performance review, and the CEO’s performance review of members of the Operating Committee (except the Chief Risk Officer (“CRO”) and Chief Auditor, for whom the risk review is conducted by the chairs of the Risk Committee and Audit Committee, respectively) is informed by a risk review conducted by the CRO, with input from risk leaders, and feedback from Internal Audit.

•	Our Office of Consumer Practices, an enterprise-wide, consumer-focused advisory group, is designed to help the consumer’s voice be heard in the decision-making across the consumer product lifecycle.

While we have achieved some milestones, we have more work to do, and we will continue to prioritize our risk and control work.

Wells Fargo & Company	ii

Proxy Summary

  Our Director Nominees

Steven D. Black	Mark A. Chancy	Celeste A. Clark	Theodore F. Craver, Jr.
Richard K. Davis	Wayne M. Hewett	CeCelia G. Morken	Our Board recommends that you vote FOR each of these director nominees for a one-year term
Maria R. Morris	Felicia F. Norwood	Richard B. Payne, Jr.
Ronald L. Sargent	Charles W. Scharf	Suzanne M. Vautrinot

iii	2023 Proxy Statement

Proxy Summary

Board Highlights

The Board remains focused on regular enhancement of its composition, Board succession planning, and governance practices to enable the Board to continue to oversee the Company and its business effectively.

92%	46%	50%
Director Nominees have Risk Management Experience	Director Nominees are Gender and/or Racially/ Ethnically Diverse	Board Committee Chairs are Gender and/or Racially/ Ethnically Diverse

4 years	38%	23%
Average Tenure of Independent Director Nominees	Director Nominees are Women	Director Nominees are Racially/Ethnically Diverse

Shareholder Engagement

Post-2022 Annual Shareholder Meeting

Following our 2022 annual shareholder meeting, we discussed various topics with our institutional investors and other stakeholders, including:

•  Board composition and board oversight, including oversight of risk and regulatory matters

•  Diversity, Equity and Inclusion (“DE&I”) strategy and initiatives, including the racial equity assessment currently underway

•  Environmental, Social and Governance (“ESG”) disclosures and practices, including sustainability and climate strategy

•  The Company’s financial performance

•  Human capital management and Company culture

•  Our business and strategy

•  Regulatory matters

•  Executive compensation program and enhanced proxy disclosures

Total Contacted 54% of total outstanding shares Total Engaged 49% of total outstanding shares

Wells Fargo & Company	iv

Proxy Summary

2022 Executive Compensation Program Overview

Our executive compensation program is designed to pay for performance, attract and retain talent, and promote effective risk management. We describe these objectives as our executive compensation principles, each of which is an essential component to drive strong, risk-managed performance. Our approach to variable compensation, the framework and goals that the Human Resources Committee (“HRC”) considered in its decision process, and our executive compensation policies and practices are unchanged from last year. The design of our 2023 executive compensation program remains the same, except that the HRC increased the absolute return on tangible common equity (“ROTCE”) requirement to earn awards at or above target.

Compensation Actions

2022 CEO Compensation Highlights:

•

Increased our CEO’s target total compensation to $27 million to better align with our peers, while allowing for year-to-year variability in actual CEO pay as determined by the performance-based nature of the program.

•

Exercised negative discretion to keep total compensation flat to last year for the CEO, at $24.5 million, and below what otherwise would have been earned, given the strength of our financial and non-financial performance and the CEO’s individual performance in 2022.

The Board (for the CEO) and HRC’s approach and decision criteria to determine total compensation for our CEO, and other named executive officers (“NEOs”), are detailed in the Compensation Discussion and Analysis section of this proxy statement.

Other Highlights

The Board and management engaged with our shareholders throughout the year, which provided shareholders the opportunity to provide direct feedback. In response to shareholder feedback, we enhanced our disclosure in three key areas: (1) CEO and NEO base salary levels; (2) peer group selection; and (3) HRC’s approach to compensation decisions.

Our executive compensation program is designed to align with our business, performance, risk, and talent needs and reinforce our pay-for-performance compensation philosophy. We adhere to widely recognized compensation best practices described throughout the Compensation Discussion and Analysis section of this proxy statement, and summarized below:

What We Do

•  Incentive compensation is variable and “at-risk” and equity compensation covers multi-year vesting periods

•  Focus on executive officer risk management and risk outcomes

•  Overall performance evaluated through a rigorous performance assessment framework

•  Engage independent compensation consultant

•  Strong and independent Board oversight through the Board’s HRC

•  Clawback and Forfeiture Policy provides for recoupment and forfeiture of compensation in appropriate circumstances

•  Stock Ownership Policy includes minimum ownership requirements

•  Year-round engagement with shareholders on executive compensation and governance issues

What We Do Not Do

•  No cash dividends on unearned restricted share rights (“RSRs”) and performance share awards (“PSAs”)

•  No pledging of Company securities by directors or executive officers under the Board’s Corporate Governance Guidelines

•  No executive employment agreements

•  No tax gross-ups for NEOs

•  No additional retirement benefits or additional years of credited service other than investment or interest credits provided under applicable pension plans since July 1, 2009

•  No repricing of stock options without shareholder approval

•  No hedging of Company securities by directors, executive officers, or other employees under our Code of Ethics and Business Conduct (“Code of Conduct”)

•  Limited perquisites for executive officers

v	2023 Proxy Statement

Leadership, Strategy, and Business

Leadership

Our Board continues its focus on overseeing management’s efforts to execute on our Company’s strategy and continue building an appropriate risk and control infrastructure. Our Board believes that the Company has a strong management team under the leadership of Charlie Scharf, with the experience and skills necessary for our success.

Charles W. Scharf

Chief Executive Officer

2023 Proxy Statement	1

Leadership, Strategy, and Business

Strategy

As part of our strategic plan, we continue our focus on strengthening our foundation based on the following strategic pillars.

Risk and Control Culture	• We are focused on strengthening our Company by continuing to build a risk and control infrastructure appropriate for a company of our size and complexity

Operational Excellence	• We have set clear priorities for our management team and our employees • We are focused on consistent and simplified management processes to enable effective and efficient execution

Customer-Centric Culture and Conduct	• We are guided by “doing what is right for our customers” at the center of everything we do • We are focused on actions, not words

Technology and Innovation

•  We are investing for the future by building technology and digital solutions that will power our businesses over the longer term

•  We are leveraging data to offer differentiated and tailored customer experiences and solutions

Financial Strength

•  Our results were significantly impacted by operating losses, but our underlying performance reflected the continued progress we are making to improve returns

•  The strength of our balance sheet continued to be evident throughout the year and our capital and liquidity levels remained well above regulatory minimums. The results of the Federal Reserve stress tests, and our internal stress tests, confirmed our strong capital position

As we look ahead, we are focused on progress based on our strategic pillars:

•	As our top priority, we expect to continue building and implementing a risk and control infrastructure appropriate for our size and complexity

•	We will leverage our significant competitive strengths, while utilizing technology and digital solutions, to provide a differentiated experience and value to our target client base

•	We will remain focused on our ultimate goal to transform our business model to one driven by technology platforms, and enhanced by physical distribution and interaction

•	We are simplifying the business by exiting activities that are non-core, and focusing our efforts on building our core, scaled businesses

Business

Wells Fargo & Company is a leading financial services company with approximately $1.9 trillion in assets, proudly serves one in three U.S. households and more than 10% of small businesses in the U.S., and is a leading middle-market banking provider in the U.S. We provide a diversified set of banking, investment, and mortgage products and services, as well as consumer and commercial finance, through our four reportable operating segments: Consumer Banking and Lending; Commercial Banking; Corporate and Investment Banking; and Wealth and Investment Management. Wells Fargo ranked No. 41 on Fortune’s 2022 rankings of America’s largest corporations. In the communities we serve, the Company focuses its social impact on building a sustainable, inclusive future for all by supporting housing affordability, small business growth, financial health, and a low-carbon economy.

Strengths of our business include:

•	Scale across all our core businesses

•	Breadth of product offering

•	Distribution and value of our customer relationships
•	Diversification by customer, product, and geography within the U.S.

•	Capacity to invest in technology, digital, marketing, and talent

•	Strong brand presence

2	Wells Fargo & Company

Our Investor Engagement Program

As part of our commitment to effective corporate governance practices and to help us better understand the views of our investors on key topics, we proactively reach out to, and engage with, our shareholders. The feedback we receive from investors and other stakeholders during these meetings helps inform the Company’s and the Board’s decision-making.

EXTENSIVE AND BOARD-LED ENGAGEMENT PROGRAM

•  Since our 2022 annual meeting, we engaged with institutional investors representing approximately 49% of outstanding shares

•  Our independent directors, including our Board Chair and the Chair of the HRC, participated in select engagements with key investors

YEAR-ROUND ENGAGEMENT PROCESS

•  We conduct proactive outreach and engage with institutional investors throughout the year

•  We also engage periodically with other investors and stakeholders

•  Investor Relations, in partnership with the Corporate Secretary’s Office, hosted monthly calls with shareholders and investor groups focusing specifically on ESG and DE&I topics

REPORTING AND EVALUATION OF INVESTOR FEEDBACK

•  Feedback from investor and other stakeholder engagement is summarized and shared with the relevant Committees and, as appropriate, the Board

•  Our Board conducts a comprehensive annual self-evaluation, which includes:

•  consideration of investor and other stakeholder feedback on various matters, including executive compensation, and

•  reviews of our governance practices using investor and other stakeholder feedback to identify areas for potential enhancement

KEY TOPICS DISCUSSED SINCE 2022 ANNUAL MEETING

•  Board composition and board oversight, including oversight of risk and regulatory matters

•  DE&I strategy and initiatives, including the ongoing racial equity assessment

•  ESG disclosures and practices, including sustainability and climate strategy

•  The Company’s financial performance

•  Human capital management and Company culture

•  Our business and strategy

•  Regulatory matters

•  Executive compensation program and disclosures

2023 Proxy Statement	3

Oversight of Sustainability, Social, and DE&I

As a leading financial services company, we believe we have a role to play in addressing social, economic, and environmental sustainability. We have a governance structure that allows for robust Board oversight and senior management leadership over environmental sustainability, social, and DE&I strategies. The Board carries out its sustainability, social, and DE&I oversight responsibilities directly and through the work of its standing Committees.

Members of our senior leadership team have specific areas of oversight related to sustainability, social, and DE&I matters:

Head of Diverse Segments, Representation, and Inclusion Reports to the CEO and is responsible for advancing DE&I efforts in the marketplace and the workplace	Chief Sustainability Officer Leads progress towards our enterprise sustainability and climate goals, drives ESG-related engagement and reporting, and manages the Institute for Sustainable Finance	Head of Philanthropy and Community Impact Responsible for leading community engagement and enterprise philanthropy, including the Wells Fargo Foundation

2022-2023 Sustainability, Social, and DE&I Highlights:

•	Published our inaugural Diversity, Equity, and Inclusion Report (available on the Corporate Responsibility Goals and Reporting page on our website)

•

Announced strategic plans to create a more focused Home Lending business aimed at serving bank customers, as well as individuals and families in minority communities, including investing an additional $100 million to advance racial equity in homeownership[1]

•	Issued a second sustainability bond, raising $2 billion to support housing affordability, economic opportunity, and renewable energy

•	Commissioned an external, third-party racial equity assessment, which is currently underway

•	Published the Wells Fargo CO2eMission, a climate alignment and target-setting methodology for our financing portfolios, and set interim financed emissions targets for the Oil & Gas and Power sectors

•

Published our first sustainable finance progress report to track our efforts against our earlier commitment to deploy $500 billion toward sustainable finance initiatives between 2021 and 2030 (available on the Corporate Responsibility Goals and Reporting page of our website at https://www08.wellsfargomedia.com/assets/pdf/about/corporate-responsibility/sustainable-finance-progress.pdf)

For more information on our Sustainability, Social, and DE&I practices, please see our disclosures available on the Corporate Responsibility Goals and Reporting page of our website.

1	These strategic plans replace the 2016 and 2017 minority homeownership lending commitments referenced in the Diversity, Equity, and Inclusion Report.

4	Wells Fargo & Company

Corporate Governance

Our Board of Directors

Item 1

Election of Directors for a Term of One Year

Director Nominees for Election

The Board’s current composition is the result of a thoughtful process informed by the Board’s own self-evaluation of its composition and effectiveness and feedback received from shareholders and other stakeholders. Our Board has set the number of directors to be elected at the annual meeting at 13. Our Board believes that the nominees bring the right mix of professional experiences, capabilities, and diverse perspectives to provide effective oversight and governance of our Company’s strategy and risk management – especially as relates to our top priority to build an appropriate risk and control infrastructure – and management’s execution of its responsibilities. All nominees are currently directors of the Company and were elected by our shareholders at the 2022 annual shareholder meeting.

Our Board has adopted a retirement age policy pursuant to which individuals will not be nominated for election for a term that would begin after the individual’s 72nd birthday. However, the Board may approve the nomination of such individual if, due to special or unique circumstances, the Board determines that it is in the best interests of our Company and shareholders for the individual to be nominated for election. Nominee Richard B. Payne, Jr. will be 75 at the time of nomination for re-election to the Board. In light of Mr. Payne’s skills and experience, and based on the recommendation of the Governance & Nominating Committee (“GNC”), the Board determined to nominate Mr. Payne for election to the Board at the 2023 annual shareholder meeting. In determining to do so, the Board considered, among other things, the relatively short tenure of Mr. Payne and the short average tenure of all directors, as well as Mr. Payne’s contributions to the Board. In particular, the Board found that Mr. Payne – with his approximately 40 years of corporate and commercial banking experience at financial institutions:

•  exhibits extensive knowledge of the risk and regulatory environment for institutions like ours, including knowledge that qualifies him as a risk expert under the Federal Reserve’s enhanced prudential standards for U.S. bank holding companies;

•  demonstrates valuable expertise in risk management and credit in connection with his service on the Risk Committee;

•  provides astute leadership in his role as the Chair of the Credit Subcommittee; and

•  contributes to the Board by serving as a strong independent steward of the interests of shareholders.

The Board is also focused on director independence, which is important for the Board to effectively review and challenge management, and on Board refreshment and continuity during a time of transformation.

Our Board has determined that each nominee for election as a director at the annual meeting is an independent director, except for Charles W. Scharf, as discussed under the Director Independence section of this proxy statement. Directors are elected to hold office until our next annual shareholder meeting and until their successors are elected and qualified. All nominees have told us that they are willing to serve as directors. If any nominee is no longer a candidate for director at the annual shareholder meeting, the proxy holders will vote for the rest of the nominees and may vote for a substitute nominee designated by the Board, or our Board may reduce its size. In addition, as described under the Director Election Standard and Nomination Process section of this proxy statement, each director nominee has tendered his or her resignation as a director in accordance with our Corporate Governance Guidelines to be effective only if he or she fails to receive the required vote for election to our Board and our Board accepts the resignation.

Our Board recommends that you vote FOR the election of each of the director nominees below for a one-year term

2023 Proxy Statement	5

Corporate Governance

Age 70

Director Since

April 2020

Independent

Board Positions

Board Chair

Finance Committee (Chair)

Human Resources Committee

Other Current Public

Company Directorships

Nasdaq, Inc. (global technology company) (management compensation committee chair; nominating & ESG committee)

Prior Public Company

Directorships

The Bank of New York Mellon Corporation

Steven D. Black Former Co-CEO, Bregal Investments, Inc., an international private equity firm (September 2012 – December 2021)
Skills • Financial Services • Risk Management • Regulatory • Strategic Planning, Business Development & Operations	• Human Capital Management • Corporate Governance • International

Mr. Black has extensive international strategic planning and business operations experience with financial institutions, such as JPMorgan, Citigroup, and Bank of New York Mellon. He acquired this experience during his 45-year career in the investment banking and private equity industries. While at these institutions, he held senior executive leadership positions, and in connection with his leadership roles at these institutions, he also gained deep insights into regulatory matters and developed critical experience in human capital management issues. Mr. Black’s executive leadership roles with large global financial services companies and his service as a board member of Nasdaq, Inc., and as a former board member of The Bank of New York Mellon Corporation, also provide him with corporate governance experience in the financial services industry that is relevant to our Company.

Mr. Black has more than 40 years of significant risk management experience with financial institutions, particularly in the areas of wholesale/institutional banking and wealth management – segments that are key to our business. His prior experience and leadership handling risk management, including cybersecurity, at these financial institutions, as well as his other public company board service, provides him with the ability to effectively lead the Board in overseeing the risks our Company faces.

Prior Experience

•  Vice Chair, JPMorgan, a global financial services company (2010 – 2011)

•  Executive Chair, JPMorgan’s investment bank (2009 – 2010)

•  Co-CEO, JPMorgan’s investment bank (2004 – 2009)

•  Deputy Co-CEO, JPMorgan’s investment bank (2003 – 2004)

•  Head of JPMorgan investment bank’s Global Equities business (2000 – 2003)

•  Various leadership roles, Citigroup, a global financial services company, and its predecessor firms (pre-2000)

6	Wells Fargo & Company

Corporate Governance

Age 58

Director Since

August 2020

Independent

Board Positions

Audit Committee

Finance Committee

Other Current Public Company Directorships

EVO Payments, Inc. (payment technology & services provider) (audit committee; investment & financing committee)

Mark A. Chancy Former Vice Chair & Co-COO, SunTrust Banks, Inc., a bank holding company (April 2017 – December 2019; and February 2018 – December 2019, respectively)
Skills • Financial Services • Risk Management • Regulatory • Strategic Planning, Business Development & Operations	• Consumer, Marketing, Digital • Accounting, Financial Reporting

Mr. Chancy brings extensive strategic, regulatory, and operational expertise to our Board from his executive leadership experience in the financial services industry. At SunTrust Banks, Inc., he held a broad range of leadership roles spanning critical aspects of its business in areas relevant to our Company, including wholesale banking, consumer and commercial banking (including mortgage and consumer lending and wealth management), corporate and investment banking, and financial management. These roles also provide him with experience in human capital management. Mr. Chancy’s prior service as a CFO and an audit committee member of EVO Payments, Inc. provides him with extensive accounting and financial reporting experience relevant to our Company. Mr. Chancy also brings consumer and marketing experience relevant to our Company from his service as vice chairman and consumer segment executive of SunTrust, where he was responsible for SunTrust’s marketing and data and analytics functions.

Mr. Chancy has more than 30 years of significant risk management experience relevant to our Company, gained from his tenure in various executive positions with a U.S. bank holding company. He also uses his board member experiences to inform his oversight responsibilities. He draws upon this deep experience in connection with his service as a member of our Board and the committees on which he serves. He qualifies as a “risk expert” under federal banking regulations.

Prior Experience

•  Consumer Segment Executive, SunTrust (2017 – 2019)

•  Corporate EVP and Wholesale Banking Executive, SunTrust (2011 – 2017)

•  CFO, SunTrust (2004 – 2011)

•  Treasurer, SunTrust (2001 – 2004)

•  CFO, The Robinson-Humphrey Company, Inc. (acquired by SunTrust, 2001)

2023 Proxy Statement	7

Corporate Governance

Age 69

Director Since January 2018

Independent

Board Positions

Corporate Responsibility Committee (Chair)

Governance & Nominating Committee

Other Current Public Company Directorships

Darling Ingredients, Inc. (organic ingredients company)
(ESG committee)

Prestige Consumer Healthcare Inc. (healthcare products company)(compensation & talent management committee; nominating & corporate governance committee chair)

The Hain Celestial Group, Inc. (natural products company) (compensation committee; corporate governance & nominating committee)

Prior Public Company Directorships

AdvancePierre Foods Holdings, Inc.

Mead Johnson Nutrition Company

Omega Protein Corporation

Other Leadership Service

Trustee, W.K. Kellogg Foundation

Celeste A. Clark, Ph.D. Principal, Abraham Clark Consulting, LLC, a health & regulatory policy consulting firm (since November 2011)
Skills • Regulatory • Strategic Planning, Business Development & Operations • Consumer, Marketing, Digital • Corporate Governance	• Environmental & Social Responsibility • Government, Public Policy • International

As a principal of Abraham Clark Consulting, Dr. Clark focuses on regulatory affairs and leadership development, among other things. As a former member of the global executive management team at Kellogg Company, Dr. Clark has extensive international, strategic, operational, and consumer retail experience as well, having led the development and implementation of health, nutrition, and regulatory science initiatives across 180 global markets. During her tenure as a trustee of the W.K. Kellogg Foundation, one of the largest philanthropic foundations in the U.S., and as President of the Kellogg Company corporate citizenship fund and 25-year Employees’ Fund, Dr. Clark has developed a deep understanding regarding social responsibility matters. She also has significant experience in public policy and environmental and social responsibility in connection with her time as an executive in charge of global public policy, external relations, and sustainability at Kellogg. Additionally, Dr. Clark contributes corporate governance experience to our Board, garnered from her service on several public company boards, including past and present membership on the governance committees of these boards.

Drawing on her expertise as an executive at a global food manufacturing company with an extensive operational footprint and as a consultant, Dr. Clark has a strong understanding of the fundamentals of risk oversight – particularly as related to public policy and ESG, areas important to our business. In addition, Dr. Clark has extensive experience overseeing a wide range of risk management programs as a result of her current and past service on public company boards, including our Board, across a variety of industries. She brings this diversity of experience to her service on our Board and the committees on which she serves.

Prior Experience

•  SVP, Global Public Policy and External Relations at Kellogg Company, a global food manufacturing company (2010 – 2011)

•  Chief Sustainability Officer, Kellogg Company (2008 – 2011)

•  Various leadership roles, Kellogg Company (pre-2008)

8	Wells Fargo & Company

Corporate Governance

Age 71

Director Since January 2018

Independent

Board Positions

Audit Committee (Chair)

Finance Committee

Governance & Nominating Committee

Other Current Public Company Directorships

Duke Energy Corporation (energy company)(corporate governance committee chair; compensation and people development committee); Independent Lead Director

Prior Public Company Directorships

Edison International

Health Net, Inc.

Other Leadership Service

Member, advisory board, Center on Cyber and Technology Innovation

Former Member, Economic Advisory Council, Federal Reserve Bank of San Francisco

Theodore F. Craver, Jr. Former Chair, President & CEO, Edison International, an electric utility holding company (April 2008 – May 2016)
Skills • Financial Services • Risk Management • Regulatory • Strategic Planning, Business Development & Operations • Information Security, Cybersecurity, Technology	• Accounting, Financial Reporting • Human Capital Management • Corporate Governance • Environmental & Social Responsibility

Mr. Craver has acquired extensive human capital management, regulatory, strategic, and operational experience in highly regulated industries from his service in senior management positions at Edison International and First Interstate Bancorp, a predecessor company of Wells Fargo. Mr. Craver’s service as the CFO and treasurer at various points in his career and as audit committee chair of Duke Energy Corporation provide him with extensive accounting and financial reporting experience. Mr. Craver brings financial services industry knowledge and insights to our Board, gained from his 23 years of experience in the banking industry. Additionally, he has corporate governance experience as a result of his other public company board service, and a strong understanding of environmental and social responsibility matters in connection with his prior work, other leadership, and board experiences.

Mr. Craver has extensive risk management experience in heavily regulated industries from his many years in key leadership positions at Edison International and First Interstate Bancorp, as well as from his board leadership at various companies. Mr. Craver also brings to our Board a deep understanding of cybersecurity oversight, stemming from his board and executive experience and his service as an advisory board member of the Center on Cyber and Technology Innovation. Mr. Craver has earned a CERT Certificate in Cybersecurity Oversight from the National Association of Corporate Directors. These experiences inform his work on our Board and the committees on which he is a member.

Prior Experience

•  Chairman and CEO, Edison Mission Energy, a subsidiary of Edison International (2005 – 2008)

•  Various leadership roles, Edison International (1996 – 2005)

•  Various leadership roles, First Interstate Bancorp, a predecessor company of Wells Fargo (pre-1996)

2023 Proxy Statement	9

Corporate Governance

Age 65

Director Since

April 2022

Independent

Board Positions

Risk Committee

Credit Subcommittee

Other Current Public Company Directorships

Mastercard Incorporated (global payments technology company) (human resources & compensation committee chair)

Dow Inc. (and its predecessor entities) (global materials science company)(audit committee chair, corporate governance committee); Lead Director

Prior Public Company Directorships

Xcel Energy; Lead Director

Other Leadership Service

Former Representative, Ninth District, Federal Reserve; President, Financial Advisory Committee

Former Chair, Financial Services Roundtable

Former Chair, Consumer Bankers Association

Former Chair, The Clearing House

Richard K. Davis Former President and CEO, Make-A-Wish America, a nonprofit organization (January 2019 – November 2022)
Skills • Financial Services • Risk Management • Regulatory • Strategic Planning, Business Development & Operations • Accounting, Financial Reporting	• Human Capital Management • Corporate Governance • Environmental & Social Responsibility • International

As the former Executive Chair and CEO of U.S. Bancorp, Mr. Davis provides insights regarding regulatory matters in the industry in which we operate. He has extensive experience and knowledge in human capital management and international strategic planning and business operations, including related to our consumer banking, wholesale/institutional, and wealth management businesses. With both current and prior experience as an executive and member of public companies’ audit, finance, and governance committees, Mr. Davis has strong experience with accounting and financial reporting, as well as corporate governance, and environmental and social responsibility matters relevant to the Company and our businesses. Mr. Davis’s prior service as a representative for the Ninth District of the Federal Reserve, Chair of the Financial Services Roundtable, Chair of the Consumer Bankers Association, and Chair of The Clearing House also evidences his expertise in, and understanding of, financial services matters.

Mr. Davis has more than 40 years of risk management experience in financial services, including managing risk at a U.S. bank holding company. He also sits on other boards with complex risk management profiles, including with respect to cybersecurity. His prior experience and leadership handling risk management at these financial institutions, as well as his other Board service, provide him with the ability to oversee our Company in his service on our Board and the committees of which is he a member. He qualifies as a “risk expert” under federal banking regulations.

Prior Experience

•  Executive Chair, U.S. Bancorp, a U.S. bank holding company (2007 – 2018)

•  CEO, U.S. Bancorp (2006 – 2017)

•  Various leadership roles, U.S. Bancorp and its predecessor firms (1993 – 2005)

10	Wells Fargo & Company

Corporate Governance

Age 58

Director Since January 2019

Independent

Board Positions

Governance & Nominating Committee (Chair)

Corporate Responsibility Committee

Human Resources Committee

Risk Committee

Other Current Public Company Directorships

The Home Depot, Inc. (home improvement retailer)(audit committee; leadership development & compensation committee)

United Parcel Service, Inc. (global shipping & receiving and supply chain management company)(audit committee)

Other Leadership Service

Board Chair, Cambrex Corporation

Wayne M. Hewett Senior Advisor, Permira, a global private equity firm (since March 2018)
Skills • Risk Management • Strategic Planning, Business Development & Operations • Human Capital Management	• Corporate Governance • International

As a senior advisor for a global private equity firm and a former senior executive at several companies, including General Electric Company, Mr. Hewett has extensive strategic and operational experience. Having served as CEO of two companies based in Europe and the Asia Pacific region and as an executive with oversight of international businesses at General Electric Company, Mr. Hewett brings a global perspective to oversight of the Company’s businesses. Mr. Hewett was closely involved in strategic planning and business operations during his career at General Electric Company and his roles leading technologically sophisticated businesses, including at Klöckner Pentaplast Group; Platform Specialty Products Corporation; and Arysta LifeScience Corporation. He also has deep expertise in human capital management as a result of his prior leadership experience at these companies. As a current director and committee member of The Home Depot, Inc. and United Parcel Service, Inc., as well as a former board member of other public company boards, Mr. Hewett has insight into corporate governance, financial, and strategic matters relevant to the Company and its businesses.

Mr. Hewett’s prior work in senior executive roles at highly specialized manufacturing and production companies provides him with deep and diverse insights about risk management, which are highly informative as the Board carries out its risk oversight responsibilities. His experience as a director at companies with complex risk management profiles, including cybersecurity risks, also informs his service on our Board and the committees on which he sits.

Prior Experience

•  CEO, Klöckner Pentaplast Group, a global plastics manufacturer (2015 – 2017)

•  President, Platform Specialty Products Corporation, a global producer of high technology specialty chemical products and technical services (2015)

•  President and CEO, Arysta LifeScience Corporation, crop protection and life sciences company (2010 – 2015) (purchased by Platform in 2015)

•  Senior Consultant, GenNx360, a private equity firm (2009)

•  Various leadership roles, General Electric Company and related entities (pre-2007)

2023 Proxy Statement	11

Corporate Governance

Age 65

Director Since

April 2022

Independent

Board Positions

Audit Committee

Corporate Responsibility Committee

Other Current Public Company Directorships

Alteryx, Inc. (data science & analytics software company) (audit committee)

Genpact Ltd (global professional services firm)(audit committee; compensation committee)

CeCelia “CeCe” G. Morken Former CEO, Headspace, an online wellness company (January 2021 – January 2022)
Skills • Financial Services • Risk Management • Strategic Planning, Business Development & Operations • Consumer, Marketing, Digital • Information Security, Cybersecurity, Technology	• Accounting, Financial Reporting • Human Capital Management • Environmental & Social Responsibility • Government, Public Policy

Ms. Morken brings significant digital, technology, consumer, and marketing experience in the financial services industry to the Board as a result of her 13-year career at Intuit, which included senior leadership positions with the business providing digital banking solutions to banks and credit unions, and responsibility for corporate and end-user marketing and strategy development, as well as her former role as CEO of Headspace, which provided digital mental wellness services to more than 70 million users across 190 countries. This work also provided her with a deep grasp of human capital management issues and public policy matters facing companies, as well as an understanding of environmental and social responsibility matters. Her experience leading companies or business divisions in periods of transition, including two companies during the acquisition process, also provides strategic and operational insights. As a current director on boards of a software company and professional services firm and as a member of three public company audit committees, Ms. Morken provides insight into accounting and financial reporting and strategic matters relevant to the Company and its businesses.

As a result of her executive leadership at Intuit, Ms. Morken has a deep understanding of the risk management issues at the intersection of technology and financial services, an area of importance to the Company. She also has relevant risk management experience in digital technologies and complex data science and analytics because of her prior executive and current director experiences. Ms. Morken recently earned a CERT certificate in Cybersecurity Oversight from the National Association of Corporate Directors. These experiences help shape her service on our Board and the committees on which she serves.

Prior Experience

•  President and Chief Operating Officer of Headspace (April 2020 – January 2021)

•  EVP and General Manager of Strategic Partnerships, Intuit Inc., a software company (2017 – 2020)

•  EVP and General Manager of the ProConnect Group, Intuit Inc. (2013 – 2017)

•  Various senior roles, Intuit Inc. (2007 – 2013)

•  Various senior positions, Digital Insight Corporation (2002 – 2007)(acquired by Intuit, 2007)

•  Various senior positions, WebTone Technologies, Inc. (2000 – 2002)

12	Wells Fargo & Company

Corporate Governance

Age 60

Director Since January 2018

Independent

Board Positions

Risk Committee (Chair)

Human Resources Committee

Other Current Public Company Directorships

S&P Global Inc. (global financial information & analytics company)(audit committee chair; executive committee; finance committee)

Maria R. Morris Former EVP & Head, Global Employee Benefits business, MetLife, a global financial services company (November 2011 – July 2017)
Skills • Financial Services • Risk Management • Regulatory • Strategic Planning, Business Development & Operations • Consumer, Marketing, Digital	• Information Security, Cybersecurity, Technology • Human Capital Management • International

Ms. Morris brings extensive strategic and operational experience to our Board as a result of her three decades of service at MetLife, a financial services company. During her MetLife career, she gained strategic and operational expertise leading and growing MetLife’s Global Employee Benefits business across the globe via local solutions, partnerships with global companies, and distribution relationships with financial institutions. Her executive leadership as head of this business, as well as interim head of the U.S. business, which together had business in more than 40 countries, provided her with international experience. Her service as MetLife’s Head of Global Technology and Operations and Chief Marketing Officer provides her with valuable insights into technology, operations, and marketing relevant to our industry and our businesses. Her operations and integration experience, including oversight of the successful integration of MetLife’s acquisition of American Life Insurance Company, provides her with a unique human capital management perspective. Her service as a director on the board of S&P Global, a global financial information and analytics company, also provides her with additional experience on risk, regulatory, and other matters of importance to our Company.

For more than 30 years, Ms. Morris held leadership positions at MetLife, a large, complex financial institution, identifying, assessing, and managing risk exposures. This work experience informs her service on our Board and the committees of which she is a member. Her service as director and chair of the audit committee of S&P Global Inc. also provides her with additional financial and risk management experience in the financial services industry, including oversight of cybersecurity issues. She qualifies as a “risk expert” under federal banking regulations.

Prior Experience

•  Interim head of the U.S. Business, MetLife (2016 – 2017)

•  Interim Chief Marketing Officer, MetLife (2014 – 2015)

•  Head of Global Technology and Operations, MetLife (2008 – 2011)

2023 Proxy Statement	13

Corporate Governance

Age 63 Director Since April 2022 Independent Board Positions Risk Committee Prior Public Company Directorships Hill-Rom Holdings, Inc.	Felicia F. Norwood EVP and President, Government Business Division, Elevance Health, Inc., a health company (since June 2018)
	Skills • Risk Management • Regulatory • Strategic Planning, Business Development & Operations • Consumer, Marketing, Digital	• Human Capital Management • Environmental & Social Responsibility • Government, Public Policy

Ms. Norwood’s extensive regulatory experience in the government and healthcare industries in both the public and private sectors provides the Board with a unique perspective across multiple dimensions, including healthcare providers, payers, consumers, and regulators. As EVP and President for the Government Business Division of Elevance, Ms. Norwood is responsible for the strategic direction and operations related to Elevance’s Medicaid, Medicare, and Federal Government Solutions businesses. Additionally, she has gained significant human capital management experience related to her executive roles. As a result of this experience, combined with her more than 19 years of experience at Aetna, Inc., Ms. Norwood brings to the Board strategic and operational experience, as well as consumer-facing experience in a highly regulated industry. As the former senior policy advisor to the Illinois Governor for Health and Human Services, and a former director for the Illinois Department of Healthcare and Family Services, she also brings a well-rounded public policy perspective informed both by industry and government experience. As an executive in healthcare, she also brings insights regarding the connection between environmental and social responsibility, especially as it relates to community affairs.

At Elevance, Ms. Norwood operates within the risk management framework of a highly regulated company. She understands the fundamentals of risk oversight – particularly as related to public policy issues facing a large, consumer-focused business. In addition, Ms. Norwood has extensive experience identifying, assessing, and managing risk exposure in a highly regulated business environment. This business experience complements her government work in health and human services. As a result, she brings to our Board a valuable risk management perspective that considers regulatory and private sector viewpoints. Her perspective is valuable in her role as a member of our Board and the committee on which she sits.

Prior Experience

•  Director, Illinois Department of Healthcare and Family Services (2015 – 2018)

•  Various senior roles, Aetna, Inc. (1994 – 2013)

14	Wells Fargo & Company

Corporate Governance

Age 75

Director Since

October 2019

Independent

Board Positions

Risk Committee

Credit Subcommittee (Chair)

Other Leadership Service

Former Board Member, Securities Industry and Financial Markets Association

Former Member, Financial Services Roundtable

Former Board Member, U.S. Bank Foundation

Former Member, U.S. Bancorp’s “Proud to Serve” Veterans Network

Richard B. Payne, Jr. Former Vice Chair, Wholesale Banking, U.S. Bancorp, a U.S. bank holding company (November 2010 – April 2016)
Skills • Financial Services • Risk Management • Regulatory • Strategic Planning, Business Development & Operations	• Environmental & Social Responsibility • Government, Public Policy

Mr. Payne brings extensive regulatory, strategic, and operational experience in the financial services industry to our Board from his wide-ranging leadership experience during his approximately 40-year career with U.S. Bancorp, Morgan Stanley, and predecessor banks of The PNC Financial Services Group, Inc., Wells Fargo & Company, Bank of America Corporation, and JPMorgan. As Vice Chair, Wholesale Banking of U.S. Bancorp, Mr. Payne had responsibility throughout the United States for U.S. Bank’s national corporate banking, commercial banking, capital markets, commercial real estate, financial institutions, equipment finance, global treasury management, government and nonprofit banking, leveraged lending, specialty finance, and high-grade fixed income businesses. His experience at these institutions provides him with an important perspective on wholesale/institutional banking and public policy matters in the financial services industry. Mr. Payne has deep experience in social responsibility, particularly related to community affairs, including through his service as a past board member of each of the U.S. Bank Foundation, and U.S. Bancorp’s “Proud to Serve” Veterans network, and as a military veteran.

Mr. Payne brings to our Board extensive risk management expertise gained from his four decades of leadership roles at institutions like ours within the financial services industry – including Morgan Stanley and predecessor banks of Bank of America and JPMorgan. Mr. Payne has particular risk expertise in credit and wholesale banking, which is important to our business and directly relevant to his service on our Board and its committees. Mr. Payne also qualifies as a “risk expert” under federal banking regulations.

Prior Experience

•  Vice Chair, Corporate Banking, U.S. Bancorp (2006 – 2010)

•  Head of Capital Markets, National City Corporation (2001 – 2006)

•  Managing Director, First Union Corporation (1999 – 2001)

•  Various roles of increasing responsibility, Bank of America and its predecessor firms (1991 – 1999)

•  Various roles, Morgan Stanley and JPMorgan and its predecessor firms (pre-1991)

•  U.S. Navy, retired

2023 Proxy Statement	15

Corporate Governance

Age 67

Director Since

February 2017

Independent

Board Positions

Human Resources Committee (Chair)

Audit Committee

Governance & Nominating Committee

Other Current Public Company Directorships

Five Below, Inc. (specialty discount retailer)(compensation committee; nominating & governance committee)

The Kroger Co. (supermarket & multi-department store retailer)(audit committee; corporate governance committee chair; public responsibilities committee); Lead Director

Prior Public Company Directorships

Board Chair Staples, Inc.

Home Depot, Inc.

Mattel, Inc.

Ronald L. Sargent Former CEO and Chair, Staples, Inc., a workplace products retailer (February 2002 – June 2016; March 2005 – January 2017, respectively)
Skills • Risk Management • Strategic Planning, Business Development & Operations • Consumer, Marketing, Digital • Accounting, Financial Reporting	• Human Capital Management • Corporate Governance • Environmental & Social Responsibility • International

As the former chairman and CEO of Staples, Inc., Mr. Sargent brings international strategic and operational business experience. Mr. Sargent has more than 35 years of retail experience, giving him deep insights into consumer, marketing, and digital issues, especially related to the transition toward more online and digital customer experiences. With respect to human capital management, Mr. Sargent’s experience related to the management of a large global workforce serving customers globally through a variety of channels is beneficial to our Company in light of our large workforce and diversified business model. Mr. Sargent brings to our Board accounting and financial reporting experience as a result of his executive leadership roles at Staples, including as CEO, and his service as a director on public company audit committees. He has also accumulated a wide range of corporate governance experience in connection with his service on public company boards, including as Lead Director of the Board of The Kroger Co. Because of his executive career and board service for consumer-facing retailers with extensive supply chains, Mr. Sargent has experience overseeing environmental and social responsibility issues as well.

With more than three decades of executive retail experience, as well as his experiences on other boards, Mr. Sargent provides the Board with a different perspective on risk management and risk management oversight, especially with respect to e-commerce and consumer insights, areas of growing relevance to our business. Mr. Sargent’s diverse risk management expertise is useful in his role as a member of our Board and the committees of which he is a member.

Prior Experience • Head of North American operations, Staples, Inc. (1997 – 2002) • Various leadership roles, Staples, Inc. (1989 – 1997) • Various leadership roles, The Kroger Co. (pre-1989)

16	Wells Fargo & Company

Corporate Governance

Age 58

Director Since

October 2019

Other Current Public Company Directorships

Microsoft Corporation (global technology company)(compen-sation committee; governance & nominating committee)

Prior Public Company Directorships

Board Chair, The Bank of New York Mellon Corporation

Visa, Inc.

Charles W. Scharf CEO and President, Wells Fargo, a U.S. financial services company (since October 2019)
Skills • Financial Services • Risk Management • Regulatory • Strategic Planning, Business Development & Operations • Consumer, Marketing, Digital	• Accounting, Financial Reporting • Human Capital Management • Corporate Governance • Environmental & Social Responsibility • International

During his 33-year career, Mr. Scharf has gained extensive international financial services experience and provides important perspective regarding the regulatory issues facing financial services companies and our Company. Mr. Scharf has experience in strategic planning and business operations in the financial services industry from his tenure as CEO of Visa Inc. and The Bank of New York Mellon, where he focused on technology-driven digital transformation. His career as a top executive has also given him deep human capital management experience. He gained accounting and financial reporting experience relevant to our Company through his service as the CFO of financial institutions. His board service at Microsoft enables him to understand the challenges related to technology companies, many of which are challenges our business faces. His work as an executive and as a board member have allowed him to gain more experience in the areas of corporate governance and environmental and social responsibility.

With more than 30 years in leadership roles in the banking and payments industries, Mr. Scharf has deep experience in strengthening operational risk and compliance. His prior senior executive experience at financial institutions such as ours provides him with extensive risk management experience in the financial services industry, including with respect to driving digital innovation in highly regulated spaces. His board experience gives him additional insights regarding risk management issues facing technology companies. He qualifies as a “risk expert” under federal banking regulations.

Prior Experience

•  Chair and CEO, The Bank of New York Mellon Corporation, a corporate investment banking company (CEO, 2017 – 2019; Chair, 2018 – 2019)

•  CEO, Visa Inc. (2012 – 2016)

•  Managing Director, One Equity Partners, private investment arm of JPMorgan (2011 – 2012)

•  CEO, Retail Financial Services, JPMorgan (2004 – 2011)

•  CEO, Retail Division, Bank One Corporation (2002 – 2004)

•  CFO, Bank One Corporation (2000 – 2002)

•  CFO, Global Corporate & Investment Bank division, Citigroup, Inc. (1999 – 2000)

2023 Proxy Statement	17

Corporate Governance

Age 63

Director Since

February 2015

Independent

Board Positions

Corporate Responsibility Committee

Risk Committee

Other Current Public Company Directorships

CSX Corporation (rail transportation company)(audit committee; governance committee)

Ecolab Inc. (water, hygiene & infection prevention solutions & services)(audit committee; safety, health & environment committee chair)

Parsons Corporation (digitally enabled solutions provider focused on security, defense, infrastructure)(audit committee; corporate governance & responsibility committee chair)

Prior Public Company Directorships

NortonLifeLock Inc.

Suzanne M. Vautrinot President, Kilovolt Consulting, Inc., a cybersecurity strategy and technology consulting firm (since October 2013)
Skills • Risk Management • Strategic Planning, Business Development & Operations • Information Security, Cybersecurity, Technology	• Human Capital Management • Environmental & Social Responsibility • Government, Public Policy • International

Ms. Vautrinot brings international operational, strategic, and innovative technology skills to our Board as a result of her leadership roles in the military. When she retired as a Major General and Commander, 24th Air Force, she was overseeing a multibillion-dollar cyber enterprise responsible for operating, maintaining, and defending the Air Force portion of the Department of Defense global network. As Commander, 24th Air Force, she led a workforce unit of approximately 14,000 military, civilian, and contractor personnel, which, along with her other leadership roles and assignments in the U.S. Air Force, provides her with significant human capital management experience and planning and policy, strategic security, and workforce development expertise. As a result of certain military assignments, she also has experience in government and public policy. Because of her service on other boards, Ms. Vautrinot also has gained experience in environmental and social responsibility. Additionally, Ms. Vautrinot is a member of the National Academy of Engineering, whose mission is to advance the wealth and prosperity of the nation through engineering and technology.

Ms. Vautrinot retired from the U.S. Air Force as a Major General following a 31-year career where she influenced the development and application of critical cybersecurity technology, including two years as Commander of the U.S. Air Force Cyber Command. As such, she brings deep risk management expertise, especially as relates to cybersecurity, which is a top priority for our business. Additionally, during her career, she was deeply engaged in enterprise risk planning and crisis management, which are critically important to our Company as well. She uses her extensive experience in her role as a member of our Board and the committees on which she serves.

Prior Experience

•  Major General and Commander, U.S. Air Force, Air Forces Cyber and Air Force Network Operations (2011 – 2013)

•  Special Assistant to the Vice Chief of Staff, U.S. Air Force (2010 – 2011)

•  Director of Plans and Policy, U.S. Cyber Command (2010)

•  Deputy Commander, Network Warfare, U.S. Strategic Command (2008 – 2010)

•  Commander, Air Force Recruiting Service (2006 – 2008)

•  Numerous medals and commendations, including the Defense Superior Service Medal and Distinguished Service Medal

18	Wells Fargo & Company

Corporate Governance

Director Independence

Our Corporate Governance Guidelines provide that a significant majority of the directors on our Board, and all members of the Audit Committee, GNC, HRC, and Risk Committee, must be independent under applicable independence standards. Each year, our Board affirmatively determines the independence of each director and each nominee for election as a director. Under New York Stock Exchange (NYSE) rules, in order for a director to be considered independent, our Board must determine that the director has no material relationship with our Company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with our Company). To assist our Board in making its independence determinations, our Board adopted the Director Independence Standards appended to our Corporate Governance Guidelines. These Director Independence Standards consist of the NYSE’s “bright line” standards of independence, as well as additional standards, known as categorical standards of independence, adopted by our Board. The Director Independence Standards are available on our website at: https://www.wellsfargo.com/about/corporate/governance.

Based on the Director Independence Standards, our Board considered information in early 2023 regarding banking and financial services, commercial, charitable, familial, and other relationships between each director and director nominee, his or her respective immediate family members, and/or certain entities affiliated with such directors, director nominees, and immediate family members, on the one hand, and our Company, on the other, to determine the director’s or director nominee’s independence. After reviewing the information presented to it and considering the recommendation of the GNC, our Board determined that, except for Charles W. Scharf, who is a Wells Fargo employee, all other current directors and director nominees are independent under the Director Independence Standards: Steven D. Black, Mark A. Chancy, Celeste A. Clark, Theodore F. Craver, Jr., Richard K. Davis, Wayne M. Hewett, CeCelia “CeCe” G. Morken, Maria R. Morris, Felicia F. Norwood, Richard B. Payne, Jr., Juan A. Pujadas, Ronald L. Sargent, and Suzanne M. Vautrinot.

In connection with making its independence determinations, our Board considered the following relationships, as well as the relationships with a director described under the Related Person Transactions section of this proxy statement, under the Director Independence Standards and determined that all of these relationships satisfied the NYSE “bright line” standards of independence and were immaterial under our Board’s categorical standards of independence:

Banking and Financial Services Relationships

Our Company’s banking and other subsidiaries had ordinary course banking and financial services relationships in 2022 with certain of our directors, some of their immediate family members, and/or certain entities affiliated with such directors and their immediate family members, all of which were on substantially the same terms as those available at the time for comparable transactions with persons not affiliated with our Company and complied with applicable banking laws.

Business Relationships

The spouse of a sibling of Wayne M. Hewett is affiliated with an entity which has ordinary course business relationships with the Company. The aggregate amount of payments made by our Company to this entity did not exceed 1% of that entity’s or our Company’s 2022 consolidated gross revenues.

Other Relationships

Theodore F. Craver, Jr. has an outstanding pension balance with an aggregate actuarial present value of approximately $421,295 earned from his prior employment with First Interstate Bancorp, which employment ended when First Interstate was acquired by legacy Wells Fargo in April 1996. No additional service-based contributions or accruals will be made to the plan balance. Payment of the plan balance is not conditioned on any future service or performance by Mr. Craver and is currently being made in accordance with the applicable plan document.

Since 2015, the Company has employed a relative of Mr. Black who is not an “immediate family member” for purposes of the SEC’s related person transaction rules.

2023 Proxy Statement	19

Corporate Governance

Board Composition, Qualifications, and Experience

Minimum Qualifications

Our Board has identified the following minimum qualifications for any new candidates for director:

Character and Integrity	CEO or Leadership Experience	Financial Literacy or Other Relevant Professional or Business Experience	Independent Thinking and Constructive Collegiality

Additional Qualifications and Experience

The GNC and our Board desire an appropriate balance of skills, knowledge, experience, viewpoints, and perspectives that are relevant to our business and strategy. In addition to the minimum qualifications required for Board service under the Corporate Governance Guidelines, the following qualifications and experience have been identified by the Board through its annual self-evaluation process as desirable in light of Wells Fargo’s business, strategy, risk profile, and risk appetite.

Financial Services Experience in consumer banking, wholesale/institutional, or other financial services

Risk Management

Experience managing risks in a large organization, including specific types of risk (e.g., financial, cyber, compliance) in an industry or the types of risk facing large financial institutions

Regulatory Experience in regulatory matters or affairs, including as part of a regulated financial services firm or other highly regulated industry
Strategic Planning, Business Development & Operations Experience defining and driving strategic direction and growth, and managing the operations of a business or large organization
Consumer, Marketing, Digital Experience in a client services or consumer retail business, including mobile and digital consumer experiences, or marketing
Information Security, Cybersecurity, Technology Experience in information security, data privacy, cybersecurity, or use of technology to facilitate business operations and customer service

Accounting, Financial Reporting

Experience as an accountant or auditor at a large accounting firm, chief financial officer, or other relevant experience in accounting and financial reporting, including service as a public company audit committee member

Human Capital Management Experience in the management and development of human capital, including compensation and succession planning experience
Corporate Governance Experience in corporate governance matters, including through service as a chair or lead director of a board of directors

Environmental & Social Responsibility

Experience in environmental and social responsibility matters, including as part of a business, through service as a board or committee member overseeing such matters, or through relationships with communities and other stakeholders

Government, Public Policy Experience in governmental affairs and public policy matters, including as part of a business or through positions with government organizations and regulatory bodies
International Experience doing business internationally or focused on international issues and operations

20	Wells Fargo & Company

Corporate Governance

Board Qualifications and Experience Matrix

The following matrix highlights the specific skills and qualifications relied on most by the Board in recommending that each nominee serve as a director, and the absence of a designation does not mean a director does not possess that particular skill or qualification. Each director also contributes other important skills, expertise, experience, viewpoints, and personal attributes to our Board that are not reflected in the chart below.

RE: Nominee qualifies as Risk Expert under the Federal Reserve’s Enhanced Prudential Standards for Bank Holding Companies and Foreign Banking Organizations.

FE: Nominee sits on the Audit Committee and qualifies as a Financial Expert, as defined in SEC Regulation S-K.

2023 Proxy Statement	21

Corporate Governance

Board Diversity

The GNC and our Board believe that it is essential that the composition of our Board reflects the diversity of the communities we serve. As described in the Corporate Governance Guidelines and the GNC’s charter, the GNC will consider, in identifying or evaluating first-time candidates or nominees for director, the current composition of our Board and the interplay of the candidate’s or nominee’s experience, education, skills, background, gender, race, ethnicity, and other qualities and attributes with those of the other Board members.

The GNC believes that it has been successful in its efforts over the years to promote gender, race, and ethnic diversity on our Board. Our Board believes that our director nominees for election at our 2023 annual meeting bring to our Board a variety of different backgrounds, skills, professional and industry experience, and other personal qualities, attributes, and perspectives that contribute to the overall diversity of our Board. The Board expects to maintain its focus on Board diversity as well as other desired qualifications and experience identified by the Board in future director recruitment efforts.

The GNC and our Board will continue to monitor the effectiveness of their practices in any new director search efforts, and in their annual self-evaluation process.

Diversity of Director Nominees

46% Director Nominees are Gender and/or Racially/ Ethnically Diverse	50% Board Committee Chairs are Gender and/or Racially/Ethnically Diverse

38% Director Nominees are Women	23% Director Nominees are Racially/Ethnically Diverse

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Strong Independent Board Leadership

Our Board Leadership Structure

Wells Fargo has an independent Chair, a structure that takes into account investor feedback and the GNC’s considerations, given our current strategy and goals. Additionally, 12 of the 13 director nominees are independent under the Director Independence Standards adopted by our Board, which include the NYSE corporate governance rules, and all members of our standing Board Committees are independent.

The Board has adopted, and annually reviews and approves, well-defined authority and responsibilities of the independent Chair, as reflected in the chart below.

Annual Independent Chair Selection

Our Board’s GNC is responsible for periodically evaluating our Board’s leadership structure, and based on the GNC’s recommendation, our Board selects the independent Chair annually. Our Board believes that its current leadership structure provides strong independent leadership and oversight for our Company and our Board that is appropriate for our current priorities.

Key Areas of Authority/Responsibility of Independent Board Chair

Board Composition and Committee Membership

•  Provide input on the composition of the Board and its committees, and selection of Committee Chairs, so they have the diversity of skills and experiences necessary to oversee our risks

•  Evaluate potential Board candidates along with the Chair of the GNC, and make director candidate recommendations to the GNC

Board Effectiveness	• Promote the Board’s efficient and effective functioning

Board Communications and External Stakeholders

•  Serve as the principal liaison among the independent directors and between the independent directors and the CEO and other members of senior management

•  Facilitate effective communication between the Board and shareholders

•  Facilitate the Board’s review and consideration of shareholder proposals

•  Serve as an additional point of contact for the Company’s primary regulators

•  Preside over each annual meeting of shareholders

Advisory Role	• Serve as an advisor to the CEO

CEO Performance Evaluation	• Participate, along with other directors, in the performance evaluation of the CEO

Ethics and Culture	• Set the ethical tone for the Board and reinforce a strong ethical culture

Company Strategy	• Lead the Board’s review of the Company’s strategic initiatives and plans and discuss the implementation of those initiatives and plans with the CEO

Director Election Standard and Nomination Process

Director Election Standard

Our By-Laws provide that directors will be elected using a majority vote standard in an uncontested director election (i.e., an election where, as of the record date, the only nominees are those nominated by our Board). Under this standard, a nominee for director will be elected to our Board if the votes cast for the nominee exceed the votes cast against the nominee. In a contested election, however, directors will be elected by a plurality of the votes cast.

Under Delaware law, directors continue in office until their successors are elected and qualified or until their earlier resignation or removal. Our Corporate Governance Guidelines provide that our Board will nominate for election and appoint to fill Board vacancies or newly created directorships only those directors who have tendered or agreed to tender an irrevocable resignation that would

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Corporate Governance

become effective upon their failure to receive the required vote for election and Board acceptance of the tendered resignation. Each director nominee named in this proxy statement has tendered an irrevocable resignation as a director in accordance with our Corporate Governance Guidelines, which resignation will become effective if he or she fails to receive the required vote for election at the annual meeting and our Board accepts his or her resignation.

Our Corporate Governance Guidelines also provide that the GNC will consider the tendered resignation of a director who fails to receive the required number of votes for election, as well as any other offer to resign that is conditioned upon Board acceptance, and recommend to our Board whether or not to accept such resignation. The director whose resignation is under consideration will abstain from participating in any decision of the GNC or our Board regarding such resignation. If our Board does not accept the resignation, the director will continue to serve until his or her successor is elected and qualified. Our Board will publicly disclose its decision on tendered resignations within 90 days after certification of the shareholder voting results.

Director Nomination Process

The GNC is responsible for leading the director nomination process, which includes identifying, evaluating, and recommending for nomination candidates for election as directors, regardless of who nominates a candidate for consideration. The goal of the GNC’s nominating process is to assist our Board in attracting and retaining competent individuals with the requisite leadership, executive management, financial, industry, and other expertise and who will act as directors in the best interests of our Company and its shareholders.

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Director Re-Nomination Process

As discussed under the Comprehensive Annual Evaluation of Board Effectiveness section of this proxy statement, the GNC considers the results of the Board’s annual self-evaluation, including the individual contributions of directors to the work of the Board and its Committees, in connection with its determination to nominate existing directors for reelection at each annual meeting of shareholders.

Process for Shareholders to Recommend Individuals as Director Nominees

The GNC will consider an individual recommended by one of our shareholders for nomination as a new director. In order for the GNC to consider a shareholder-recommended nominee for election as a director, the shareholder must submit the name of the proposed nominee, in writing, to our Corporate Secretary at: Wells Fargo & Company, MAC# 0193-610, 30 Hudson Yards, New York, NY 10001. All submissions must include the following information:

•	the shareholder’s name and address and proof of the number of shares of our common stock he or she beneficially owns;

•	the name of the proposed nominee and the number of shares of our common stock he or she beneficially owns;

•	sufficient information about the nominee’s experience and qualifications for the GNC to make a determination whether the individual would meet the minimum qualifications for directors; and

•	such individual’s written consent to serve as a director of our Company, if elected.

Our Corporate Secretary will present all shareholder-recommended nominees to the GNC for its consideration. The GNC has the right to request, and the shareholder will be required to provide, any additional information with respect to the shareholder recommended nominee as the GNC may deem appropriate or desirable to evaluate the proposed nominee in accordance with the nomination process described above.

COMMUNICATING WITH OUR BOARD

Shareholders and other interested parties can send correspondence to our Board, including our Board’s independent Chair or our non-employee or independent directors as a group, by:

•  sending an e-mail to BoardCommunications@wellsfargo.com or

•  sending a letter to Wells Fargo & Company, P.O. Box 63750 or P.O. Box 63710, San Francisco, California 94163.

Additional information about communicating with our directors and our Board’s process for reviewing communications sent to it or its members is provided on our website at https://www.wellsfargo.com/about/corporate/governance/contact.

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Our Corporate Governance Framework

Our Board is committed to sound and effective corporate governance principles and practices. The Corporate Governance Guidelines adopted by the Board provide the framework for the governance of our Board and our Company. Our Board reviews its Corporate Governance Guidelines annually.

The following are fundamental aspects of our Board’s oversight responsibilities:

STRATEGIC PLAN, RISK TOLERANCE, AND FINANCIAL PERFORMANCE

•  Review, monitor, and, where appropriate, approve the Company’s strategic plan, risk tolerance, risk management framework, and financial performance, including reviewing and monitoring whether the strategic plan and risk tolerance are clear and aligned and include a long-term perspective on risks and rewards that is consistent with the Company’s risk management framework

BOARD COMPOSITION, GOVERNANCE STRUCTURE, AND PRACTICES

•  Maintain a Board composition, governance structure, and practices that support the Company’s risk profile, risk tolerance, and strategic plan, including having directors with diverse skills, knowledge, experience, and perspectives, and engage in an annual self-evaluation process of the Board and its Committees

CEO AND OTHER SENIOR MANAGEMENT SUCCESSION PLANNING, PERFORMANCE, AND COMPENSATION

•  Select and engage in succession planning for the Company’s CEO and, as appropriate, other members of senior management

•  Monitor and evaluate the performance of senior management, and hold senior management accountable for implementing the Company’s strategic plan and risk tolerance and maintaining the Company’s risk management framework

•  Monitor and evaluate the alignment of the compensation of senior management with the Company’s compensation principles

INDEPENDENT RISK MANAGEMENT, INTEGRITY, AND REPUTATION

•  Support the stature and independence of the Company’s Independent Risk Management (including Compliance), Legal, and Internal Audit functions

•  Reinforce a culture of ethics, compliance, and risk management, and oversee the processes adopted by senior management for maintaining the integrity and reputation of the Company

BOARD REPORTING AND ACCOUNTABILITY

•  Manage and evaluate the information flow to the Board to facilitate the Board’s ability to make sound, well-informed decisions by taking into account risk and opportunities and to facilitate its oversight of senior management

•  Work in consultation with management in setting the Board and Committee meeting agendas and schedules

Our Corporate Governance Documents

Information about our Board’s and our Company’s corporate governance, including the following corporate governance documents, is available on our website at https://www.wellsfargo.com/about/corporate/governance:

•	The Board’s Corporate Governance Guidelines, including its Director Independence Standards

•	Our Code of Conduct applicable to our employees, including our executive officers and directors

•	Charters for each of the Board’s standing Committees

•	How to contact the Board of Directors, which includes an overview of our Board Communication Policy describing how shareholders and other interested parties can communicate with the Board

•	Our By-Laws

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Committees of Our Board

Our Board has six standing Committees that act on behalf of the Board and report on their activities to the entire Board.

AUDIT	CORPORATE RESPONSIBILITY	FINANCE	GOVERNANCE & NOMINATING	HUMAN RESOURCES	RISK

Each Committee may form and delegate, in its discretion, all or a portion of its authority to subcommittees of one or more of its members. In 2022, there were two subcommittees of the Risk Committee: the Credit Subcommittee and the Technology Subcommittee. Effective January 2023, the Technology Subcommittee has been reintegrated into the Risk Committee.

The Board appoints the members and Chair of each Committee based on the recommendation of the GNC. As part of this process, the GNC reviews the committee structure, committee assignments, and chair positions annually and recommends to the Board the assignment of Board members to various committees. Also annually, the GNC reviews whether rotation of the Committee Chair is desirable due to the length of a director’s service as Chair, best practices with respect to committee refreshment or committee chair rotation, or other reasons. The GNC also reviews the directors’ qualifications and experience matrix for each Board committee as it evaluates the collective experience of nominees on each Committee in light of the particular committee’s oversight responsibilities. The collective qualifications and experience of nominees on each committee are reflected below under the Board Committee Composition and Oversight Responsibilities section of this proxy statement.

Our Committees’ charters are available on our website at: https://www.wellsfargo.com/about/corporate/governance/. As required by its charter, each Committee annually reviews and assesses its charter’s adequacy, reviews its performance, and is responsible for overseeing reputation risk related to its responsibilities.

In addition, the Audit Committee convenes one joint meeting with the Risk Committee annually and holds quarterly joint meetings with the Credit Subcommittee.

The chart below reflects the current standing Committee and Subcommittee membership of our nominees1. Each current member of our standing Committees and each member in 2022 was independent and fulfilled the requirements applicable to each Committee on which they served.

1.	Although not included in the table above, Juan A. Pujadas, who is not standing for re-election and will retire as a director at the 2023 annual meeting, served in 2022 and will continue to serve through the 2023 annual meeting on the Finance and Risk Committees and RCOC, and served on the Technology Subcommittee through January 2023.

[2].	Includes one joint meeting with the Risk Committee and four joint meetings with the Credit Subcommittee

[3].	Includes one joint meeting with the Audit Committee

4.	Includes four joint meetings with the Audit Committee

5.	Effective January 2023, the Technology Subcommittee has been reintegrated into the Risk Committee and is no longer a separate stand-alone subcommittee

6.	Does not include RCOC, which met 12 times, and WFBNA board of directors, which met 11 times during 2022

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Corporate Governance

Board Committee Composition and Oversight Responsibilities

Audit Committee

Primary Responsibilities:

•	Oversees the integrity of our financial statements and the adequacy and reliability of disclosures, including our internal controls over financial reporting;

•	selects and evaluates our independent auditor, including its qualifications and independence;

•	approves the appointment and compensation of our Chief Auditor and oversees the performance and independence of the Chief Auditor and the Internal Audit function; and

•	assists the Board and the Risk Committee in the oversight of compliance with regulatory and legal requirements.

Independence: Our Board has determined that each member of the Audit Committee is independent.

Financial Expertise and Service Limits: All committee members are financially literate, and members Craver, Chancy, and Sargent qualify as audit committee financial experts under SEC rules.

Corporate Responsibility Committee (“CRC”)

Primary Responsibilities:

•	Oversees significant strategies, policies, and programs on social and public responsibility matters, including environmental sustainability;

•

oversees significant Government Relations strategies, policies, and programs, including the alignment of our political activities and contributions, significant lobbying priorities, and principal trade association memberships with public policy objectives;

•	oversees community development and reinvestment activities and performance;

•	oversees social impact and sustainability strategy and impacts; and

•	monitors relationships and enterprise reputation with external stakeholders on social and public responsibility matters.

Finance Committee

Primary Responsibilities:

•	Oversees the state of our Company’s interest rate risk and investment risk and the effectiveness of those risk management activities;

•

oversees the capital planning and adequacy process, forecasting, and key stress testing processes and activities and, in connection with that oversight responsibility, reviews information relating to the financial forecast, financial performance, and liquidity;

•	reviews capital levels and recommends to our Board the declaration of common dividends, the repurchase of securities, and the approval of significant capital expenditures; and

•	oversees recovery and resolution planning.

Governance and Nominating Committee

Primary Responsibilities:

•	Identifies and recommends individuals qualified to become Board members and recommends director and Committee leadership and appointments;

•	reviews and assesses our governance practices and the adequacy of our Corporate Governance Guidelines;

•	oversees an annual evaluation of the performance of our Board and its Committees;

•	recommends to our Board a determination of each non-employee director’s “independence” under applicable rules and guidelines;

•	reviews director compensation and recommends any changes for approval by our Board; and

•	oversees engagement with shareholders and other interested parties concerning governance matters.

Independence: Our Board has determined that each member of the GNC is independent.

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Human Resources Committee

Primary Responsibilities:

•	Approves compensation philosophy and principles, and discharges our Board’s responsibilities relating to overall approach for incentive compensation and the compensation of our executive officers;

•

oversees Incentive Compensation Risk Management (“ICRM”) program and practices for senior executives and employees in a position, individually or collectively, to expose our Company to material financial or reputational risk;

•

evaluates the CEO’s performance and approves and recommends the CEO’s compensation to our Board for approval and oversees the compensation for our other executive officers and other officers or employees as the HRC determines appropriate;

•	oversees human capital risk and human capital management, including performance management, talent management, DE&I, pay equity, and succession planning for the CEO and other senior executives;

•	oversees culture, including management’s efforts to foster ethical behavior and decision-making throughout;

•	oversees the Code of Conduct;

•	oversees actions taken by our Company regarding shareholder approval of executive compensation matters, including advisory votes on executive compensation; and

•

provides sole authority to retain or obtain the advice of, and terminate, any compensation consultant or independent legal counsel, and evaluates the independence of its advisors in accordance with NYSE rules.

The HRC may delegate certain of its responsibilities to one or more HRC members or to designated members of senior management or Committees. The HRC has delegated certain authority to the Head of Human Resources and the Head of Total Rewards (or their functional equivalent positions) for the administration of our Company’s benefit and compensation programs.

Independence: Our Board has determined that each member of the HRC is a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934 and is independent.

Risk Committee

Primary Responsibilities:

•	Oversees risk management framework, including governance structures used by management to execute its risk management program, risk profile, risk appetite, and risk management effectiveness;

•

oversees management’s establishment and implementation of the risk management framework, including how the Company supports a strong risk management culture, manages and governs its risk, and defines the risk roles and responsibilities of the three lines of defense;

•

oversees significant policies, procedures, processes, controls, systems, and governance structures for the identification, measurement, assessment, control, mitigation, reporting, and monitoring of material risks;

•	annually recommends to our Board for approval, and monitors adherence to, the statement of risk appetite;

•	reviews regular reports from the CRO and other members of management on emerging risks, escalated risks or issues, and other selected Company-wide risks and issues and/or risk topics;

•	reviews management’s assessment of the effectiveness of the risk management program;

•	oversees the Independent Risk Management function and the performance of the CRO and approves the appointment and compensation of the CRO;

•	oversees material financial and non-financial risks; and

•

oversees and reviews updates from management on risks including compliance risk, operational risk, model risk, market risk, conduct risk, liquidity and funding risks, reputation risk, strategic risk, and risks related to environmental sustainability and climate change.

Independence: Our Board has determined that each member of the Risk Committee is independent.

Risk Expertise: The Federal Reserve’s Enhanced Prudential Standards for large U.S. bank holding companies require at least one member of the Risk Committee to have experience identifying, assessing, and managing risk exposures of large financial firms. Our Board has determined, in its business judgment, that four members who served in 2022 (Davis, Morris, Payne, and Pujadas) have large financial institution risk management experience. In addition, other members of the Risk Committee bring additional risk management experience in specific areas, “including technology, cyber and operations.”

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Corporate Governance

Credit Subcommittee of the Risk Committee

Primary Responsibilities:

•	Reviews and approves significant credit risk programs and/or policies;

•	oversees and receives updates and reports from management on the state of credit risk and general condition of credit risk management;

•	reviews management’s process for establishing the allowance for credit losses and the credit stress testing framework and related stress test results; and

•	oversees the organizational structure and resources Risk Asset Review (RAR) function and RAR’s examination of our Company’s credit portfolios.

Technology Subcommittee of the Risk Committee*

Primary Responsibilities:

•	Oversees significant programs and/or policies supporting information security risk (including cybersecurity risk), technology risk, and data management risk; and

•

receives updates and reports on information security risk (including cybersecurity risk), technology risk (including related operational risk, such as resiliency risk), and data management risk, including data management strategy and program, risk data governance, risk reporting oversight and governance, and the cyber defense management program.

*	Effective January 2023, the Technology Subcommittee has been reintegrated into the Risk Committee and is no longer a separate stand-alone subcommittee.

Other Special Purpose Board Committees

From time to time, the Board may form special purpose committees to which the Board may delegate responsibility for oversight of particular matters. The board of directors of the Company’s principal banking subsidiary, Wells Fargo Bank, N.A. (“WFBNA”), has established the RCOC. The RCOC oversees compliance with certain regulatory consent orders and other enforcement actions for which oversight has been delegated by either the Board or the WFBNA board of directors. The director nominees who served in 2022 on the RCOC are Mark Chancy, Richard Davis, Maria Morris (Chair), and Richard Payne. The WFBNA Board members are Mark Chancy, Theodore Craver, Richard Davis (Chair), Maria Morris, Richard Payne and Charlie Scharf.

Compensation Committee Interlocks and Insider Participation

In 2022, Steven D. Black, Wayne M. Hewett, Maria R. Morris, and Ronald L. Sargent served as members of the HRC. During 2022, no member of the HRC was an employee, officer, or former officer of the Company. None of our executive officers served in 2022 on the board of directors or compensation committee (or other committee serving an equivalent function) of any entity that had an executive officer serving as a member of our Board or the HRC. As described under the Related Person Transactions section of this proxy statement, in 2022, some HRC members had banking or financial services transactions in the ordinary course of business with our banking and other subsidiaries.

Board and Committee Meetings; Annual Meeting Attendance

Directors are expected to attend all Board meetings and meetings of Committees on which they serve, and each annual shareholder meeting. All 14 of our current directors attended our Company’s 2022 annual shareholders’ meeting.

Our Board held 9 regular and 2 special meetings, as well as additional update and informational sessions between Board meetings, during 2022. Attendance by our Board’s current directors at meetings of our Board and its Committees (including subcommittees) averaged 99% during 2022. Our Board met in executive session without management present during all of its 2022 regular board meetings. As described in the Strong Independent Board Leadership section of this proxy statement, the independent Chair of our Board, Steven D. Black, chairs executive sessions of the non-management and independent directors.

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Corporate Governance

How Our Board Oversees Risk

Our top priority is to strengthen our Company by continuing to build an appropriate risk and control infrastructure. Consequently, the Board’s oversight of risk and regulatory matters is a primary focus at our Board and Board committee meetings. In support of this:

•  At each of the 9 regularly scheduled Board meetings, the meeting included a discussion of significant risk and regulatory matters with senior executives, including our CEO, CFO, CRO, Chief Operating Officer (“COO”), Chief Auditor, and General Counsel.

•  The Board receives risk profile and risk appetite reports and analyses from management, as well as reports from its standing Committees at each regular Board meeting.

•  The Board receives our Independent Risk Management’s evaluation of the Company’s strategic plan when the Board reviews and approves the Company’s strategic plan.

•  The full Board meets annually with its primary bank regulators. The Chairs of our Board and certain of its Committees, as well as the Chair of our WFBNA Board, meet individually with our bank regulators.

Our Independent Board Chair has extensive risk management experience. He engages with our regulators, shareholders, and other stakeholders, including on key risk and regulatory matters; seeks to incorporate risk and regulatory topics in regular discussions between the Board and management; and provides input on the composition of the Board and its committees so that each has the diversity of skills and experiences necessary to oversee our risks.

•  From time to time, directors are also offered the opportunity to learn more about specific risk and regulatory matters by way of informal sessions with relevant executives and are empowered to seek access to management and independent advisors to obtain any additional information needed.

For more information about our risk management framework, see the “Risk Management” discussion in the 2022 Form 10-K.

Role of the Board

Our Board has ultimate responsibility for overseeing the Company’s risk management. The Board’s role in this regard is to assess management’s performance, provide credible challenge, hold senior management accountable for maintaining an effective risk management program and adhering to risk management expectations, and provide an effective reporting system to the Board. Specifically, the Board’s risk-related oversight responsibilities include reviewing, monitoring and where appropriate, approving:

•	Our strategic plan, risk appetite, risk management framework, and financial performance.

•	Our significant policies, programs, and plans, including whether they are consistent with our strategic plan, risk appetite, and risk management.

•	Accountability of senior management for implementing the Company’s strategic plan, including risk appetite, and maintaining the Company’s risk management and control framework.

•

Board composition, governance structure, and practices that support the Company’s risk profile, risk appetite, and strategic plan, including having directors with diverse skills, knowledge, experience, and perspectives.

•	Our independent risk management (including compliance), legal, and internal audit functions.

•	Our culture of ethics, compliance, and risk management, and the processes adopted by senior management for maintaining the integrity and reputation of the Company.

When reviewing risks, the Board evaluates the materiality and control effectiveness of risks and may modify the frequency or manner of its oversight to match the impacts of risks facing the Company.

The Company periodically engages third-party advisors and experts to assist in the development and maintenance of its risk management programs, policies, and practices. The reports and views of these third parties are shared with the Board and relevant Board Committees.

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Corporate Governance

Role of Board Committees

The Board also carries out its risk oversight responsibilities through its committees. Each Board Committee is responsible for overseeing risks within its purview. All Board Committees, which are comprised solely of independent directors, report to the full Board about their activities, including risk oversight-related matters. Each Board Committee has defined authority and responsibilities for primary oversight of specific risks, as outlined in its respective charter, and works closely with management to understand and oversee our Company’s key risk exposures. Each Board Committee may delegate certain of its oversight responsibilities to a subcommittee to assist in its duties.

In addition to the risk oversight structure at the parent level, the board of directors of the Company’s principal banking subsidiary, WFBNA, has established the RCOC. The RCOC oversees compliance with certain regulatory consent orders and other enforcement actions for which oversight has been delegated by either the Board or the WFBNA Board.

Board Major risks, including strategic, risk appetite and management, financial, governance, operational, legal, and regulatory, and succession planning.

Audit	Corporate Responsibility	Finance	Governance & Nominating	Human Resources	Risk

• Financial statement integrity and financial reports • Legal and regulatory compliance • Material legal matters • Internal controls over financial reporting

•  Social and public responsibility matters, including human rights and supplier diversity

•  Government Relations, including political activities, lobbying, and trade associations

•  Environmental sustainability

•  Relationships and reputation with external stakeholders on social and public responsibility matters

		• Financial risk management policies relating to market risk, interest rate risk, and investment risk • Capital planning and adequacy • Resolution and recovery planning	• Board and committee composition • Director succession planning • Corporate governance practices • Board self-evaluation of Board performance	• Incentive compensation risk management program • Human capital • Culture and ethics • Management succession planning

•  Risk management framework, governance, risk profile, risk appetite, and risk management effectiveness

•  Compliance risk (including conduct and financial crimes)

•  Operational risk (including business resiliency and disaster recovery, data management, information security and cybersecurity, and technology)

•  Credit risk

•  Market and interest rate risk

•  Liquidity risk

•  Reputation risk

•  Strategic risk

The Board considers our brand and reputation, as well as our culture and conduct, in overseeing major risks.

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Management Governance

Senior management is responsible for establishing and maintaining the Company’s culture and effectively managing risk. The Board relies on senior management to supervise risk management activities. In particular,

•

The CEO drives the Company’s strategic planning process, which identifies the Company’s most significant opportunities and challenges, develops options to address them, and evaluates the risks and trade-offs of each.

•

The CRO leads the Independent Risk Management function and sets, in consultation with senior management, the strategic direction of the Company’s Independent Risk Management activities. The CRO reports functionally to the Risk Committee.

•	The Chief Compliance Officer reports to the CRO and is responsible for the oversight of regulatory compliance risk for the Company.

The Company has also established management governance committees, including those focused on risk, that support management in carrying out its governance and risk management responsibilities. Each management governance committee is expected to discuss, document, and make decisions regarding high-priority and significant risks, emerging risks, risk acceptances, and escalated risks and issues; review and monitor progress related to critical and high-risk issues and remediation efforts, including lessons learned; and report key challenges, decisions, escalations, other actions, and open issues as appropriate.

Everyone Manages Risk

Every employee, in the course of their daily activities, creates risk and is responsible for managing risk. Every employee has a role to play in risk management, including establishing and maintaining the Company’s control environment. Every employee must comply with applicable laws, regulations, and Company policies.

Technology and Cybersecurity Risk Oversight

Information security is a significant operational risk for financial institutions such as Wells Fargo, and includes the risk arising from unauthorized access, use, disclosure, disruption, modification, or destruction of information or information systems. Our Board provides critical oversight of information security risk.

•  The Board, directly and through certain of its Committees, oversees the Company’s information security risk management and cyber defense programs, and benefits from the experiences of director nominees Craver, Morken, Morris, and Vautrinot on these matters. The Board receives an annual report on technology and information security from our Head of Technology. Our Board also receives timely reports from management on information security incidents that may pose significant risk to our Company, including key developments or incidents involving critical vendors, third parties or peers.

•  The Board’s Risk Committee has primary oversight responsibility for information security risk and approves the Company’s information security program, which includes information protection, cyber resiliency, third-party risk, corporate properties security, and enterprise business resiliency. The Risk Committee receives regular reports from the Head of Technology on technology, information security, and cyber risks.

•  The Company’s Head of Technology reports to our CEO and is accountable for effective information security risk management across the enterprise and managing information security risks within the Company’s risk appetite. As needed, the Head of Technology and the Chief Information Security Officer escalate company-wide information security risk issues and concerns directly to the appropriate level at the Company, which may include the Board.

Components of our cybersecurity risk management program include:

•  Our Information Security Program aligns to industry standards, including the National Institute of Standards and Technology (“NIST”) Cybersecurity Framework.

•  We regularly consult with external specialists and advisors on enhancements and opportunities for regular and continued strengthening of our cyber practices and policies.

•  We invest in emerging technologies to proactively monitor new vulnerabilities and reduce risk.

•  We conduct periodic internal and third-party assessments to test our cybersecurity controls.

•  We regularly evaluate our security policies and standards and update our response planning and protocols.

•  Employees, contractors, and those with access to our Company’s systems are required to complete annual information security training modules designed to provide guidance for identifying and avoiding information security risks.

•  We have an information security risk insurance policy.

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Corporate Governance

Compensation Risk Management

The Board plays an important role in overseeing the Company’s performance management and incentive compensation programs through its HRC. The HRC’s expansive responsibilities allow it to focus on the alignment of our performance management and incentive compensation programs with the Company’s culture and employee conduct.

Key Highlights in Compensation Risk Management

•	The HRC considers risk as a key input into its compensation decisions for the CEO and Operating Committee.

•

An enhanced risk assessment process applies to Covered Employees in Management (“CEMs”), which include the CEO, members of the Operating Committee, individual leaders who run the Company’s major lines of business, and certain other senior leaders whose responsibilities and actions may expose the Company to material risk or who have roles that are subject to specific regulatory requirements.

•

The CEO’s performance review of members of the Operating Committee (except for the CRO and Chief Auditor, for whom the risk review is conducted by the Chairs of the Risk Committee and Audit Committee, respectively) is informed by a risk review conducted by the CRO, with input from risk leaders, and feedback from Internal Audit.

•	The HRC conducts the risk review for the CEO, as described in the Compensation Discussion and Analysis section of this Proxy Statement.

•

For all other CEMs, the results of the risk assessment, informed by feedback from leaders in Risk and Internal Audit, are a key input into variable incentive compensation decisions. The results of these risk assessments, and associated compensation recommendation, are reviewed by a governance committee reporting to the HRC, and supporting steering committees, as described below. Final variable incentive compensation decisions are shared with the HRC, along with the risk assessment results, as part of the HRC’s oversight of the Company’s ICRM policy (“ICRM Policy”) and programs.

•	A risk accountability assessment is part of each employee’s performance review.

The Incentive Compensation and Performance Management Committee (“IPC”) is a governance committee reporting to the HRC. Its responsibilities include oversight of the Company’s risk-management efforts related to incentive compensation and performance management practices, in accordance with the Company’s Risk Management Framework, which sets forth the Company’s core principles for managing and governing its risk.

The Company has 14 Group Incentive Compensation and Performance Management Steering Committees (“Group IPCs”). The Group IPCs are steering committees established by the IPC and are aligned with each of the Company’s lines of business and enterprise functions. Group IPCs are co-chaired by the business Operating Committee member and compensation leader. The Group IPCs oversee, govern, and make informed recommendations or decisions, as applicable, about business-aligned efforts related to incentive compensation and performance management, with a critical focus on material risk failures, for applicable employees and practices within their authority and in accordance with our Risk Management Framework.

Our Company continues to be committed to designing and implementing performance management and compensation programs that are balanced, promote risk management, and discourage imprudent or excessive risk-taking. Through our ICRM Policy, we develop, execute, and administer our incentive compensation plans, which are designed to balance risk and financial reward in a manner that supports our customers, shareholders, employees, and the Company.

Performance management is a key facet of how we align our culture and Company expectations for our employees. Performance goals for employees are set in support of enterprise strategy, business goals, and their roles and responsibilities though the lens of risk management. Performance goals for employees and management whose roles involve promotion or sales activity are designed to discourage excessive or inappropriate risk-taking and are subject to additional oversight.

•

Sales objectives must be balanced with non-sales considerations, including behavioral expectations and risk management, and elements of quality and customer experience, such as customer retention and long-term relationship building.

•

Sales objectives must be reasonable, measurable, and attainable within a defined timeframe, and not in conflict with serving the customers’ needs. They must reflect alignment between leaders and employees who report to them with a consideration toward mitigating customer harm and other conduct risk.

•

Manager evaluation of sales objectives must allow for discretion to account for how the objective was achieved in alignment with behavioral expectations, as well as for changes in strategy or business environment.

Performance goals are meant to guide employees in doing their work with mid-year and year-end performance evaluations used to discuss and document performance against key goals, including risk accountability. Employees are provided with both an overall performance rating and a risk overlay rating.

34	Wells Fargo & Company

Corporate Governance

Other Corporate Governance Policies and Practices

Management Succession Planning and Development

A primary responsibility of our Board is identifying and developing executive talent at our Company. The Board has assigned to the HRC the responsibility to oversee the Company’s talent management and succession planning process, including the CEO evaluation and succession planning. The CEO and management annually report to the HRC and the Board on succession planning (including plans in the event of an emergency) and management development, and provide the HRC and the Board with an assessment of persons considered potential successors to certain senior management positions.

The Board engages in an annual succession planning process through which it identifies potential management successors. Our talent review process for senior management roles also includes diverse talent reviews for business and enterprise function groups across the Company. As part of talent and succession planning, the Board uses defined attributes for the qualities the Board seeks in the CEO and other senior leaders. The HRC and the Board annually assess and update, as appropriate, those attributes as part of our succession planning process.

2023 Proxy Statement	35

Corporate Governance

Comprehensive Annual Evaluation of Board Effectiveness

Each year, our Board conducts a comprehensive self-evaluation in order to assess its own effectiveness, review our governance practices, and identify areas for enhancement. Our Board’s annual self-evaluation also is a key component of its director nomination process and succession planning.

The GNC, in consultation with our independent Chair, reviews and determines the overall process, scope, and content of our Board’s annual self-evaluation process. The GNC has continued to enhance the Board’s self-evaluation process based on director feedback, best practices, experience, and regulatory expectations.

As provided in their respective charters, each of our Board’s standing Committees also conducts a self-evaluation process annually. Our Board’s and each Committee’s self-evaluation includes a review of the Corporate Governance Guidelines and its Committee charter, respectively, to consider any proposed changes.

Each year, the GNC considers whether to engage a third party to assist the Board in conducting its self-evaluation. In each of 2022, 2021, 2020, 2018, and 2017, the Board engaged a third party to facilitate its annual self-evaluation. The process for 2022 included individual interviews with each of the directors and discussions of the results of the Board and Committee self-evaluations with both the GNC and the Board.

Board Self-Evaluation Process – How Candid Feedback is Obtained

The following chart reflects the key components of the Board’s annual self-evaluation process. Additional information on the topics covered in the scope of the evaluation follows.

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Corporate Governance

Topics Covered in the Scope of the Board Self-Evaluation

In 2022, the Board self-evaluation included an assessment of the following topics, among others:

Board Performance and Effectiveness

Evaluation of the Board’s efforts with respect to the following responsibilities:

•  Setting clear, aligned, and consistent direction regarding strategy and risk appetite

•  Directing senior management regarding the Board’s information needs

•  Overseeing and holding senior management accountable

•  Supporting the independence and stature of Independent Risk Management (including compliance and operational risk) and Internal Audit

•  Maintaining an appropriate Board composition and governance structure

Evaluation of Board performance relating to the following:

•  Board performance as a team, including active engagement of management, challenging management when appropriate, and the quality of the Board decision-making process

•  Contributions of individual directors to the work of the Board and its committees, potential areas for improvement, and how those contributions could be enhanced

•  Quality and candor of Board discussions and deliberations, including encouragement of diverse views, how Board discussions and deliberations could be improved, and the level of preparedness of the Board for such discussions

•  Quality of committee reports to the full Board

Board Composition, Structure, and Meetings

•  Board size and mix of skills, knowledge, experience, perspectives, tenure, background, and diversity among directors, including in light of any changes in the Company’s strategy, risk profile, and risk appetite

•  Criteria for selecting new Board members, including those skills, experiences, and backgrounds that should be prioritized

•  Committee structure, including number, roles, and responsibilities

•  Frequency and quality of Board meetings and executive sessions of independent directors

•  Board agenda planning, including agenda content, organization, and time allocation

Management Interactions and Board and Committee Materials

•  Quality, level of detail, timeliness, and usefulness of Board materials and management reporting at and prior to Board and Committee meetings and any potential enhancements

•  Access to management, including members of independent risk management, and quality and effectiveness of those interactions, both at and in between Board meetings

•  Responsiveness of senior management and other staff to Board feedback

•  Escalations from management and opportunities for enhancing Board practices of addressing escalated matters

•  Level and performance of staff and related support for Board meetings and functions

Effectiveness of Risk Management, including Compliance and Operational Risk Management

•  Communications with management related to the Company’s risk tolerance, risk management, and controls

•  Board oversight of independent risk management (including compliance and operational risk) and front-line control functions

•  Quality of reports to the Board relating to risk management

2023 Proxy Statement	37

Corporate Governance

Tone at the Top	• Board’s role in establishing the tone at the top • The current tone as compared to what the tone should be • Level of consistency of the tone throughout all levels of the organization
Key Board Responsibilities

•  Communication with the CEO

•  Board members’ knowledge of the Company

•  Board’s role in determining and monitoring Company strategy, including the process, format, and materials for the Board’s strategy sessions

•  Board evaluation of the CEO and management, including compensation, and management succession planning

•  Effectiveness of the Board’s self-evaluation process

•  Board refreshment and Board succession planning

•  Board members’ knowledge of and access to information regarding industry, regulatory, and economic trends

Board Leadership Structure	• Board leadership structure • Ideal characteristics of an independent Chair and potential successors for that role • Performance and leadership provided by the independent Chair
Individual Director’s Views and Preferences	• Individual director’s views on his or her current role on the Board, including any Committee assignment preferences • Personal performance assessment as a Board member and ideas for enhancement
Training and Orientation

•  Form of director training and effectiveness of past training sessions and programs

•  Specific areas in which the Board and Committees would benefit from additional training or education

•  Quality of the orientation program for new Board and Committee members

Access to Third-Party Advisors	• Board access to third-party advisors and consultants • Appropriate level of reliance on third-party advisors and consultants
Governance and Best Practices	• Governance practices, including review of the Board’s Corporate Governance Guidelines • Best practices for boards generally, including based on directors’ observations in other board contexts

Ongoing Enhancements Based on Self-Evaluation Results

We continue to make changes and enhancements based on feedback from the Board and Committee self-evaluations, including the following:

•	Continuing to focus on recruiting directors with the skills and experience identified by the Board as desirable in light of the needs of the Company, its strategy and risk profile, the importance of Board diversity, and ongoing enhancement of Board succession planning processes

•	Continuing to evaluate the individual contributions of directors to the Board and its Committees

•	Prioritizing Board and Committee meeting agendas to allow sufficient time for discussion of our business, strategy, regulatory matters, and key issues and risks
•	Ongoing improvement of the focus and quality of management reports to the Board and Committees, including risk reports, to streamline meeting materials and highlight the most important information

•	Enhancing new director orientation and director training, including training on compliance topics, and topics relevant to Committee assignments

•	Continuing to assess and enhance the tools and processes that the GNC and the Board use, including to evaluate Board and Committee composition and structure.

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Corporate Governance

Board Succession Planning

Our Board’s succession planning process is designed to align the Board’s composition with the Company’s needs as its strategy, risk appetite, and risk profile evolve. Succession planning also addresses Board and Committee leadership, Board Committee composition, upcoming retirements, our commitment to Board diversity, and recruiting strategies for new directors. The GNC and our Board consider a number of factors in evaluating the Board’s composition, as indicated below, along with other factors the Board deems appropriate.

Board Succession Planning Framework

Our Board conducts formal succession planning annually and has adopted a Board Succession Planning Framework to assist the Board in this process. Key factors considered in this annual evaluation are discussed in the table below.

Factor Considered	What the Board Evaluates	For More Information
Company Strategy and Risks

•  How current and evolving risks may create needs for particular qualifications and experience on the Board and its committees, including relevant banking, bank regulatory, and financial services experience

See How Our Board Oversees Risk.
Board Self-Evaluations	• The performance of the Board as a whole and each individual director’s performance and contributions to the work of the Board and its Committees	See Comprehensive Annual Evaluation of Board Effectiveness.
Director Attendance and Participation	• The ability of directors to effectively participate in Board meetings and responsibilities in light of their personal circumstances and other time commitments	See Board and Committee Meetings; Annual Meeting Attendance.
Essential Skills and Expertise	• Mix of skills, knowledge, experience, and perspectives necessary to support the Company’s strategy and risk profile	See Board Composition, Qualifications and Experience.
Diversity	• Mix of backgrounds, industry, professional experience, personal qualities and attributes, and geographic and demographic communities represented	See Board Diversity.
Director Tenures

•  Average tenure and overall mix of individual director tenures of the Board to achieve an appropriate balance of new perspectives and institutional knowledge and insight

•  Tenure on Committees and in Committee leadership roles

See Director Tenure and Retirement Age Policies.
Retirement Policy	• Maintaining an appropriate balance of tenure, experience, and perspectives on the Board	See Director Tenure and Retirement Age Policies.

Director Tenure and Retirement Age Policies

•  The Board’s Corporate Governance Guidelines reflect the Board’s recognition of the importance of periodic Board refreshment and maintaining an appropriate balance of tenure, experience, and perspectives on the Board.

•  The Board values the contributions of both newer directors as well as directors who have developed extensive experience and insight into the Company and, as a result, does not believe arbitrary term limits are appropriate.

•  The Board believes that directors should not have an expectation of being renominated annually and that the Board’s annual self-evaluation is a key component of its director nomination process.

2023 Proxy Statement	39

Corporate Governance

•  As reflected in our Corporate Governance Guidelines, our Board established the retirement age of 72 for directors with the understanding that directors may not necessarily serve until their retirement age. Our Board’s retirement age policy is intended to facilitate our Board’s recruitment of new directors with appropriate skills, experience, and backgrounds and provide for an orderly transition of leadership on our Board and its Committees. The Board may, however, approve the nomination of such individual if, due to special or unique circumstances, the Board determines that it is in the best interest of our Company and shareholders for the individual to be nominated for election.

Director Orientation Process and Continuing Education

New Director Orientation

All new directors receive an orientation to the Company. In part based on the feedback of our existing directors and guided by the needs and desires of our new directors, the orientation program includes presentations by senior management on our strategic plan, significant financial, accounting, and risk management policies and issues, compliance programs and policies (including our Code of Conduct), and business reviews by the heads of our lines of business and meetings with Risk, Human Resources, Legal and Finance, and our internal and independent auditors. New directors also learn about our significant risks, regulatory matters, and corporate governance matters, including the roles and responsibilities of our directors. Additionally, in response to director feedback, we enhanced the new director orientation program to include DE&I and ESG segments.

Ongoing Director Training

The Board and its Committees participate in, and receive, various forms of training and education throughout the year, such as business reviews, including related to DE&I; management presentations on the Company’s businesses, services, and products; and information on industry trends, regulatory developments, best practices, and emerging risks in the financial services industry. Other educational and reference materials on governance, regulatory, risk, and other relevant topics are regularly included in Board and Committee meeting materials and maintained in an electronic library available to directors. Training topics are generally identified either through director or executive feedback or in connection with events relevant to the Company, including areas of emerging risk.

Continuing Director Education

We also encourage our directors to attend outside director and other continuing education programs and make available to directors information on director education programs that might be of interest on developments in our industry, corporate governance, regulatory requirements and expectations, the economic environment, or other matters relevant to their duties as a director of our Company. We reimburse directors for expenses incurred for these programs.

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Corporate Governance

Structure of Our Director Compensation Program

2022 Cash Compensation

The following table shows the cash components of our non-employee director compensation program. As disclosed in our last proxy statement, several changes to our director compensation program took effect April 1, 2022, including a decrease in meeting fee compensation coincident with an increase in the annual cash retainer. The following table shows our cash compensation program prior to April 1, 2022, and on or after April 1, 2022. Cash retainers and fees are paid quarterly in arrears. Any non-employee director who joins the Board during the year receives a prorated annual cash retainer.

Annual Cash Component	Amount Prior to April 1, 2022 ($)	Amount on or After April 1, 2022 ($)

Cash Retainer	75,000	100,000

Independent Chair Retainer[1]	250,000	250,000

Committee/Subcommittee Chair Fees

Each of Audit and Risk Committees	40,000	50,000

HRC	25,000	50,000

Each of CRC, Finance Committee, and GNC	25,000	25,000

Each of Credit and Technology Subcommittees	—	10,000

Regular or Special Board or Committee/Subcommittee Meeting Fee[2]	2,000 per meeting	0	[3]

(1)	The Board’s independent Chair receives a $250,000 annual retainer in lieu of any Committee Chair fee the independent Chair might otherwise receive. Effective January 1, 2023, we began paying the independent Chair annual retainer entirely in Company common stock and requiring deferral of that retainer until the Chair leaves the Board, or later, if elected.

(2)	Includes standing Committee/subcommittee meetings, as well as special purpose committee meetings not held concurrently with or immediately prior to or following a Company Board or Committee/subcommittee meeting.

(3)	$2,000 per meeting in excess of 12 meetings.

Directors of WFBNA received an additional $10,000 annual cash retainer. Effective April 1, 2022, the chair of the WFBNA Board also began receiving an annual fee of $25,000, payable quarterly in arrears. The RCOC chair also received a total chair fee of $13,750 (the chair’s annual fee decreased effective April 1, 2022, from $25,000 to $10,000).

2022 Equity Compensation

For 2022, each non-employee director elected to our Board at our Company’s annual meeting of shareholders received on that date an award of Company common stock having a value of $240,000. The dollar value of each stock award was converted to a number of shares of Company common stock using the closing price on the grant date, rounded up to the nearest whole share. Effective January 1, 2023, we began paying the annual equity award in the form of RSRs and requiring deferral of all such RSRs until a director leaves the Board, or later, at the election of the director.

Deferral Program

For 2022, non-employee directors were able to defer all or part of their cash compensation and equity awards. Cash compensation could be deferred into either an interest-bearing account or common stock units with dividends reinvested. The interest rate paid in 2022 on interest-bearing accounts was 1.45%. Equity awards could be deferred only into common stock units with dividends reinvested. Deferred amounts are paid either in a lump sum or installments, as elected by the director.

Stock Ownership Policy

Each non-employee director, within five years after joining our Board, must hold shares of our common stock having a value equal to five times the annual cash retainer and maintain at least that ownership level while a member of our Board and for one year after service as a director ends. Holding deferred shares counts towards a non-employee director’s ownership level, regardless of whether the award(s) underlying the deferred shares have vested. Each director who has been on our Board for five years or more exceeded this ownership level as of December 31, 2022, and each director who has served less than five years is on track to meet this ownership level.

2023 Proxy Statement	41

Corporate Governance

GNC Use of Compensation Consultant

The GNC annually reviews our director compensation program and periodically recommends changes to the program for our Board to approve. The GNC’s review and recommendation, if any, considers our director pay philosophy, relevant market practices, and consultation with Meridian Compensation Partners (“Meridian”), the GNC’s independent compensation consultant. The GNC’s review did not result in any new changes to our director compensation program for 2023.

Director Compensation Limit

As approved by our shareholders at the Company’s 2022 annual meeting of shareholders, our equity incentive plan contains an upper limit of the total compensation that a non-employee director may receive annually. Specifically, the total annual compensation paid to any non-employee director, inclusive of cash compensation and amounts awarded under the Company’s 2022 Long-Term Incentive Plan, shall not exceed $750,000, except that in the case of the Chair of the Board or any Independent Lead Director, such limit is instead $1,500,000.

Director Compensation

The table below provides information on 2022 compensation for our non-employee directors. Our Company reimburses directors for expenses incurred in their Board service, including the cost of attending Board and Committee meetings.

2022 Director Compensation Table

Name (a)	Fees Earned or Paid in Cash ($)(1)(2) (b)	Stock Awards ($)(3) (c)	Option Awards ($)(4) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation ($) (g)	Total ($) (h)

Steven D. Black	359,750	240,019	—	—	—	—	599,769

Mark A. Chancy	132,292	240,019	—	—	—	—	372,311

Celeste A. Clark	130,750	240,019	—	—	—	—	370,769

Theodore F. Craver, Jr.	171,250	240,019	—	—	—	—	411,269

Richard K. Davis	73,847	240,019	—	—	—	—	313,866

Wayne M. Hewett	140,750	240,019	—	—	—	—	380,769

CeCelia G. Morken	68,056	240,019	—	—	—	—	308,075

Maria R. Morris	185,000	240,019	—	—	—	—	425,019

Felicia F. Norwood	68,056	240,019	—	—	—	—	308,075

Richard B. Payne, Jr.	127,250	240,019	—	—	—	—	367,269

Juan A. Pujadas	127,750	240,019	—	—	—	—	367,769

Ronald L. Sargent	157,500	240,019	—	—	—	—	397,519

Suzanne M. Vautrinot	115,250	240,019	—	—	—	—	355,269

(1)	Includes fees earned, whether paid in cash or deferred, for service on our Company’s Board in 2022, as described under the 2022 Cash Compensation section of this proxy statement. Also includes fees paid to non-employee directors who serve on the WFBNA Board or are members of one or more special purpose committees. Messrs. Chancy, Craver, Davis, Payne, and Pujadas and Ms. Morris, as current directors of WFBNA, each received an annual cash retainer of $10,000, payable quarterly in arrears, and a fee of $2,000 for any separate meeting of the WFBNA Board not held concurrently with a Company Board or Committee meeting in excess of 12 meetings. Mr. Chancy received $15,541.67 for his service as chair of the WFBNA Board in 2022 through Dec. 13, 2022, and Mr. Davis received $708.33 for his service as chair of WFBNA Board starting on Dec 14, 2022. Ms. Morris, as the current chair of the WFBNA RCOC, received a total chair fee of $13,750 (the chair’s annual fee decreased effective April 1, 2022, from $25,000 to $10,000). In 2022, all WFBNA Board meetings were held concurrently with a Company Board meeting.

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Corporate Governance

(2)	Includes fees earned in 2022, but deferred at the election of the director. The following table shows the number of stock units credited on a quarterly basis to our non-employee directors under our deferral program for deferrals of 2022 cash compensation paid quarterly in arrears and the grant date fair value of those stock units based on the closing price of our common stock on the date of deferral:

Name	Stock Units (#)	Grant Date Fair Value ($)

Steven D. Black	1,996.5100	$97,250
	2,191.8838	$87,500
	2,175.5346	$87,500
	2,119.1572	$87,500

Mark A. Chancy	805.7894	$39,250
	782.8156	$31,250
	776.9766	$31,250
	739.6869	$30,542

Celeste A. Clark	631.2872	$30,750
	587.1117	$23,438
	582.7325	$23,438
	567.6314	$23,438

Wayne M. Hewett	964.8943	$47,000
	782.8156	$31,250
	776.9766	$31,250
	756.8419	$31,250

Ronald L. Sargent	923.8349	$45,000
	939.3788	$37,500
	932.3720	$37,500
	908.2102	$37,500

(3)	We granted 5,384 shares of our common stock to each non-employee director elected at the 2022 annual meeting on April 26, 2022. The grant date fair value of each award is based on the number of shares granted and the NYSE closing price of our common stock on April 26, 2022. As of December 31, 2022, none of our non-employee directors held any unvested stock awards.

(4)	None of our non-employee directors held outstanding options with respect to our common stock on December 31, 2022.

2023 Proxy Statement	43

Information About Related Persons

Related Person Transactions

Lending and Other Ordinary Course Financial Services Transactions

During 2022, some of our executive officers, some of our directors (including certain of our HRC members), each of the persons we know of that beneficially owned more than 5% of our common stock on December 31, 2022 (BlackRock, Inc. (“BlackRock”) and The Vanguard Group (“Vanguard”)), and some of their respective immediate family members and/or affiliated entities had loans, other extensions of credit, and/or other banking or financial services transactions with our banking and other subsidiaries in the ordinary course of business, including deposit and treasury management services, brokerage, investment advisory, capital markets, sales and trading, and investment banking transactions. All of these lending, banking, and financial services transactions were on substantially the same terms, including interest rates, collateral, and repayment (as applicable), as those available at the time for comparable transactions with persons not related to our Company, and did not involve more than the normal risk of collectability or present other unfavorable features. In the ordinary course of business, we also sell or purchase other products and services, including the purchase of investment management technology products and advisory services from BlackRock and its affiliates. We and our customers also may invest in mutual funds, exchange-traded funds, and other products affiliated with BlackRock and Vanguard, and we and such firms may receive fees in connection with those investments, in the ordinary course of business. All of these transactions were entered into on an arms’-length basis and under customary terms and conditions.

Family and Other Relationships

Since 1986, our Company has employed Mary T. Mack’s sister, Susan T. Hunnicutt, who is currently a Commercial Banking relationship manager. In 2022, Ms. Hunnicutt received compensation of approximately $234,000. Since 2017, the Company has employed Steven D. Black’s sister-in-law, Laine Murdock, who is currently an employee in our Marketing group in Consumer & Small Business Banking. In 2022, Ms. Murdock received compensation of approximately $146,000. We established the compensation paid to each of these employees in 2022 in accordance with our employment and compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions. In addition to this compensation, each of these employees also received employee benefits generally available to all of our employees. Each of these employees is in a non-strategic business line or enterprise function role, is not an executive officer of our Company, and does not directly report to an executive officer of our Company.

For information about an outstanding pension plan balance between Mr. Craver and a legacy predecessor company, please refer to the Director Independence section of this proxy statement.

In 2010, our Board, based on the recommendation of the GNC, agreed as a matter of policy to strongly discourage our Company’s hiring of any immediate family members of current directors.

Related Person Transaction Policy and Procedures

Our Board has adopted a written policy and procedures for the review and approval of transactions between our Company and its related persons and/or their respective affiliated entities. We refer to this policy and these procedures as our Related Person Transaction Policy. “Related persons” under this policy include our directors, director nominees, executive officers, holders of more than 5% of our common stock, and their respective immediate family members. Their “immediate family members” include spouses, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and any person (other than a tenant or employee) who shares the home of a director, director nominee, executive officer, or holder of more than 5% of our common stock.

Except as described below, the Related Person Transaction Policy requires the GNC to review and either approve or disapprove transactions, arrangements, or relationships in which:

•	the amount involved will, or may be expected to, exceed $120,000 in any fiscal year;

•	our Company is, or will be, a participant; and

•	a related person or an entity affiliated with a related person has, or will have, a direct or indirect interest.

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Information About Related Persons

We refer to these transactions, arrangements, or relationships in the Related Person Transaction Policy as “Interested Transactions.” Any potential Interested Transactions that are brought to our Company’s attention are analyzed by our Company’s Legal Department, in consultation with management and with outside counsel, as appropriate, to determine whether the transaction or relationship does, in fact, constitute an Interested Transaction requiring compliance with the Related Person Transaction Policy. Our Board has determined that the GNC does not need to review or approve certain Interested Transactions, even if the amount involved will exceed $120,000, including the following transactions:

•	lending and other financial services transactions with related persons or their affiliated entities that comply with applicable banking laws and are in the ordinary course of business, non-preferential, and do not involve any unfavorable features;

•	employment of a NEO or of an executive officer if he or she is not an immediate family member of another Company executive officer or director and his or her compensation would be reported in our proxy statement if he or she were a NEO and the HRC approved (or recommended that our Board approve) such compensation;

•	compensation paid to one of our directors if the compensation is reported pursuant to SEC rules in our proxy statement;

•	transactions with another entity at which a related person’s only relationship with that entity is as a director, limited partner, or beneficial owner of less than 10% of that entity’s ownership interests (other than a general partnership interest);
•	transactions with another entity at which a related person’s only relationship with that entity is as an employee (other than an executive officer), if such transactions are in the ordinary course of business, non-preferential, and the amount involved does not exceed the greater of $1 million or 2% of such other entity’s consolidated gross revenues;

•	charitable contributions by our Company or a Company- sponsored charitable foundation to tax-exempt organizations at which a related person’s only relationship is as an employee (other than an executive officer) or a director or trustee (other than chair of the board or board of trustees), if the amount involved (excluding Company matching funds) does not exceed the greater of $1 million or 2% of such organization’s consolidated gross revenues; and

•	transactions with holders of more than 5% of our common stock and/or such holders’ immediate family members or affiliated entities, if such transactions are in the ordinary course of business of each of the parties, unless such shareholder is one of our executive officers, directors or director nominees, or an immediate family member of one of them.

The GNC is responsible for reviewing and, where appropriate, approving Interested Transactions. Under the Related Person Transaction Policy, if reasonable prior review of an Interested Transaction is not feasible, then the GNC will consider the Interested Transaction for approval via ratification at a future committee meeting. When determining whether to approve an Interested Transaction, the GNC will consider all relevant material facts, such as whether the Interested Transaction is in the best interests of our Company, whether it is on non-preferential terms, and the extent of the related person’s interest in the Interested Transaction. No director is allowed to participate in the review and approval of an Interested Transaction if that director, his or her immediate family members, or their affiliated entities are involved. The GNC annually reviews all ongoing Interested Transactions.

2023 Proxy Statement	45

Ownership of Our Common Stock

Directors and Executive Officers

Stock Ownership Requirements and Other Policies

Stock Ownership Requirements

To reinforce the long-term perspective of stock-based compensation and emphasize the relationship between the interests of our directors and executive officers with your interests as shareholders, we require our non-employee directors and our executive officers to own shares of our common stock. Our Board has adopted robust stock ownership policies that apply to our directors and executive officers as summarized in the chart below.

EXECUTIVE OFFICER STOCK OWNERSHIP POLICY REQUIREMENTS	DIRECTOR STOCK OWNERSHIP POLICY REQUIREMENTS

While employed by the Company and for one year following retirement, our executive officers must hold shares of Wells Fargo common stock equal to at least 75% of the after-tax profit shares (assuming a 50% tax rate) acquired upon the exercise of stock options or upon the distribution of other stock-based awards if the total value of Wells Fargo common stock the executive owns is less than three times cash salary (six times cash salary for the CEO) (the minimum threshold amount), and at least 50% of such after-tax profit shares if the total value of Wells Fargo common stock the executive owns is greater than the applicable minimum threshold amount.

After five years on the Board, each non-employee director must own stock having a value equal to five times their annual cash retainer, and maintain at least that stock ownership level while a member of the Board and for one year after service as a director terminates.

Shares counted toward ownership include deferred shares a non-employee director holds in the Directors Stock Compensation and Deferral Plan (Directors Plan), shares (or share equivalents) an executive officer holds in the Company 401(k) Plan, Supplemental 401(k) Plan, Deferred Compensation Plan, Direct Purchase and Dividend Reinvestment Plan, and shares owned by an executive officer’s spouse. Executives also may include the value of 50% of the target number of Wells Fargo common shares subject to his or her unvested full-value stock-based awards. Compliance with these stock ownership requirements is calculated annually and reported to the GNC (for non-employee directors) or to the HRC (for executive officers).

Anti-Hedging Policies

To further strengthen the alignment between stock ownership and your interests as shareholders, our Code of Conduct requirements prohibit all employees, including our executive officers and directors, from engaging in derivative or hedging transactions involving any Company securities, including our common stock. This hedging prohibition with respect to Company securities applies to any type of transaction in securities that limits investment risk with the use of derivatives, such as options, puts, calls, futures contracts, or other similar instruments.

No Pledging Policy

Our Board has adopted policies which are reflected in our Corporate Governance Guidelines that prohibit our directors and executive officers from pledging Company equity securities as collateral for margin or other similar loan transactions.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and beneficial owners of more than 10% of our common stock to file initial reports of ownership and changes in ownership of our common stock and other equity securities with the SEC. SEC regulations also require us to identify in this proxy statement any person subject to this requirement who failed to file any such report on a timely basis. To our knowledge, based solely on a review of the filed reports and written representations by the persons required to file these reports, we believe that each of our directors and executive officers complied with all such filing requirements during 2022, except that, due to an administrative error, the January 1, 2018 Form 3 filing for Theodore F. Craver, Jr. inadvertently misstated his initial holdings on becoming subject to Section 16(a). An amended Form 3 was filed on behalf of Mr. Craver on January 24, 2023 promptly after the error was discovered.

46	Wells Fargo & Company

Ownership of Our Common Stock

Director and Executive Officer Stock Ownership Table

The following table shows how many shares of common stock our current directors and nominees for director, our NEOs, and all directors, director nominees, and executive officers, as a group, beneficially owned on February 22, 2023, and the number of shares they had the right to acquire within 60 days of that date, including RSRs that are scheduled to vest within 60 days of that date. This table also shows, as of February 22, 2023, the number of common stock units credited to the accounts of the directors, director nominees, NEOs, and executive officers as a group under the terms of the benefit and deferral plans in which they participate but which are not deemed beneficially owned under SEC rules as of February 22, 2023. None of our directors, NEOs, or executive officers, individually or as a group, beneficially own more than 1% of our outstanding common stock.

	Amount and Nature of Beneficial Ownership(1)

Name	Common Stock Owned(2)(3) (a)	Unvested Common Stock Units(4) (b)	Other Common Stock Units(5)(6) (c)	Total Beneficial Ownership(7) (d)	Additional Common Stock Units(8)(9) (e)	Total (f)

Non-Employee Directors and Director Nominees

Steven D. Black	129	—	—	129	33,414	33,543

Mark A. Chancy	14,046	—	8,200	22,246	3,134	25,380

Celeste A. Clark	4,022	—	—	4,022	34,011	38,033

Theodore F. Craver, Jr.	33,201	—	—	33,201	9,196	42,397

Richard K. Davis	744	—	—	744	5,383	6,127

Wayne M. Hewett	101	—	—	101	35,997	36,098

CeCelia “CeCe” G. Morken	100	—	—	100	5,383	5,483

Maria R. Morris	2,835	—	1,409	4,244	21,231	25,475

Felicia F. Norwood	5,384	—	—	5,384	—	5,384

Richard B. Payne, Jr.	212	—	—	212	18,817	19,029

Juan A. Pujadas	25,197	—	—	25,197	—	25,197

Ronald L. Sargent	18,131	—	—	18,131	56,631	74,762

Suzanne M. Vautrinot	17,627	—	—	17,627	19,202	36,829

NEOs

Charles W. Scharf*	421,928	—	—	421,928	—	421,928

Michael P. Santomassimo	174,478	—	—	174,478	—	174,478

Jonathan G. Weiss	256,213	15,076	—	271,289	—	271,289

Mary T. Mack	273,790	21,860	—	295,650	—	295,650

Scott E. Powell	121,275	1,755	—	123,030	—	123,030

All directors, director nominees, NEOs, and executive officers, as a group (30 persons)(10)	2,330,481	86,347	10,312	2,427,140	249,291	2,676,431

*	Mr. Scharf also serves as a director.

(1)	Unless otherwise stated in the footnote below, each of the named individuals and each member of the group have sole voting and investment power for the applicable shares of common stock shown in the table.

(2)	The amounts shown for NEOs and executive officers include shares of common stock allocated to the account of each NEO and executive officer under the Company’s 401(k) Plan as of February 22, 2023.

(3)	For the following directors and NEOs, and for all directors, director nominees, NEOs, and executive officers, as a group, the amounts shown include certain shares over which they may have shared voting and investment power: Mark A. Chancy, 609 shares held in a joint account; Theodore F. Craver, Jr., 33,112 shares held in trusts of which he is a co-trustee; Mary T. Mack, 200,892 shares held in a joint account; Michael P. Santomassimo, 173,033 shares held in a joint account and 1,000 shares held in his spouse’s IRA; Charles W. Scharf, 421,499 shares held in a joint account; Suzanne M. Vautrinot, 12,129 shares held in a trust of which she is a co-trustee; and all directors, director nominees, NEOs, and executive officers, as a group, 1,363,926 shares.

(4)	The amounts shown represent RSRs that are scheduled to vest pursuant to the applicable award agreements within 60 days of February 22, 2023, subject to the terms and conditions of the award.

2023 Proxy Statement	47

Ownership of Our Common Stock

(5)	Includes 703 whole common stock units credited to an executive officer’s account as of February 22, 2023 under the terms of the Deferred Compensation Plan that would be paid in shares of common stock within 60 days of February 22, 2023 were the individual to have retired on such date, assuming a valuation date of February 22, 2023.

(6)	For non-employee directors, represents common stock units credited to their accounts as of February 22, 2023 pursuant to deferrals made under the terms of the Directors Plan and which such director has elected to have paid out in shares of common stock within 60 days of February 22, 2023.

(7)	Total does not include the following RSRs and/or target number of PSAs (including dividend equivalents credited on that target number as of February 22, 2023) granted under the Company’s 2022 Long-Term Incentive Plan (“LTIP”) or its predecessor, the Long-Term Incentive Compensation Plan (“LTICP”), that were not vested as of February 22, 2023, or scheduled pursuant to the applicable award agreements to vest within 60 days of February 22, 2023. The following includes PSAs granted in 2020. Upon vesting, each RSR and PSAs will convert to one share of common stock. PSAs amounts are subject to increase or decrease depending upon the Company’s satisfaction of performance criteria and other conditions.

Name	RSRs	PSAs

Charles W. Scharf	528,000	1,028,975

Michael P. Santomassimo	174,174	281,953

Jonathan G. Weiss	182,308	312,510

Mary T. Mack	145,850	270,532

Scott E. Powell	169,289	221,496

All executive officers as a group	2,490,760	3,339,366

(8)	For NEOs and executive officers, represents whole common stock units credited to their accounts as of February 22, 2023 under the terms of the Supplemental 401(k) Plan and/or Deferred Compensation Plan that would be paid in shares of common stock more than 60 days after February 22, 2023 were the individual to have retired on such date, assuming a valuation date of February 22, 2023 for purposes of the Deferred Compensation Plan: 5,256 shares of common stock under the Supplemental 401(k) Plan and 1,636 shares of common stock under the Deferred Compensation Plan.

(9)	For non-employee directors, represents common stock units credited to their accounts as of February 22, 2023 pursuant to deferrals made under the terms of the Directors Plan that would be paid in shares of common stock more than 60 days after February 22, 2023 were the individual to have retired on such date.

(10)	Felicia F. Norwood owns 151 shares of 4.75% Non-Cumulative Perpetual Class A Preferred Stock, Series Z, 247 shares of 4.25% Non-Cumulative Perpetual Class A Preferred Stock, Series DD, 118 shares of 6.625% Fixed-to-Floating Non-Cumulative Perpetual Class A Preferred Stock, Series R, 498 shares of 5.85% Fixed-to-Floating Non-Cumulative Perpetual Class A Preferred Stock, Series Q, 11 shares of 7.50% Non-Cumulative Perpetual Convertible Class A Preferred Stock, Series L, and 152 shares of 4.70% Non-Cumulative Perpetual Class A Preferred Stock, Series AA. One of our executive officers also owns 25 shares of 7.50% Non-Cumulative Perpetual Convertible Class A Preferred Stock, Series L.

Principal Shareholders

The following table contains information regarding the only persons and groups we know of that beneficially own more than 5% of our common stock as of February 24, 2023.

Name and Address of Beneficial Owner (a)	Amount and Nature of Beneficial Ownership of Common Stock (b)	Percent of Common Stock Owned (c)

The Vanguard Group, Inc.(1) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	331,546,750	8.78%

BlackRock, Inc.(2) 55 East 52nd Street New York, New York 10055	268,358,243	7.10%

(1)	Based on a Schedule 13G/A filed on February 9, 2023 with the SEC by Vanguard to report beneficial ownership as of December 30, 2022. The Vanguard Group has sole voting power over none of the shares and shared voting power over 4,916,192 of the shares. The Vanguard Group has sole dispositive power over 316,191,219 of the shares and shared dispositive power over 15,355,531 of the shares.

(2)	Based on a Schedule 13G/A filed on February 7, 2023 with the SEC by BlackRock, on behalf of itself and certain of its subsidiaries, to report beneficial ownership as of December 31, 2022. Each of BlackRock and its subsidiaries has sole voting power over 242,284,716 of the shares and shared voting power over none of the shares. Each of BlackRock and its subsidiaries has sole dispositive power over 268,358,243 of the shares and shared dispositive power over none of the shares.

48	Wells Fargo & Company

Human Capital Management

At Wells Fargo, we believe that our human capital is integral to our long-term success, and we are committed to DE&I; fostering a strong risk-focused culture; and investing in our employees.

For more detailed information regarding our human capital programs and initiatives, see our 2022 Diversity, Equity, and Inclusion Report (available on the Corporate Responsibility Goals and Reporting page on our website) (“DEI Report”) and Human Capital in Part I of the 2022 Annual Report on Form 10-K. Also, in September 2022, we published our Environmental, Social and Governance Report (available on the Corporate Responsibility Goals and Reporting page on our website) (“ESG Report”). Our ESG Report reflects information contained in EEO-1 reports filed for the Company.

Talent and Culture

We are committed to a culture that attracts and retains the best people who help us become a better, stronger company. Our culture is guided by a customer-centric focus informed by employee engagement and feedback and reinforced by clear employee expectations. Our employee expectations are designed to be clear and straightforward, to drive the highest standards of integrity and operational excellence, and to provide guidance for doing what’s right and doing it well.

Risk-Focused Culture Our Board is responsible for holding senior management accountable for defining and maintaining a culture designed to effectively manage risk. One of our Company’s top priorities is implementing and enhancing an appropriate risk and control framework across our Company. We expect our employees to speak up when they see something that could cause harm to our customers, communities, employees, shareholders, or reputation. Because we believe risk management is everyone’s responsibility, our employees are empowered and expected to challenge risk decisions when appropriate and to escalate their concerns. Employees are also required to complete annual risk training.

Our performance management and incentive compensation programs are designed to establish a balanced framework for risk and reward under core principles that employees are expected to know and practice. Our Board, through the HRC, plays an important role in overseeing and providing credible challenge to our performance management and incentive compensation programs, and effective risk management is a central component of employee performance evaluations.

Employee Expectations • Embrace candor • Do what’s right • Be great at execution • Learn and grow • Champion diversity, equity, and inclusion • Build high-performing teams (for managers)

Employee Feedback We also leverage employee feedback to enhance the employee experience and drive improvements to our culture and processes. Throughout the year, employees are invited to share their thoughts through surveys, town halls, and other means. Employees also submit ideas through our employee feedback platform called Loudspeaker, and some of these ideas have been implemented in recent years, leading to efficiencies, innovation, and greater employee engagement. We conduct various surveys throughout the year, including our quarterly Pulse surveys and annual Global Employee Survey. The surveys are a way for employees to share their candid thoughts and feedback. Senior leadership and our directors analyze employee feedback, as shared in the survey results, to help the Company improve workplace engagement and the way we do business.

Customer Focus We believe that meeting the increasingly diverse needs of our global customer base is critical to our Company’s long-term growth and success. We invest in employee learning and development and believe that when our employees are properly supported, engaged, and confident in their skills, they are more effective leaders and can provide a better customer experience. We continue to remain focused on customer experience and customer fairness.

2023 Proxy Statement	49

Human Capital Management

Employee Benefits

We value and support our employees as a competitive advantage. We provide eligible regular and part-time U.S. employees (and their eligible dependents, as applicable) with benefits designed to protect their physical and financial health and to help them make the most of their financial future. We also provide U.S. employees with a variety of competitive employer-paid financial protection benefits, including life insurance, critical illness insurance, short-term and long-term disability coverage, and business travel accident insurance.

•

Acknowledging the emotional and mental health challenges that were heightened during the pandemic, we launched “Let’s talk about it” – a campaign to help maintain and support employees’ mental health with ongoing activities and resources working in tandem with our internal Employee Assistance Consulting team.

•

Our well-being programs continue to promote active participation in health by our employees to promote prevention and chronic disease management. In 2022, we also rolled out the company’s first global well-being month, which focused on our employees’ mental, physical, and financial health.

•

In addition to the programs that we continue to offer to support our employees, starting in 2020, Wells Fargo has contributed up to $1,000 per year to a Health Savings Account for each eligible employee enrolled in a qualifying plan and earning less than $100,000 annually. Also, employees enrolled in a qualifying Wells Fargo health plan can earn up to $800 in health & wellness dollars deposited in their medical accounts by completing certain activities to improve their overall health and well-being.

•

Our internal We Care Fund grants emergency aid to employees facing disasters and other severe financial hardships. This employee relief program is funded by Wells Fargo and employees who want to help colleagues in need.

Diversity, Equity, & Inclusion

We are committed to creating a culture with broad representation of who we are, how we think, and how we make decisions. Specifically, we focus on three strategic priorities:

•  Increasing diverse representation at all levels of the Company through an inclusive culture and workplace environment

•  Better serving and growing relationships with diverse customers in each line of business

•  Supporting and increasing our spend with diverse suppliers company-wide

Wells Fargo’s head of Diverse Segments, Representation, and Inclusion reports to the CEO and leads the Company’s DE&I efforts across operations, processes, and programs; sets initiatives to increase the diversity of its leadership; provides education and training; and ties executive compensation to the realization of these initiatives.

U.S. Workforce 55% female 46% racially or ethnically diverse Operating Committee 25% self-identify as female 31% self-identify as racially or ethnically diverse Data as of December 31, 2022

50	Wells Fargo & Company

Executive Compensation

Item 2

Advisory Resolution to Approve Executive Compensation (Say on Pay)

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, this proposal seeks a shareholder advisory vote to approve the 2022 compensation of our NEOs as disclosed pursuant to applicable SEC regulations. Our Board believes that our executive compensation program effectively aligns NEO pay with Company and individual performance and shareholder interests and appropriately motivates and retains our NEOs. Although this advisory vote is nonbinding, the Board values the views of our shareholders and will consider the outcome of the vote when making future compensation decisions for NEOs.

Our Board recommends a vote FOR the advisory resolution to approve the 2022 compensation of our NEOs

We are asking our shareholders to approve the following resolution:

VOTE	BOARD RECOMMENDS

✓  RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED.

FOR

2023 Proxy Statement	51

Executive Compensation

Item 3

Advisory Resolution on the Frequency of Future Advisory Votes to Approve Executive Compensation (Say on Frequency)

In Item 2, our Company’s shareholders are asked to cast an advisory vote to approve the compensation of our NEOs as described in this proxy statement (Say on Pay). In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, in this Item 3, our Company is asking shareholders to cast an advisory vote on how often our Company should hold the say on pay vote: every year, every two years, or every three years. Shareholders are currently presented with this advisory vote every year.

Our Board believes that an advisory vote on executive compensation that occurs every year continues to be the best alternative for our Company and our shareholders. In formulating its recommendation, our Board considered that the annual say on pay vote has worked well because it allows our shareholders to provide the Board and HRC the most frequent input on our NEOs compensation. Further, an annual say on pay vote aligns with our Board’s and the HRC’s annual executive compensation decision-making process, as described in this proxy statement. Finally, this frequency is consistent with our robust shareholder engagement program, which solicits feedback from investors and other stakeholders throughout the year on a variety of topics, including executive compensation.

Our Board recommends that you vote for the option of EVERY YEAR for the frequency of future advisory votes to approve executive compensation

Your proxy card or voting instruction form provides four choices for voting on Item 3: EVERY YEAR; EVERY 2 YEARS; EVERY 3 YEARS; or ABSTAIN. Under our By-Laws, the option, if any, that receives the vote of a majority of the shares present in person or by proxy at the annual meeting and entitled to vote on this item will be the option selected by our shareholders. Because this proposal has multiple options, if none of the options receives the vote of a majority of the shares present in person or by proxy at the annual meeting and entitled to vote on this item, then we will consider the shareholders to have approved the option selected by the holders of a plurality of the issued and outstanding shares present in person or by proxy at the annual meeting and entitled to vote on this issue.

Our Board values the opinions of our shareholders as expressed through their votes on this Item 3. Although the vote is advisory and not binding on our Board, our Board will consider the outcome of this vote when making future decisions regarding the frequency of say on pay votes.

We are asking our shareholders to approve the following:

VOTE	BOARD RECOMMENDS

✓ Our Board recommends that you vote for the option of EVERY YEAR for the frequency of future advisory votes to approve executive compensation.	EVERY YEAR

52	Wells Fargo & Company

Executive Compensation

Compensation Discussion and Analysis

Introduction	PAGE 54

1) 2022 Executive Compensation Program	PAGE 60

2) Performance Assessment and Variable Compensation Determination Process	PAGE 64

3) 2022 Named Executive Officer Compensation	PAGE 66

4) Compensation Policies and Practices	PAGE 82

5) Compensation Governance Oversight	PAGE 85

2022 Named Executive Officers (NEOs)

Charles W. Scharf

Chief Executive Officer and President

Michael P. Santomassimo

Senior EVP, Chief Financial Officer

Jonathan G. Weiss

Senior EVP, CEO of Corporate and Investment Banking

Mary T. Mack

Senior EVP, CEO of Consumer and Small Business Banking

Scott E. Powell

Senior EVP, Chief Operating Officer

2023 Proxy Statement	53

Executive Compensation

Introduction

Executive Summary

Our executive compensation program is designed to incentivize our NEOs to deliver long-term shareholder value with sound risk management discipline. Our compensation principles and philosophy are designed to incentivize and hold our NEOs accountable for sustaining strong financial and non-financial results that are important to our stakeholders. The majority of the total compensation provided to the CEO and other NEOs is at risk, and delivered primarily in the form of long-term equity, including performance share awards (PSAs) and restricted share rights (RSRs) that are subject to ongoing risk and service conditions, and for PSAs, achieving pre-determined three-year financial performance goals.

During 2021, the HRC made significant enhancements to our executive compensation program through active engagement with shareholders. These enhancements became effective for and reflected in the design and disclosure of our 2021 executive compensation program and remained in place for 2022. Specifically:

What We Heard from Shareholders	How We Responded

Goals: Preference for more disclosure about the goals used to evaluate individual performance	✓ Enhanced description of the goals used to evaluate individual NEO performance
Performance Assessment: Preference for more disclosure about the factors the HRC considers in assessing performance	✓ Provided additional detail on the performance assessment process used by the HRC
Variable Incentive Process: Preference for more disclosure about the process to determine variable compensation	✓ Enhanced the disclosure around the HRC’s process for determining variable compensation, including application of performance achievement levels

Pay Mix: Preference for a higher proportion of performance-based long-term equity in CEO pay mix	✓ Increased the weight of PSAs in the CEO’s equity mix to 65% with the remaining 35% in RSRs (previously, split 50% / 50%)
Relative Performance Link: Preference for inclusion of a relative measure in our PSA design	✓ Reintroduced relative Return on Tangible Common Equity (“ROTCE”) performance in our PSA design, weighted at 25% (previously 100% absolute ROTCE)
Performance Criteria: Focus on setting rigorous performance criteria

✓  Increased the target performance goal required for three-year average absolute ROTCE performance to achieve target payout or above

« Further increased the three-year average absolute ROTCE performance required to achieve target payout or above from 10.5% to 12.0%, for PSAs granted in 2023, for performance year 2022

Total Shareholder Return (“TSR”): Preference for increased rigor of the TSR structure

✓  Re-evaluated the structure and rigor of TSR in the PSA program; payouts adjusted upward by 20% if our TSR is at or above the 75th percentile and reduced by 20% if our TSR is below the 25th percentile (no upward adjustment if absolute TSR is negative)

The enhancements implemented in 2021 were positively received by shareholders, and our Say on Pay vote increased from 57% approval in 2021 to 73% approval in 2022. In 2022, we continued to actively engage with shareholders on our executive compensation program, as well as other matters. Shareholders broadly reaffirmed their support for the design of our executive compensation program, including the changes implemented in the prior year. For 2022, based on shareholder feedback and following a thorough review of our executive compensation program and peer practices, the HRC determined not to make significant structural changes to our executive compensation program. The HRC also determined that it was important to continue to enhance disclosure of our executive compensation program. For 2022, the HRC made compensation determinations for the CEO and other NEOs that reinforce the alignment of executive pay with performance and long-term shareholder interests.

54	Wells Fargo & Company

Executive Compensation

Given the feedback received during the 2022 shareholder engagement sessions, we provide further details regarding three key questions raised by shareholders, as discussed under 2022 Say on Pay Vote and Shareholder Engagement. Please also refer to additional details in later sections of this Compensation Discussion and Analysis (“CD&A”).

2022 Performance Highlights

During 2022, the Company delivered strong underlying performance despite the challenging macro environment. While our financial performance was meaningfully impacted by operating losses, our underlying financial performance was strong and reflected the progress we are making to improve returns. Rising interest rates drove strong net interest income growth, credit losses continued to increase slowly, but credit quality remained strong, and we continued to make progress on our efficiency initiatives.

We also continued to invest in our strategic capabilities, developing innovative products and solutions to better serve our customers. These included rolling out our new consumer mobile app, relaunching Intuitive Investor®, introducing two new credit cards, and launching a new digital banking platform for our commercial clients. We made changes in 2022 that helped millions of customers avoid overdraft fees. We have also continued to invest in strengthening our risk and control infrastructure.

A significant portion of the operating losses incurred in 2022 reflected a December settlement we reached with the Consumer Financial Protection Bureau (“CFPB”), which resolved multiple historical issues, many of which have been outstanding for several years. Over the past three years, we have made significant changes to address the matters referenced in the settlement, and many of the required actions were already substantially complete. This settlement followed the termination or expiration of several consent orders since 2020 as the Company continues to focus on strengthening its risk and control infrastructure and delivering on its regulatory commitments. In addition to the operating losses described above, we also experienced changes in the allowance for credit losses, excluding net charge-offs, from 2021 to 2022, as well as the impact from divestitures in 2021.

To better assess the underlying financial performance of the Company and compare year-over-year results, the HRC concluded that it was important to review financial performance on an as-reported and adjusted basis to take into account the impact of the notable items described below. Please refer to 2022 Company Performance for more details about the Company’s financial performance and how it was considered in the HRC’s 2022 compensation decisions for the NEOs.

The financial performance metrics featured in the charts below summarize select 2022 and 2021 financial results, which along with our non-financial results, were among the key inputs considered in the HRC’s performance assessment. In addition, the HRC believed it was useful to consider adjustments for notable items that occurred during 2022 and 2021 to better assess the Company’s underlying financial performance for 2022, including as compared with 2021. The financial performance metrics featured in the tables below have been adjusted for the following notable items.

2022 Notable Items

•

Operating losses: litigation, regulatory, and customer remediation matters related to a variety of historical matters of $2.0 billion (pre-tax) and $3.3 billion (pre-tax) in the third and fourth quarters of 2022, respectively

•	Change in allowance for credit losses: decrease of $75 million, excluding the impact of net charge-offs

2021 Notable Items

•	Change in allowance for credit losses: decrease of $5.7 billion, excluding the impact of net charge-offs

•

Divestitures: revenue (including gain on sales) of $3.0 billion and expenses of $1.3 billion associated with the sales of Wells Fargo Asset Management, our Corporate Trust Services business, and our student loan portfolio

2023 Proxy Statement	55

Executive Compensation

Revenue

(billions)

Net Income

(billions)

Diluted Earnings Per Common Share (“EPS”)

Efficiency Ratio2

(Lower % indicates greater efficiency)

Performance and Compensation Determination Process and Timeline

Consistent with prior years, the HRC followed a systematic approach to set goals, to evaluate Company, individual, and as applicable, line of business performance, and to determine executive compensation. The HRC’s process and timing are summarized below.

2022 Performance Goals

Performance categories for the Company and the NEOs, including the metrics that the HRC relies on to assess performance, are derived from strategic pillars, as discussed under Strategic Pillars and Categories of Performance. The HRC, in the first quarter of 2022, reviewed performance goals for each of the NEOs and approved such goals for the CEO. In January 2023, the HRC then assessed Company, individual, and, as applicable, line of business performance against these goals, which drove its determination of variable compensation outcomes. Company performance is discussed under 2022 Company Performance. Performance and compensation summaries for our CEO and other NEOs begin under 2022 Executive Compensation Decisions.

Performance Year 2022 Total Compensation Targets, Pay Mix, and Pay-For-Performance Outcomes

The HRC establishes total compensation targets for our NEOs each year. Compensation targets are based on the role and responsibilities of the individual, the size and scale of the role, market data for comparable roles, to the extent available, and consideration of other factors, such as individual experience. The main purpose of having a compensation target is to allow the HRC

[1]	Adjusted Revenue, Adjusted Net Income, Adjusted Diluted EPS, and Adjusted Efficiency Ratio are non-GAAP financial measures. For additional information, including corresponding reconciliations to GAAP financial measures, refer to Notes on Non-GAAP Financial Measures on page 127.
[2]	Refer to Additional Information, page 130, Note 4 for a further discussion of Efficiency Ratio.

56	Wells Fargo & Company

Executive Compensation

to provide compensation opportunities to attract, motivate, and retain the most qualified senior executive leadership team. For 2022, after a thorough review, the HRC increased total compensation targets for Mr. Scharf, Mr. Weiss, and Mr. Powell, as discussed under NEO Target Total Compensation, and maintained the total compensation targets for Mr. Santomassimo and Ms. Mack. The increases for Mr. Scharf, Mr. Weiss, and Mr. Powell were primarily driven by an increase in the market pay levels for comparable roles. All increases in target compensation are in the form of variable compensation, which is 100% tied to performance. No changes were made to base salary.

In addition to the total compensation targets, in the first quarter of 2022, the HRC also completed a market pay mix assessment. This assessment informed the HRC’s decision to establish a consistent variable compensation pay mix for all members of the Operating Committee, including NEOs. As a result, cash bonus targets, as a percentage of salary, and individual value-based long-term incentive targets, were eliminated. Instead, for all NEOs other than the CEO, 70% of variable compensation is delivered as long-term equity with half delivered in PSAs and half in RSRs. The remaining 30% of variable compensation is delivered as cash bonus. The HRC also established a pay mix for the CEO, requiring a minimum of 75% of variable compensation to be delivered as long-term equity and the balance as cash bonus. The CEO’s long-term equity is also structured as PSAs and RSRs, representing an equity mix of 65% and 35%, respectively.

Throughout 2022, the HRC periodically assessed the Company’s performance against pre-established goals. During the fourth quarter of 2022 and January 2023, the HRC completed in-depth reviews of all aspects of the Company’s financial and non-financial performance, and individual NEO performance.

In January 2023, the Board and the HRC approved the following 2022 compensation outcomes after assessing performance for our CEO and other NEOs, respectively. Refer to 2022 Named Executive Officer Compensation for additional detail on the Board’s (for CEO) and HRC’s evaluation of performance, its actions, and the resulting pay decisions.

	2022 Pay-for-Performance Outcomes

NEO	Salary	Cash Bonus	PSAs	RSRs	Total Compensation	Target Total Compensation

Charles W. Scharf	$2,500,000	$5,365,854	$10,812,195	$5,821,951	$24,500,000	$27,000,000

Michael P. Santomassimo	$1,750,000	$3,149,625	$3,674,563	$3,674,563	$12,248,750	$11,000,000

Jonathan G. Weiss	$1,750,000	$3,825,675	$4,463,288	$4,463,288	$14,502,250	$14,000,000

Mary T. Mack	$1,750,000	$2,527,200	$2,948,400	$2,948,400	$10,174,000	$10,750,000

Scott E. Powell	$1,750,000	$2,476,875	$2,889,688	$2,889,688	$10,006,250	$10,000,000

Information on Table Above:

The table above is not a substitute for, and should be read together with, the 2022 Summary Compensation Table in this Proxy Statement. The table above includes only direct elements of compensation (salary, cash bonus, and the January 24, 2023 grant date value of PSAs and RSRs) and does not include the indirect elements (change in pension value and non-qualified deferred compensation), as reported in the 2022 Summary Compensation Table. Also, the table above reports equity for the performance year earned. In conformance with SEC requirements, the 2022 Summary Compensation Table in this Proxy Statement reports equity in the year granted, but cash for the year earned.

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Executive Compensation

2022 Say on Pay Vote and Shareholder Engagement

At our 2022 annual meeting, the advisory resolution on the 2021 compensation of our CEO and our other NEOs (Say on Pay) received 73% support. While this level of shareholder support represents a significant increase from the previous year, it is still below our desired levels. Following the annual meeting, we continued the efforts of active engagement with shareholders. Our Board Chair and HRC Chair, Corporate Secretary, and leaders from Human Resources, Investor Relations, and ESG teams conducted multiple meetings with shareholders, seeking their feedback on the enhancements and progress we already made and their suggestions on how we could continue to make progress. Our shareholder engagement is summarized below.

The full Board receives periodic updates from the HRC on shareholder feedback received during shareholder engagement, including input related to our executive compensation program.

In addition to gathering general feedback in 2022, we engaged with shareholders on specific topics pertaining to our executive compensation program. During these discussions, shareholders generally expressed support for the changes discussed in our 2022 CD&A. Shareholders also asked for more information on certain aspects of our executive compensation program: base salary levels for the CEO and the other NEOs, peer group selection and their application to the HRC’s planning and oversight processes, and the HRC’s approach to compensation decision-making. The HRC’s perspective on each of these topics is discussed below.

NEO Base Salary Levels

•

Following the 2008 financial crisis, Wells Fargo raised executives’ base salary levels to provide a more balanced fixed and variable compensation mix. This action was implemented to address concerns regarding the potential for incentive compensation arrangements to lead to excessive risk-taking within financial institutions. The Company maintains this practice given our efforts to promote effective risk management.

•

Base salaries are an important pay element. For NEOs, the HRC believes that base salary should represent a smaller percentage of total compensation. A majority of the executive compensation should be delivered through variable compensation that is tied to achieving short-term and long-term performance objectives.

•

The CEO and other NEOs continue to have significant levels of compensation at risk. As mentioned previously, the majority of target total compensation is delivered through variable compensation, at least 75% of which, for the CEO, and 70% for the other NEOs, consists of long-term equity awards, providing strong alignment with shareholder interests.

•

Our pay for performance philosophy focuses on total target compensation in relation to our Labor Market Peer Group. Historically, the cash bonus targets were expressed as a percentage of base salary and long-term incentive targets were expressed in dollars. The HRC changed that design in 2022, eliminating the relationship between salary levels and cash bonus targets. Instead, the HRC implemented a consistent variable compensation pay mix for the CEO and all other NEOs. The HRC sets the quantum of NEOs’ target total compensation based on roles and responsibilities and taking into account Labor Market Peer Group compensation policies and practices. The level of base salary does not result in a higher level of total compensation.

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Peer Group Selection

•

Given the size, scale, and mix of our businesses, and the need to attract and retain the most qualified leadership team, selecting the appropriate peer groups is a critical decision point for the HRC in order to properly assess our performance and compensation levels.

•

In 2020, the HRC, in consultation with its independent compensation consultant, determined that two separate peer groups provide a better balance, given that our primary talent competitors (Labor Market Peer Group) do not fully align with the types of organizations with which we compete for capital and customers, or best compare to how we are organized and the regulations under which we operate (Financial Performance Peer Group). Our Financial Performance Peer Group includes only Global Systemically Important Banks, ensuring that the relative performance standards the HRC uses to evaluate our performance reflect banks that operate with the most similar set of regulatory requirements, providing the best comparison set when considering financial performance.

•

The HRC continues to rely on two separate peer groups, given their representative alignment with talent and compensation needs, on the one hand, and business and performance, on the other. The HRC will continue to assess the appropriateness of our peer groups in relation to its executive compensation oversight and planning processes.

HRC’s Approach to Compensation Decisions

•

The HRC believes that relying on a single formula to evaluate performance and determine compensation decisions is not practical and will fail to fully consider risk, regulatory, and other non-financial outcomes that are critical to our success. In determining this approach to compensation decisions, the HRC considered the following important factors:

•

We operate in a dynamic business environment where business and performance needs change quickly, requiring flexibility to re-align our executive compensation program to support our talent and performance needs.

•

Our performance needs are diverse, reflecting the need to balance management’s accountability for meeting our annual commitments to shareholders and other stakeholders with making progress towards the attainment of our multi-year transformation goals.

•	Risk is multi-layered and complex, requiring high levels of informed judgement to accurately assess performance and make variable compensation decisions that are balanced, reasonable, and appropriate.

•

Our executive compensation program incentivizes our NEOs to deliver against performance goals that are derived from our strategic pillars, the first of which is our Risk and Control Culture. Our top priority remains building an appropriate risk and control infrastructure, which is fundamental and critical to our future.

•

This rigorous process enables the HRC to evaluate Company, CEO, and each of our other NEO’s overall performance, including financial and non-financial results. It informs the HRC’s compensation decisions, ensuring they are balanced, reasonable, and appropriate. The performance goals the HRC sets in the beginning of the year include quantitative measures and qualitative goals. The HRC reviews performance against these goals during and at the end of the year. This allows the HRC to make a holistic performance assessment which then informs the compensation decision. For the CEO and each of the other NEOs, the HRC determines target total compensation (including pay mixes) in the beginning of the year, and also pre-determines the weighting of Company, individual, and, as applicable, line of business performance.

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Executive Compensation

1) 2022 Executive Compensation Program

2022 Pay for Performance Philosophy and Framework

Executive Compensation Principles

The Company’s executive compensation program is designed and administered in accordance with established compensation principles, each of which is an essential component to driving strong, risk-managed performance. The Company’s compensation principles are set out below.

Pay for Performance

Compensation is linked to Company, individual, and, as applicable, line of business performance, including meeting regulatory expectations, and creating long-term value consistent with the interests of shareholders.

Promote Effective Risk Management Compensation promotes effective risk management and discourages imprudent or excessive risk-taking.

Attract and Retain Talent

People are one of the Company’s competitive advantages; therefore, compensation helps attract, motivate, and retain people with the skills, talent, and experience to drive superior long-term Company performance.

The HRC oversees the design and administration of our executive compensation program, which includes a rigorous and iterative assessment process that takes place throughout the year. The HRC relies on the three executive compensation principles outlined above that guide its pay for performance philosophy, and the underlying Executive Compensation Framework described below. The HRC also carefully considers input from its independent advisor, Meridian, and the feedback received from our shareholders.

Our Compensation Philosophy

Our compensation philosophy reflects and reinforces our executive compensation principles. It is embedded in the design and oversight of our executive compensation program, specifically:

Providing a Competitive Opportunity	Providing a compelling total compensation opportunity consisting of fixed and variable compensation strongly tied to our long-term success in order to attract, motivate, and retain talent.

Balancing Short-and Long-Term Performance	Structuring total variable compensation opportunities that are determined annually based on our performance, emphasizing long-term equity awards with future values that will be determined by our success.

Understanding the Market	Relying on Labor Market Peer Group compensation policies and practices as inputs in our planning processes without benchmarking any single compensation element or total compensation to a specific target peer percentile or pay rank.

Being Transparent to our Shareholders	Being transparent to our shareholders in the design, administration, and oversight of our executive compensation program, as appropriate.

Requiring Stock Ownership	Requiring our NEOs to hold a meaningful equity stake in the Company, aligning their interests with long-term shareholder interests and providing long-term accountability for effectively managing risk.

Limiting Executive Perquisites	Limiting perquisites to only those necessary to support our NEOs in the safe and effective discharge of their duties and responsibilities on behalf of the Company.

Emphasizing Risk Balancing Features

Emphasizing risk balancing features embedded throughout our executive compensation program, including but not limited to the Clawback and Forfeiture Policy, discourages imprudent risk-taking and reinforces an accountability framework.

Exercising Good Governance Practices	Exercising good governance practices to guide the Board and the HRC in their oversight of all matters pertaining to our executive compensation program for our CEO and other NEOs, respectively.

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Labor Market Peer Group

The HRC, in consultation with its independent compensation consultant, approved a Labor Market Peer Group to better understand executive compensation policies and practices among those organizations with which we most directly compete for executive talent. The Labor Market Peer Group is shown below and is unchanged from that used for 2021.

Labor Market Peer Group	American Express Company Bank of America Corporation* The Bank of New York Mellon Corporation Citigroup, Inc.* The Goldman Sachs Group, Inc.*	JPMorgan Chase & Co.* Morgan Stanley* The PNC Financial Services Group, Inc. State Street Corporation U.S. Bancorp, Inc.

*	These banks also are included in our Financial Performance Peer Group.

The HRC relies on the Labor Market Peer Group and guidance from Meridian, the independent compensation consultant, to develop an understanding of market compensation pay levels for executives in comparable roles, in addition to executive pay practices including program design and pay mixes, at companies we most directly compete with for executive talent. The HRC assesses peer pay levels each year in connection with its annual review of NEO compensation.

NEO Target Total Compensation

Each year the HRC reviews and approves the CEO’s target total compensation, which includes base salary and target variable compensation, as part of its oversight of our executive compensation program. The actual variable compensation awarded is determined based on the HRC and Board’s assessment of the Company’s and CEO’s performance. Once determined, total variable compensation is delivered as a cash bonus and long-term equity (PSAs and RSRs). The value our CEO will realize from PSAs and RSRs is a function of our future performance (for PSAs), his continuing service with the Company, and stock price.

In February 2022, the HRC reviewed CEO target total compensation for Wells Fargo against each of the labor market peers relative to a comparison of revenue, assets, and market capitalization. As illustrated by the table below, CEO target total compensation did not fully reflect the size and scale of Wells Fargo in terms of revenue, assets, and market cap. The size metrics are widely used by our industry and those who follow it to quantify size, scale, and complexity on a consistent basis. In referencing market data, the HRC does not target a specific percentile, but, instead, uses data as a reference point. A summary of the pay and size analysis the HRC considered in its market assessment is summarized below.

Wells Fargo vs Labor Market Peers:

CEO Total Compensation (“TC”) and Select Size Metrics (as of 12/31/2021) by Percentiles

Based on this analysis, the HRC determined that the CEO’s target total compensation was not sufficiently aligned with peer pay levels. The HRC also considered that the CEO’s target total compensation had not been adjusted since he was hired in 2019.

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Executive Compensation

In response to its findings and based on the business conditions in which we operated at the start of 2022, the HRC increased the CEO’s target total compensation for 2022 to $27 million. The entire value of the increase in 2022 target total compensation was delivered through an increase in target variable compensation, subject to performance. This outcome reflected the HRC’s desire to appropriately align our CEO’s total compensation with the Labor Market Peer Group, while allowing for year-to-year variability in actual CEO pay as determined by the performance-based nature of the program.

For 2022, as in prior years, the HRC also reviewed and approved the other NEOs’ target total compensation, informed by Labor Market Peer Group compensation practices. Those annual targets reflect the size, scale, and complexity of our business and the skills and experiences needed to deliver against the Company’s strategic pillars. Such compensation opportunities support the Company’s strategic plan to generate long-term value consistent with the interests of shareholders. For performance year 2022, the HRC increased target total compensation for Mr. Weiss and Mr. Powell, reflecting the HRC’s evaluation of market pay levels and a review of their performance and responsibilities. Target total compensation remained unchanged from 2021 for the other NEOs.

Financial Performance Peer Group

Our current Financial Performance Peer Group is comprised of a subset of Global Systemically Important Banks selected by the HRC to best reflect those companies that compete with us for capital and customers, and are most similar to us in terms of scope, scale, regulatory requirements, and business mix. The HRC uses the Financial Performance Peer Group to assess our relative performance for purposes of measuring Company financial performance and calculating PSA payouts. The Financial Performance Peer Group is shown below and was unchanged from that used for 2021.

Financial Performance Peer Group	Banco Santander, S.A. Bank of America Corporation* Barclays PLC BNP Paribas S.A. Citigroup Inc.* The Goldman Sachs Group, Inc.*	HSBC Holdings plc JPMorgan Chase & Co.* Morgan Stanley* Royal Bank of Canada UBS Group AG

*	Peers are also included in our Labor Market Peer Group.

Executive Compensation Framework

Our executive compensation framework is designed to drive individual performance that aligns with Company goals and shareholder expectations, as defined by our pay elements, their mix in relation to total annual compensation, and the conditions and timing under which they are earned.

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The following table provides additional details on the three main elements of CEO and other NEO compensation: (1) base salary, (2) cash bonus, and (3) long-term equity awards.

Type	Pay Element	% of Total Comp	Vehicle	Objectives and Key Features

	Base Salary	CEO: 10% NEO: 15%	Cash

•  Provides fixed compensation to attract and retain talent, promotes effective risk management, and does not encourage imprudent or excessive risk-taking

•  Generally not adjusted absent significant change in an NEO’s role and responsibilities

•  Included as an input in our executive stock ownership policy where the minimum satisfactory ownership value our CEO and other NEOs are expected to acquire and maintain equals six times and three times base salary, respectively

	Cash Bonus	CEO: 22% NEO: 25%	Cash

•  Rewards results and differentiates individual performance each year without creating an incentive to take excessive risk

•  For each NEO, the annual cash bonus comprises a small percentage of variable compensation (no more than 25% for CEO; 30% for other NEOs)

•  The annual cash bonus is subject to recovery under the Company’s Clawback and Forfeiture Policy

	Long-Term Equity Awards	CEO: 68% NEO: 60%	PSAs & RSRs

•  Rewards performance over the long-term, creates a shared success culture, and aligns with sustained shareholder value

•  Comprises a large percentage of each NEO’s variable compensation (at least 75% for CEO; 70% for other NEOs)

•  Facilitates stock ownership, executive retention, and aligns the long-term interests of NEOs with shareholders

•  Dividend equivalents are accrued on unvested PSAs and RSRs, but are paid only following vesting

•  Subject to reduction, forfeiture, or clawback under the Company’s Clawback and Forfeiture Policy

•  PSAs cliff vest after a three-year performance period based on achievement of predetermined performance targets, and, if earned and vested, are settled in common stock

•  RSRs time-vest over three years and, if earned and vested, are settled in common stock

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Executive Compensation

2) Performance Assessment and Variable Compensation Determination Process

2022 Performance Assessment Process

The HRC assesses NEO performance through evaluation against pre-established financial and non-financial goals. This process aligns variable compensation determinations with performance against the Company’s long-term value drivers and prudent risk oversight, and provides the HRC with the ability to reduce an individual NEO’s performance achievement level for material failures in risk management, including but not limited to misconduct. For DE&I, the HRC evaluates the CEO’s progress on key Company-wide DE&I priorities, and for other NEOs, the HRC uses progress on diverse representation and inclusion across specific underrepresented groups of NEO senior leadership teams, with potential adjustments to variable compensation based on a holistic assessment of progress increasing representation in these groups.

1	Set Goals

Strategic Pillars and Categories of Performance

Our Board sets our strategic direction and risk appetite, including approval of our strategic plan annually. The strategic plan includes our five strategic pillars, which in turn are used to frame the goals the HRC uses to assess Company, individual, and, as applicable, line of business performance. Three of the strategic pillars – Risk and Control Culture, Operational Excellence, and Customer-Centric Culture and Conduct – focus on advancing our risk and control culture, supported by Technology and Innovation (4th pillar), to collectively drive our top priority of building a risk and control infrastructure appropriate for our size and complexity, and Financial Strength (5th pillar).

The HRC uses a rigorous approach in establishing performance goals that incentivize NEOs to deliver on the Company’s strategic priorities. At the beginning of each year, individual NEO goals are set with a focus on supporting broader Company goals. The goals are tailored and specific to each NEO’s area of responsibility. At the end of the year, each NEO’s performance is evaluated against the pre-established performance goals. The outcome of the performance evaluation is directly used to determine NEO variable compensation. For 2022, consistent with 2021, the strategic pillars, Company, and individual NEO goals are broadly categorized below:

*	Line of Business Goals are included for CEOs of each business line.

2	Evaluate Performance

The HRC assesses performance holistically and regularly monitors and reviews Company performance throughout the year. At the end of the year, the HRC assesses Company and individual NEO performance against the specific financial and non-financial goals set at the beginning of the year. In the case of the CEO, the performance assessment included a detailed review of performance for each of the pre-established goals under the above-mentioned broad categories. The performance assessment is shared with the HRC. The HRC then assesses the CEO’s performance in an executive session without him present. The HRC provides its summary to the full Board and the Board reviews and considers the CEO performance assessment in its approval of CEO compensation. For

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other NEOs, the CEO provides his evaluation of performance for each individual against the detailed performance goals, for review and input by the HRC. Finally, the HRC assigns achievement levels that include risk considerations for overall Company and individual NEO performance, and business performance for NEOs who head one of our lines of business.

For 2022, the HRC focused on our NEOs’ progress in strengthening our risk and control infrastructure, which includes addressing open historical and emerging issues, and advancing our business through technology and innovation to increase internal operational efficiency so we can deploy resources to better serve our customers and communities. These two areas play significant roles in how we define short-term and long-term success, and accordingly, played a significant role in the HRC’s holistic assessment of performance and determination of variable compensation. We anticipate that the HRC’s focus on these two areas will continue for the foreseeable future to help drive the Company’s transformation.

In addition, as part of the performance assessment, the CRO provides an independent risk assessment for each of the NEOs, other than the CEO. During this process, the CRO assesses the extent of each NEO’s (other than the CEO) involvement in and accountability (if any) related to risk events that took place, or were identified, during the year, except for the CEO, for whom the risk assessment is conducted by the HRC with input from the Risk Committee Chair (who is also a member of the HRC). Further, each NEO is assessed on driving measurable progress towards advancing the Company’s risk and control environment, which includes resolving outstanding regulatory matters and commitments. The risk assessments are incorporated into each NEO’s overall performance assessment, and the HRC may reduce or eliminate an NEO’s variable compensation for the applicable performance year due to risk failures, as well as other actions under the Clawback and Forfeiture Policy depending on the impact of adverse risk outcomes.

3	Determine Pay

As discussed in last year’s CD&A, effective for performance year 2021, the HRC approved a new approach to determine each NEO’s total compensation, defined as the sum of base salary and total variable compensation. Under this approach, Company and individual NEO achievement levels, including line of business performance (as applicable), are considered by the HRC to determine total performance achievement, which then determines the quantum of the total variable compensation. Once the total variable compensation is determined, it is delivered through the pre-set pay mix. The HRC implemented this approach to enhance disclosure of its variable compensation determination process. Refer to the 2022 Executive Compensation Decisions section below for individual NEO achievement level weightings used by the HRC to determine variable compensation.

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Executive Compensation

3) 2022 Named Executive Officer Compensation

2022 Company Performance

Our Performance in Relation to our Business Strategy

The Company continued to make progress in transforming our business, while strengthening our risk and control infrastructure, resolving legacy regulatory matters, investing for the future, engaging with our customers and rebuilding their trust, and demonstrating and reinforcing our commitments to our employees, communities, and other stakeholders.

As mentioned previously, the HRC assessed 2022 Company performance using the following performance categories, which along with the underlying goals remained unchanged from 2021:

Business Results

The Company continued to build upon its strong momentum from 2021. In 2022, the Company reported revenue of $73.8 billion, net income of $13.2 billion, and diluted EPS of $3.14. We delivered Return on Equity (“ROE”) and ROTCE1 of 7.5% and 9.0%, respectively. We also increased our quarterly common stock dividend from $0.20 to $0.30 per share and returned $6.0 billion in capital through gross share repurchases. We continued to realize the benefits of our multi-year efficiency program, generating approximately $3.5 billion in gross expense savings, and reducing our headcount by approximately 4%. We maintained our Common Equity Tier 1 (“CET1”) ratio above our regulatory requirement.

The Company also continued to make progress in key non-financial areas, delivering against key milestones to address legacy regulatory, litigation, and customer remediation matters. The Company had significant operating losses, primarily related to these historical matters, and the HRC considered the impact of these expenses when evaluating our financial results. These results were delivered while we also enhanced our digital and mobile capabilities and added new products to better serve our customers, made changes that helped customers avoid overdraft fees, and continued to support our communities through financial donations to nonprofits in support of housing, small business, financial health, sustainability, and other community needs.

Company performance was a key input into the determination of NEOs’ 2022 variable compensation. The HRC considered key financial and non-financial performance criteria in evaluating 2022 Company performance. The HRC then assigned an overall Company performance achievement level, as discussed in more detail below.

[1]	ROTCE is a non-GAAP financial measure. For additional information, including a corresponding reconciliation to GAAP financial measures, refer to Notes on Non-GAAP Financial Measures on page 127.

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Financial Performance

Below we summarize the key financial results reviewed by the HRC, which together with our non-financial results (discussed later) informed the HRC’s assessment of Company performance as an input into the compensation outcomes for 2022. The HRC believed it was useful to consider adjustments for notable items that occurred during 2022 and 2021 to better assess the Company’s underlying financial performance for 2022, including as compared with 2021. The financial performance tables below present our reported financial results as well as our financial results adjusted for these notable items, which are discussed under 2022 Performance Highlights.

TSR

1-Year TSR[7]		3-Year TSR[7]		5-Year TSR[7]

	WFC Result		WFC Result		WFC Result

Absolute TSR	(12%)	Absolute TSR	(17%)	Absolute TSR	(21%)

Relative TSR	42nd percentile	Relative TSR	17th percentile	Relative TSR	25th percentile

Rank	8 out of 12	Rank	11 out of 12	Rank	10 out of 12

[1]	Adjusted Revenue, Adjusted Noninterest Expense, Adjusted Pre-Tax Pre-Provision Profit, Adjusted Net Income, Adjusted Diluted EPS, Adjusted ROE, Adjusted ROTCE, and Adjusted Efficiency Ratio are non-GAAP financial measures. For additional information, including corresponding reconciliations to GAAP financial measures, see Notes on Non-GAAP Financial Measures on page 127.
[2]	Refer to Additional Information, page 130, Note 1 for a further discussion of Pre-Tax Pre-Provision Profit.
[3]	Refer to Additional Information, page 130, Note 2 for a further discussion of ROE.
[4]	ROTCE is a non-GAAP financial measure. For additional information, including a corresponding reconciliation to GAAP financial measures, see Notes on Non-GAAP Financial Measures on page 127.
[5]	Refer to Additional Information, page 130, Note 3 for a further discussion of CET1 Ratio.
[6]	Refer to Additional Information, page 130, Note 4 for a further discussion of Efficiency Ratio.
[7]	Absolute and relative TSR for relevant periods based on S&P Global Market Intelligence/S&P Capital IQ Pro data using single-day methodology for both start and end points. Relative TSR based on the Financial Performance Peer Group, which is discussed in more detail under Additional Information, page 130, Note 6.

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Executive Compensation

Non-Financial Performance

The HRC also evaluated 2022 performance on several key non-financial goals.

Risk, Regulatory, & Control

•  Continued progress in addressing risk, control, and regulatory issues, including a broad-reaching settlement with the CFPB resolving multiple matters that have been outstanding for several years.

•  Enhanced structure to centralize the Control Management organization to drive better execution of front-line controls.

•  Established Chief Operating Office Priority Issues Execution Office and Corporate Risk Regulatory Execution Office to prioritize areas of focus in the Company’s critical regulatory agenda.

Customer Centric Culture & Conduct

•  Enhanced the customer experience through innovative products and services, including two new credit cards, and helping customers avoid overdraft fees.

•  Helped over 244,000 homeowners with new loans to either purchase a home or refinance an existing mortgage.

•  Launched first five HOPE Inside Centers as part of our work to introduce HOPE Inside Centers in 20 markets by the end of 2023, and to redesign 100 branches in low- to moderate-income neighborhoods across the nation.

•  Made $3.5 billion in new commitments (including forward commitments) for affordable housing under the Government-sponsored enterprise and Federal Housing Administration programs.

Talent & Leadership

•  Continued focus on developing strong executive leadership team, with four out of the 17 Operating Committee members new to their roles in 2022 – head of Diverse Segments, Representation, and Inclusion, CEO of Consumer Lending, Chief Risk Officer, and Chief Auditor – filled by internal hires and with an average industry experience of 26 years.

•  Continued focus on diverse representation, development, and mobility of diverse talent, improvement of hiring programs through new sponsorship programs, and updated guidelines for diverse candidate slates.

•  Continued executive forums for Black/African American, Hispanic/Latino, and Asian American and Pacific Islander senior leaders; added Women’s Executive Forum in 2022.

•  Invested in early talent and drove numerous programs across the firm, creating a more diverse talent pipeline for the future.

Technology & Innovation

•  Modernized Wells Fargo Mobile® app for consumer and small business customers.

•  Relaunched Intuitive Investor®, a digitally automated investing platform, making it easier for customers to invest with a streamlined account opening and a lower minimum investment requirement of $500.

•  Launched Wells Fargo VantageSM, a one-stop-shop digital banking experience for commercial and corporate clients that allows for the customization and personalization of the client experience.

•  Continued the development of payment APIs for commercial and corporate clients, invested in solutions to support our financial institution clients, and began developing digital commercial lending solutions.

Operational Excellence

•  Realized approximately $3.5 billion in gross expense savings through efficiency initiatives in 2022.

•  Continued to improve efficiencies through process simplification, automation, and technology modernization.

•  Redesigned Operations organizational framework around three pillars – Consumer, Wholesale, and Shared Services – to accelerate our transformation, provide a more consistent experience for our customers, and enable us to continue strengthening our risk and control environment.

•  Developed comprehensive technology application rationalization and consolidation plan across Operations to consolidate claims processing systems, decommission legacy applications, and consolidate multiple applications.

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ESG (including DE&I and Community Engagement)

•  Donated approximately $300 million to over 3,400 nonprofits in support of housing, small business, financial health, sustainability, and other community needs.

•  Launched $60 million Wealth Opportunities Restored through Homeownership (“WORTH”) program, which aims to create 40,000 homebuyers of color in eight markets across the U.S.

•  Published inaugural DE&I Report highlighting internal progress and external work supporting underserved communities.

•  Published the Wells Fargo CO2eMission, a climate alignment and target-setting methodology for our financing portfolios, and set the first interim financed emissions targets for the Oil & Gas and Power sectors.

•  Issued our second sustainability bond, the Inclusive Communities and Climate Bond, raising $2 billion in capital to support housing affordability, economic opportunity, renewable energy, and clean transportation.

•  Funded more than $107 million in scholarships and financial education programming for diverse communities.

•  Spent more than $1 billion with certified diverse suppliers.

Company Performance Achievement Level	107%

After reviewing the Company’s key financial performance measures, the HRC recognized the Company delivered strong results despite the challenging macro environment. The HRC believed that considering the notable items that occurred during 2021 and 2022 was useful in assessing the Company’s underlying financial performance for the purposes of compensation decisions. The HRC also evaluated the Company’s key non-financial performance and recognized that the Company continued to execute on its strategic priorities and made significant progress on the Company’s risk, regulatory, and control commitments. The HRC also acknowledged the Company’s continued support and investment in its customers, communities, and employees, through activities and achievements to advance the Company’s non-financial goals. Based on the financial and non-financial performance outcomes discussed above, the HRC assigned an achievement level of 107% for 2022.

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Executive Compensation

2022 Executive Compensation Decisions

Charles W. Scharf

Chief Executive Officer and President

As the Chief Executive Officer and President of Wells Fargo, Mr. Scharf is responsible for all aspects of the Company’s strategy and performance. Therefore, the HRC determined that 65% of Mr. Scharf’s variable compensation should be determined by overall Company performance and 35% by Mr. Scharf’s individual performance.

In determining Mr. Scharf’s variable compensation, the HRC and the Board evaluated Mr. Scharf’s performance against specific goals established in early 2022. The performance highlights summarized below reflect areas of focus related to those specific goals.

Categories of Goals	2022 Performance Highlights

Risk, Regulatory, & Control Execute against milestones to reduce outstanding regulatory deliverables, and continue to strengthen risk and control infrastructure

•   Continued progress in addressing risk, control, and regulatory issues, including reaching a broad-reaching settlement with the CFPB resolving multiple matters, having accelerated corrective actions and remediation, and with required actions related to many of the matters described in the settlement already substantially complete.

•   Continued to enhance organization structure to manage risk, including the centralization of Front Line Control Management organization and establishment of new Chief Operating Office and Risk offices to prioritize the Company’s regulatory remediation agenda.

Strategy, Technology, & Innovation Execute against key strategic priorities, including multi-year technology plan, for how we serve our customers and communities and drive operational excellence

•   Advanced our strategic capabilities relating to business operations, infrastructure, and customer growth.

•   Met key goals in streamlining technology APIs, migrating applications to the hybrid cloud, and decommissioning outdated applications.

•   Enhanced our digital and mobile capabilities to better serve our customers and launched innovative products and solutions, including our new mobile app, a new small dollar product – Flex Loan, two new credit cards, and a new digital banking platform for our commercial clients. Made significant changes that helped millions of customers avoid overdraft fees.

•   Continued to support our communities, including volunteer service from employees, donations to nonprofits in support of housing, small business, financial health, sustainability, and other community needs, and grants for financial coaching to help people build savings, reduce debt, acquire assets, and improve credit.

•   Advanced our ESG priorities through the publication of Wells Fargo CO2eMission, a climate alignment and target setting methodology for our financing portfolios, and our first sustainable finance progress report, and issuing our second sustainability bond.

Financial Deliver financial results and make progress on efficiency initiatives

•   Delivered value with net income of $13.2 billion and diluted EPS of $3.14.

•   Continued to grow net interest income, including capitalizing on interest rate environment, and managing noninterest expense, which, excluding $7 billion of operating losses, was lower than 2021.

•   Achieved gross expense reductions of approximately $3.5 billion by executing on 500+ initiatives across lines of business and functions.

•   Prudently managed credit portfolio, with credit losses that have increased slightly, but with credit quality remaining strong.

Talent, Leadership, & Culture (including DE&I) Advance talent management and diverse representation strategy, and manage with clear, transparent, and consistent communication

•   Built and expanded a high performing leadership team beyond the Operating Committee, improved succession readiness, and stabilized key business and functional areas through focused and effective talent, leadership, and culture initiatives.

•   Demonstrated and delivered measurable results on our commitments to serve our communities and other stakeholders; published the inaugural DE&I report highlighting internal process and external work supporting underserved communities.

•   Continued efforts to sustain and grow employee-focused initiatives, including completion of inaugural Building Organizational Leadership Diversity (“BOLD”) program and Operating Committee Sponsorship program to mentor and grow next generation of leaders. Continued strong support for the GLIDE - Relaunch returnship program with 105 fellows hired in 2022 with an overall diversity rate of 87%.

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Executive Compensation

Individual Performance Achievement Level	110%

As mentioned previously, the HRC approved a new target total compensation of $27 million for Performance Year 2022. The HRC, in determining Mr. Scharf’s individual achievement level of 110%, noted his strong leadership, demonstrated progress in addressing key risk and control issues, supporting our customers and communities, upgrading the senior leadership and management teams, continuing to build a diverse and inclusive workforce, and making strategic decisions and investments needed to position the Company for future success. The HRC also considered the remaining work to transform the Company and Mr. Scharf’s critical role in leading the transformation.

Prior to the HRC reaching its final recommendation to the Board, Mr. Scharf approached the HRC and suggested that the HRC and the Board consider not increasing his total compensation for 2022. Mr. Scharf acknowledged the strong performance of the Company and significant progress in its transformation journey. He also noted the remaining work left to be completed and, therefore, did not believe an increase in compensation was appropriate.

In alignment with the executive compensation program design, based on target total variable compensation of $24.5 million, and Company and individual performance weightings of 65% and 35%, respectively, the HRC would have derived a total variable compensation of $26.5 million, or $29.0 million in total compensation. The HRC discussed Mr. Scharf’s suggestion, and with the support from the independent compensation consultant, the HRC ultimately decided to exercise negative discretion and recommended to the Board to keep Mr. Scharf’s compensation flat to last year.

The Board approved the HRC’s recommendation, and as a result, the Board determined to award Mr. Scharf variable compensation of $22 million. In taking this action, the Board expressed strong confidence in Mr. Scharf’s leadership in driving the continued transformation of Wells Fargo and values his ongoing contribution and commitment to our shareholders, customers, communities, and employees.

2023 Proxy Statement	71

Executive Compensation

Michael P. Santomassimo

Senior EVP, Chief Financial Officer

As Chief Financial Officer, Mr. Santomassimo is responsible for the Company’s financial management functions, including accounting and control, financial planning and analysis, investor relations, asset liability management, treasury, and tax.

In determining Mr. Santomassimo’s 2022 variable compensation award, the HRC focused on the performance below.

Categories of Goals	2022 Performance Highlights

Risk, Regulatory, & Control Execute against milestones to reduce outstanding regulatory deliverables, and continue to strengthen risk and control infrastructure

•   Demonstrated strong commitment to the remediation of issues through active and direct engagement, including requests for frequent updates on current remediation activities. Drove progress against outstanding risk and regulatory deliverables.

•   Set the tone from the top, led by example, and demanded accountability; included risk partners in routine meetings, sought opinions broadly, and was results oriented to drive appropriate actions and address risks.

•   Implemented processes across finance to reduce operational risk.

Strategy, Technology, & Innovation Execute against key strategic priorities, including multi-year technology plan, for how we serve our customers and communities and drive operational excellence

•   Continued to bring heightened rigor to Company-wide and business unit financial management, driving business strategies based on balance sheet optimization, and clearly linking strategy to investments and risk and regulatory imperatives.

•   Implemented new regulatory reporting platform.

•   Advanced Agile transformation within Finance that will allow for higher quality products with more frequent technology releases in the future.

•   Partnered with business units to publish the Wells Fargo CO2eMission in May 2022, with initial climate-related targets in Oil & Gas and Power sectors, and continued to support progress against targets in the second half of 2022.

Financial Deliver financial results and make progress on efficiency initiatives

•   Delivered financial results despite challenging macro environment and impact of significant operating losses:

•   Successfully managed the balance sheet in a volatile interest rate environment with net interest income up 26%.

•   Proactively navigated through the difficult economic environment and managed capital and liquidity levels well above our regulatory minimum and buffers; implemented hedging strategies and optimized capital through targeted risk reduction, while supporting clients through significant loan growth.

•   Effectively managed expenses across the Company, and advanced multi-year efficiency plans, resulting in approximately $3.5 billion in gross expense savings in 2022.

•   Efficiency ratio of 78%, up from 69%, largely driven by significant operating losses.

•   CET1 ratio of 10.6%; liquidity coverage rate (“LCR”) of 122%.

Talent, Leadership, & Culture (including DE&I) Advance talent management and diverse representation strategy, and manage with clear transparent, and consistent communication

•   Hosted events across Finance covering status on key deliverables and programs across Finance, DE&I strategies and focus, and leadership career paths and internal mobility opportunities.

•   Made progress towards improving representation for three underrepresented groups across senior leaders in Finance; co-Executive Sponsor of Black/African American Connection Employee Resource Network.

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Executive Compensation

Individual Performance Achievement Level	120%

As mentioned previously, target total compensation for Performance Year 2022 of $11 million remained unchanged from prior year. The HRC, in determining Mr. Santomassimo’s individual performance achievement level of 120%, evaluated the Company’s financial results considering headwinds and tailwinds in 2022, along with the impact of the significant operating losses, and the Company’s financial strength. In addition, the HRC recognized Mr. Santomassimo’s leadership across several strategic priorities, which included: executing against work to advance regulatory deliverables and control infrastructure, advancing ESG and DE&I priorities, driving efficiency initiatives, managing asset cap tradeoffs, and prioritizing activities across the Company to preserve value.

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Executive Compensation

Jonathan G. Weiss

Senior EVP, CEO of Corporate and Investment Banking

As CEO of Corporate and Investment Banking (“CIB”), Mr. Weiss is responsible for a comprehensive suite of capital markets, banking, and financial products and services to corporate, commercial real estate, government, and institutional clients globally.

In determining Mr. Weiss’s 2022 variable compensation award, the HRC focused on the performance below.

Categories of Goals	2022 Performance Highlights

Risk, Regulatory, & Control Execute against milestones to reduce outstanding regulatory deliverables, and continue to strengthen risk and control infrastructure

•   Strong tone from the top. Continuous action and emphasis to leadership team on all aspects of risk management. Drove completion of milestones to advance broader regulatory work.

•   Active engagement on reviews of financial risks to ensure sound risk management decisions within risk appetite.

•   Strong support for Risk and associated governance processes and enterprise risk programs; includes Risk in business-driven forums and solicits independent risk management viewpoints.

Strategy, Technology, & Innovation Execute against key strategic priorities, including multi-year technology plan, for how we serve our customers and communities and drive operational excellence

•   Executed against CIB’s long-term business plan, targeting growth sectors, enhancing, automating, and digitizing infrastructure and product offerings, continued build-out of electronic trading and foreign exchange businesses, as well as regulatory and control deliverables.

•   Launched Wells Fargo VantageSM, a one-stop-shop digital banking experience for commercial and corporate clients, continued the development of payment APIs for commercial and corporate clients, and began developing digital commercial lending solutions.

•   Provided leadership for two ESG initiatives: the development and disclosure of initial climate-related targets in Oil & Gas and Power sectors published in the Wells Fargo CO2eMission; and the deployment of sustainable finance delivering $68 billion against a goal of $500 billion.

Financial Deliver financial results and make progress on efficiency initiatives

•   Total revenue up 10% year-over-year (“YoY”).

•   Net income down 3% YoY.

•   Average loan balances were up 16% YoY, while average deposits were down 15% YoY.

•   Noninterest expense up 5% YoY.

•   Efficiency ratio of 50% down from 52% in 2021.

Talent, Leadership, & Culture (including DE&I) Advance talent management and diverse representation strategy, and manage with clear transparent, and consistent communication

•   Continued to build leadership team through hires and promotions in key leadership positions.

•   Built out development officer model to increase engagement, development, and talent management across CIB specific to early talent population; participated in Leadership Development Pilot launch to increase manager capabilities across CIB.

•   Made progress towards improving representation for one underrepresented group across senior leaders in CIB; Executive Sponsor of Pride Connection Employee Resource Network.

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Individual Performance Achievement Level	100%

Business Performance Achievement Level	110%

As mentioned previously, the HRC approved a new target total compensation of $14 million for Performance Year 2022. The HRC, in determining Mr. Weiss’s individual performance achievement level of 100%, and business performance achievement level of 110%, evaluated CIB’s financial performance and Mr. Weiss’s non-financial performance. In particular, HRC considered CIB’s relatively strong financial performance, with revenue up YoY across all three core CIB businesses – Banking (up 14% YoY), Commercial Real Estate (up 14% YoY), and Markets (up 2% YoY), CIB’s efficiency ratio decreasing YoY, and despite volatility in capital markets, CIB maintaining or growing market share in several of its key businesses, with Investment Banking market share increasing 61 bps1 YoY. In addition, the HRC recognized Mr. Weiss’s efforts to execute against CIB’s long-term business plan, including targeting growth sectors and delivering digital client solutions, evaluating financial risk within business decision-making, and advancing ESG priorities.

[1]	As reported by Dealogic.

2023 Proxy Statement	75

Executive Compensation

Mary T. Mack

Senior EVP, CEO of Consumer and Small Business Banking

As CEO of Consumer and Small Business Banking (“CSBB”), Ms. Mack is responsible for diversified financial products and services for consumers and small businesses with annual sales generally up to $10 million through a broad footprint of retail branches and ATMs.

In determining Ms. Mack’s 2022 variable compensation award, the HRC focused on the performance below.

Categories of Goals	2022 Performance Highlights

Risk, Regulatory, & Control Execute against milestones to reduce outstanding regulatory deliverables, and continue to strengthen risk and control infrastructure

•   Set strong tone from the top as evidenced by level of engagement in risk-related matters, including governance, escalation, and addressing issues.

•   Held teams accountable for managing risk as evidenced by the emphasis placed on understanding root causes around self-identification and focus on improving issues management execution.

•   Demonstrated leadership and strong risk acumen balancing risk management considerations with revenue opportunities. Engaged Risk partners, included them in management routines, and welcomed input from independent risk management functions.

Strategy, Technology, & Innovation Execute against key strategic priorities, including multi-year technology plan, for how we serve our customers and communities and drive operational excellence

•   Helped customers avoid overdraft fees by eliminating non-sufficient fund (“NSF”) fee and transfer fees for customers enrolled in overdraft protection; established Extra Day Grace Period to avoid overdraft fees.

•   Rolled-out Early Pay Day to provide consumer customers who receive eligible direct deposits the ability to access funds up to two days earlier, and launched Flex Loan, a digital only, small dollar, short-term credit product.

•   Continued to make strategic investments in tools, capabilities, and marketing to improve banker productivity and direct top migratable activities to digital platforms.

Financial Deliver financial results and make progress on efficiency initiatives

•   Total revenue up 24% YoY.

•   Average loan balances were down 39% YoY.

•   Average deposits for Consumer Banking and Lending segment were up YoY, primarily driven by CSBB.

•   Continued to execute on efficiency programs, including work to optimize our branch footprint and staffing.

Talent, Leadership, & Culture (including DE&I) Advance talent management and diverse representation strategy, and manage with clear transparent, and consistent communication

•   Launched initiatives to upgrade branch leadership skills, including new ‘Elevate’ Branch Learning Platform, Branch Banking Leadership Institute for District Mangers, and Regional Bank Executives, and established leadership advisory councils for top talent to build leadership skills.

•   Improved attrition in branches using several strategies, which enabled a return to strong service levels; through similar actions taken in contact centers, returned contact centers to strong service levels.

•   Made progress towards improving representation for three underrepresented groups across senior leaders in CSBB; Executive Sponsor of Native Peoples Connection Employee Resource Network.

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Individual Performance Achievement Level	85%

Business Performance Achievement Level	95%

As mentioned previously, target total compensation for Performance Year 2022 of $10.75 million remained unchanged from prior year. The HRC, in determining Ms. Mack’s individual performance achievement level of 85%, and business performance achievement level of 95%, evaluated CSBB’s financial performance as part of the broader Consumer Banking and Lending segment, and her non-financial performance. In particular, the HRC considered CSBB’s YoY revenue growth and progress on expenses, the financial and business performance in relation to peers, and the opportunity to grow the business leveraging the Wells Fargo franchise. The HRC also recognized YoY noninterest net income was impacted by lower deposit related fees reflecting efforts to help customers avoid overdraft fees. In addition, the HRC considered Ms. Mack’s efforts to implement solutions that support the Company’s customers, work in the community, focus on risk and control deliverables, and progress against DE&I priorities, while acknowledging work remains to advance branch and ATM technology/footprint and staffing model to drive increased efficiency and better customer service.

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Executive Compensation

Scott E. Powell

Senior EVP, Chief Operating Officer

As the Chief Operating Officer, Mr. Powell is responsible for operations, control management, business continuity and resiliency, regulatory, customer complaints management and remediation, conduct management, enterprise shared services, supply chain management, and the corporate properties group.

In determining Mr. Powell’s 2022 variable compensation award, the HRC focused on the performance below.

Categories of Goals	2022 Performance Highlights

Risk, Regulatory, & Control Execute against milestones to reduce outstanding regulatory deliverables, and continue to strengthen risk and control infrastructure

•   Held his team accountable for managing risk and places emphasis on understanding processes, control deficiencies, self-identification of issues, monitoring, and remediation.

•   Delivered Leading with a Risk Mindset, an in-person training to our top leaders to help equip leaders to drive risk culture.

•   Centralized Control Management organization to improve systematic execution of front line controls, and established Chief Operating Office Priority Issues Execution Office to prioritize areas of focus in the Company’s critical regulatory remediation agenda.

•   Provided strong leadership to drive progress on regulatory commitments across the Company. Actively engaged with regulators providing regular progress updates. Despite some setbacks in certain milestones, implemented strong plans to drive execution.

Strategy, Technology, & Innovation Execute against key strategic priorities, including multi-year technology plan, for how we serve our customers and communities and drive operational excellence

•   Established consistent cadence of business reviews for key Chief Operating Office functions, focusing material on key strategic decisions and timely escalation of emerging issues.

•   Redesigned Operations organizational framework to accelerate our transformation and enable us to continue strengthening our risk and control environment.

•   Successfully managed Return to Office, supported employee base throughout pandemic with testing strategy, contact tracing, and vaccination tracking, and published weekly report to monitor public health statistics that informed employee health safety choices.

Financial Deliver financial results and make progress on efficiency initiatives

•   Made progress on optimizing real estate portfolio.

•   Reduced third-party spend, primarily through professional and outside services expense.

•   Made progress in streamlining the Operations organization, which is anticipated to result in future efficiencies.

Talent, Leadership, & Culture (including DE&I) Advance talent management and diverse representation strategy, and manage with clear transparent, and consistent communication

•   Continued to build leadership team with key new hires and roles.

•   Hosted regular quarterly townhalls and leadership site visits throughout the year, providing relevant Chief Operating Office and firm updates, and addressing issues and questions raised by employees.

•   Made progress towards improving representation for five underrepresented groups across senior leaders in Chief Operating Office co-Executive Sponsor of Disability Connection Employee Resource Network.

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Executive Compensation

Individual Performance Achievement Level	91%

As mentioned previously, the HRC approved a new target total compensation of $10 million for Performance Year 2022. The HRC, in determining Mr. Powell’s individual performance achievement level of 91%, considered the continued progress to advance the front line control infrastructure and focus on regulatory deliverables, including the centralization of Front Line Control Management and the establishment of the Chief Operating Office Priority Issues Execution Office, along with implementation of front line issue verification process to enhance rigor around review and validation of issues. The HRC also recognized Mr. Powell’s leadership implementing the Company’s Return to Office plan, and efforts to advance expense initiatives within the Chief Operating Office, while acknowledging the remaining work to be completed. In addition, Mr. Powell made significant progress to advance diverse representation across senior leaders within the Chief Operating Office with an increase across underrepresented groups. As a result, the HRC approved an incremental $100,000 in variable compensation.

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Executive Compensation

Long-Term Equity Compensation

Long-Term Equity

Similar to the cash bonus determination, long-term equity awards are determined as a percentage of total variable compensation. The HRC grants PSAs and RSRs to promote long-term performance and risk accountability. These objectives are achieved by subjecting long-term equity awards to our Clawback and Forfeiture Policy. The value ultimately realized from any long-term equity grant is also a function of the number of shares that vest and our stock price at the time of vesting and settlement. Finally, PSAs carry additional performance requirements tied to our absolute and relative ROTCE and a TSR modifier based on our performance relative to our Financial Performance Peer Group.

Absolute and relative ROTCE are used as the primary performance conditions in our PSAs. Effective for PSAs granted in 2023 for 2022 performance, the HRC increased the absolute ROTCE performance level at the target and maximum payout levels. For the relative ROTCE component, the HRC set the target objective at the median of the Financial Performance Peer Group, recognizing the meaningful increase in our ROTCE that would be required to improve our relative performance. Finally, and starting with the PSAs granted in 2022 (based on 2021 performance), the HRC added an award payout modifier of +/-20% based on our relative TSR over the three-year performance period. The TSR modifier supports management accountability for our relative stock price performance at the end of the performance period for which an award is earned.

2023 PSA Program

Our PSA program appropriately balances the importance of absolute and relative performance while maintaining rigorous performance targets. The key features of our 2023 PSA program, for the awards granted in 2023 for 2022 performance, include:

Award Level	• Determined based on 2022 Company, individual and, as applicable, business performance. • Represents 65% of long-term equity for CEO and 50% for other NEOs.

Performance Metrics	• The number of PSAs earned at the end of the performance period is based on the achievement of three-year average ROTCE weighted to 75% absolute ROTCE and 25% relative ROTCE as set forth below.

Absolute ROTCE		Payout	Relative ROTCE	Payout

<5%		0%	<25th percentile	0%

5.0%		50%	25th percentile	50%

12.0%*	Increased from prior year	100%	50th percentile	100%
13.0%		125%	≥75th percentile	150%
≥14.0%		150%

*	Increased 150bps over prior year target of 10.5%.

Both payout scales use linear interpolation between defined performance and payout levels.

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Additional Performance Conditions

•  TSR[1] performance modifier, which adjusts the ultimate payout by 20% (positively or negatively) if relative TSR results are in the top quartile or bottom quartile, respectively.

•  Payout is capped at 150% of target, and there will be no upward adjustment if our absolute TSR over the three-year performance period is negative.

•  For any year in the performance period that our Company incurs a Net Operating Loss (“NOL”)[2] , the target number of PSAs will be reduced by one third.

Vesting Period	• PSAs cliff vest after a three-year performance period aligning with long-term shareholder interests.

Risk Balancing Features	• Awards are subject to reduction, forfeiture, and clawback under the Company’s Clawback and Forfeiture Policy.

[1]	Refer to Additional Information, Note 6 for a further discussion of TSR.

[2]	Refer to Additional Information, Note 5 for a further discussion of NOL.

PSAs Outstanding During 2022

The table below shows amounts earned, or that may be earned, by NEOs from PSAs granted in 2020, 2021, and 2022.

	2020 Award (2020-2022 Period)		2021 Award (2021-2023 Period)	2022 Award (2022-2024 Period)

Name	Maximum Payout	Certified Payout	Maximum Payout	Maximum Payout

Charles W. Scharf	150%	67%	150%	150%

Michael P. Santomassimo	—	—	150%	150%

Jonathan G. Weiss	150%	67%	150%	150%

Mary T. Mack	150%	67%	150%	150%

Scott E. Powell	150%	67%	150%	150%

For PSAs granted in 2020, the three-year performance period ended December 31, 2022. In the first quarter of 2023, the HRC certified attainment of 67% of target after adjusting Company and peer performance in accordance with the Long-Term Incentive Compensation Plan and the applicable form of award agreement. For 2020, Company and peer performance was adjusted for the effect of the pandemic on credit loss reserves and for certain other significant infrequently occurring items. For 2021 and 2022, Company and peer performance was adjusted for reversals of credit loss reserves taken in 2020. For 2022, Company performance was adjusted for operating losses in the third and fourth quarters of 2022. As a result of these adjustments, the Company’s ROTCE ranking improved two places to 8 out of 12 companies.

Mr. Scharf’s PSAs were granted pursuant to the terms of his offer letter with the Company, which provides that for purposes of any PSAs, the performance measurement will exclude the impact of any penalties or other charges related to litigation, investigations, or examinations arising out of retail sales practices of the Company, or arising out of other material regulatory matters related to the conduct of the Company, in each case during periods prior to Mr. Scharf’s commencement of employment with Wells Fargo. These adjustments did not alter the Company’s ROTCE ranking or the payout of the 2020 PSA for Mr. Scharf.

For PSAs granted in 2021 and 2022, the HRC will certify performance following completion of the three-year performance periods ending December 31, 2023 and December 31, 2024, respectively.

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4) Compensation Policies and Practices

Risk Management and Accountability

Our executive compensation program reinforces effective risk management through risk-balancing features that discourage and mitigate excessive risk-taking and an accountability framework that, under defined conditions, enables the reduction, forfeiture, or clawback of compensation in the event NEOs’ actions, or inactions, result in specified negative outcomes for our Company.

To discourage imprudent risk-taking, the Company has embedded risk-balancing features throughout our executive compensation program. Additional information on our stock ownership requirements and anti-hedging/pledging policies are included in the Stock Ownership Requirements and Other Policies section of this proxy statement.

Risk-Balancing Features

Pay Mix

•  Appropriately balanced mix of base salary, cash bonus, and long-term equity

•  Base salaries provide fixed compensation, not subject to achievement of annual goals

•  Variable compensation (cash bonus and long-term equity) provides compensation opportunities measured by achievement of financial and non-financial performance goals, including risk outcomes

Performance Metrics	• Used to encourage focus on sustained and holistic overall Company performance • Use of ROTCE performance measure in PSAs

Performance Goals	• Approved by our HRC and support our pay-for-performance philosophy • Use of goals that span across Company and individual performance, including risk

Long-Term Equity Awards

•  Designed to align management and shareholder interests by providing vehicles for NEOs to accumulate and maintain an ownership position in the Company

•  Multi-year vesting with new awards granted each year to encourage continued retention and shareholder alignment

•  PSA payout is capped at 150% of target

Risk Mitigation Policies	• Clawback and Forfeiture Policy • Stock Ownership Policy for NEOs • Anti-hedging and pledging policies

Stock Ownership Policy

The NEOs are required to hold, while employed by our Company and for one year after retirement, shares of Company common stock equal to at least 75% of the after-tax shares (assuming a 50% tax rate) acquired upon exercise of stock options or upon distribution of other Company stock-based awards if the total value of Company common stock owned by the individual is less than six times his or her base salary in the case of the CEO or is less than three times his or her base salary in the case of each other individual, and at least 50% of such after-tax shares if the total value of Company common stock owned by the individual is equal to or greater than such multiple of base salary. As of December 31, 2022, all NEOs were in compliance with the ownership policy.

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Clawback and Forfeiture Policy

The Company’s Clawback and Forfeiture Policy (“Policy”) is designed to encourage the creation of long-term, sustainable performance and to discourage our NEOs from taking unnecessary or inappropriate risks that would negatively impact our Company or harm our customers. The Policy enables the HRC and the Board to hold NEOs accountable. A summary of the compensation-related actions the Company can take under the Policy is set forth below:

Trigger	Description	Compensation Impacted	Clawback	Forfeit

Financial Restatement/ Inaccurate Performance Metrics

•  Amount of the award that was based upon the achievement of certain financial results that were subsequently reduced due to a financial restatement (public restatement)

•  Amount of the award that was based upon one or more materially inaccurate performance metrics

		Equity/Cash	✓	✓

Misconduct	• Employee engages in misconduct or commits an error that causes material financial or reputational harm	Equity/Cash	✓	✓
	• Any conduct that constitutes grounds to terminate for cause	Equity		✓

Risk Management Failure	• Failure through willful misconduct or gross negligence to identify, escalate, monitor, or manage, on a timely basis, material risks	Equity	✓	✓

Resolution of Outstanding Regulatory Matters (PSAs granted in 2019 or later)	• Failure of the employee to achieve progress on resolving outstanding consent orders and/or other regulatory matters	Equity		✓

Clawback applies to the most recent incentive compensation that has been vested and/or paid, so long as such payment(s) have taken place within five years from when the HRC approves a clawback. The Company intends to adopt a clawback policy compliant with new Rule 10D-1 upon or prior to the effectiveness of final New York Stock Exchange listing standards implementing such rule.

Deferred Compensation and Other Benefits

NEOs are eligible to participate in the same benefits generally available to all employees, including health, disability, and other benefits, and our Company 401(k) plan. Our Company matched up to 6% of eligible 401(k) Plan participants’ certified compensation (subject to Internal Revenue Service (“IRS”) limits) during 2022.

NEOs and certain other highly compensated team members are also eligible to participate in our Deferred Compensation Plan. This plan provides for supplemental Company matching contributions for any compensation deferred into the plan in excess of IRS limits that apply to the 401(k) Plan by participants, including NEOs, that otherwise would have been eligible for a matching contribution under our Company’s 401(k) Plan.

The HRC believes these programs are similar to, and competitive with, those offered by our Labor Market Peer Group. We provide information about the benefits under these plans in the 2022 Non-Qualified Deferred Compensation table and related narrative.

Perquisites and Other Compensation

The HRC has intentionally limited perquisites for our NEOs. We may pay for relocation-related services for our executives, including temporary housing, moving expenses, and home purchase closing expenses. The HRC may approve security measures, including residential physical and cyber security systems and services, if determined to be in the business interests of our Company for the safety and security of our executives and our Company’s information. In 2022, the HRC approved the cost of assessing and implementing residential physical and cyber security improvements for our NEOs, subject to a limit of $50,000 per NEO. The HRC additionally approved ongoing maintenance of residential physical and cyber security systems at a cost of up to $5,000 per NEO per year. Based upon a security assessment conducted in 2022 by an independent security consultant, the Company determined that, for security purposes, Mr. Scharf, our CEO, should avoid traveling by commercial ground transport or aircraft. We provide a car

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Executive Compensation

and driver to Mr. Scharf for business travel, commuting, and personal use. Mr. Scharf has agreed to reimburse us for the incremental cost of any use of the car and driver other than for business travel and commuting. In addition, the HRC approved, in 2022, Mr. Scharf’s use of the corporate aircraft for personal flights in an amount of incremental cost not to exceed $200,000 annually. Mr. Scharf has agreed to reimburse us for the incremental cost of his personal use of the corporate aircraft which exceeds this $200,000 annual limit.

New Hire Sign-On Bonuses and Buy-Out Equity Awards

As part of our efforts to build out the senior management team and to attract and retain top executive talent, we can provide sign-on bonuses and buy-out equity awards for new hires. New hire sign-on bonuses and buy-out equity awards are an effective means of making up for compensation opportunities executives forfeit when they leave a former employer to join the Company. We typically require NEOs to return all or a portion of their sign-on bonus if, within a certain period after joining us, they voluntarily leave the Company or are involuntarily terminated by the Company for cause. New hire equity awards are used to incentivize executives to join without unnecessarily increasing annual compensation levels. These awards are generally subject to a time-based vesting period and such other terms and conditions as the HRC determines to be appropriate.

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5) Compensation Governance Oversight

Role of the HRC and CEO

The HRC believes that strong governance and oversight of our executive compensation program is essential to the Company’s long-term success. To achieve this, the HRC is comprised of independent directors with human capital risk and human capital management experience and qualifications, who are informed by an independent compensation consultant, to make compensation decisions based on NEO performance, comparison of Labor Market Peer Group executive pay levels and pay practices, based on discussions throughout the year (in both regularly scheduled meetings and special meetings, as appropriate).

The HRC oversees the Company’s performance management and incentive compensation programs and approves all compensation for the Company’s executive officers, including the NEOs. The HRC sets the annual financial and non-financial Company performance goals, which are used to determine variable compensation pay, to ensure that they are aligned with the Company’s strategic plan, risk appetite, and risk and control framework. Our NEOs each establish individual goals aligned to our Company goals, which are reviewed by the HRC, and approved for the CEO. The HRC evaluates Company results after the end of the performance year, considering financial and non-financial outcomes, consistency with the strategic plan and our risk appetite, prior year performance, and execution of key initiatives and other qualitative factors.

The CEO and HRC assess Company performance as the starting point when determining compensation for each of the other NEOs. For these NEOs, the CEO evaluates their individual performance and makes recommendations regarding base salary and variable compensation to the HRC, for their review and approval. For the CEO, the Board conducts a performance evaluation against all his goals, including risk management and DE&I. The full Board then approves the CEO’s compensation.

To fulfill its responsibilities, the HRC has six standing meetings each year, and special meetings, as needed

The HRC held:

7 meetings in 2022 (8 in total throughout 2022 and early 2023)

4 meetings to assess Company and NEO performance and make 2022 compensation decisions

Key HRC oversight responsibilities

•  Approve compensation philosophy and principles

•  Evaluate CEO performance and compensation

•  Evaluate and approve compensation for executive officers

•  Oversee human capital risk and management, including talent and succession planning

•  Oversee incentive compensation risk management

•  Oversee culture and Code of Conduct

•  Oversee reputation risk related to incentive compensation

•  Approve executive incentive compensation plans

Role of Independent Compensation Consultant

The HRC is authorized to retain and obtain advice of legal, accounting, or other advisors at the Company’s expense without prior management or Board approval. For 2022, the HRC retained an independent compensation consultant, Meridian, to provide independent advice on executive compensation matters and advise on the design and disclosure of the compensation elements. During the year, Meridian compiled compensation data for the Labor Market Peer Group and reviewed with the HRC our executive compensation program generally and as compared to those of our Labor Market Peer Group. Meridian also advised the HRC on the reasonableness of our compensation levels compared to our Labor Market Peer Group and the appropriateness of our executive compensation program structure in supporting strategic priorities and in consideration of shareholder feedback.

On an annual basis, the HRC reviews the services performed by, and the fees paid to Meridian. Upon conducting this review, the HRC determined that Meridian does no other work for our Company or management other than to provide consulting services to the GNC, HRC, and Board that are directly related to employee and non-employee director compensation. To help maintain the independence of any consultant retained by the HRC, the HRC is required under its charter to pre-approve all services performed for our Company by Meridian, other than the services performed for the GNC with respect to non-employee director compensation. The HRC assessed Meridian’s independence considering the NYSE listing standards and SEC rules and concluded that no conflict of interest or independence concerns exist.

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Conclusion

The HRC values the feedback received from our shareholders, and believes the changes made to our executive compensation program in recent years are aligned with shareholder input. The HRC also believes that the 2022 compensation decisions for our NEOs were reasonable, appropriate, and consistent with our compensation principles.

Compensation Committee Report

In its capacity as the compensation committee of our Board, the HRC has reviewed and discussed with management the Compensation Discussion and Analysis that immediately precedes this report. Based on this review and these discussions, the HRC has recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC.

Members of the Human Resources Committee

Ronald L. Sargent, Chair

Steven D. Black

Wayne M. Hewett

Maria R. Morris

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Executive Compensation Tables

2022 Summary Compensation Table

The following table sets forth information about compensation paid, accrued, or awarded to the Company’s NEOs for the years indicated.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($)(1)(2) (e)	Non-Equity Incentive Plan Compensation ($)(3) (f)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)(5) (g)	All Other Compensation ($)(6) (h)	Total ($) (i)

Charles W. Scharf CEO and President	2022	2,500,000	—	16,634,175	5,365,854	—	142,497	24,642,526
	2021	2,500,000	—	13,485,052	5,365,854	—	—	21,350,906
	2020	2,500,000	—	13,542,046	4,350,000	—	—	20,392,046

Michael P. Santomassimo Senior EVP, CFO	2022	1,750,000	—	7,875,050	3,149,625	—	33,492	12,808,167
	2021	1,750,000	900,000	7,500,008	1,837,500	—	—	11,987,508
	2020	367,366	1,750,000	5,990,344	—	—	—	8,107,710

Jonathan G. Weiss Senior EVP, CEO of CIB	2022	1,750,000	—	8,250,074	3,825,675	—	18,300	13,844,049
	2021	1,750,000	—	5,323,428	1,925,000	—	17,400	9,015,828

Mary Mack Senior EVP, CEO of CSBB	2022	1,750,000	—	7,460,747	2,527,200	16,065	18,300	11,772,312
	2021	1,750,000	—	4,649,010	1,559,400	19,883	17,400	7,995,693
	2020	1,750,000	—	4,988,190	1,672,250	110,321	17,100	8,537,861

Scott E. Powell Senior EVP, COO	2022	1,750,000	—	6,187,502	2,476,875	—	31,284	10,445,661
	2021	1,750,000	—	5,568,758	1,968,750	—	17,400	9,304,908
	2020	1,750,000	3,200,000	7,900,563	1,771,925	—	—	14,622,488

(1)	Under the applicable Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 rules, the amount included in column (e) above for 2022 represents the fair value of the 2022 PSA or RSR award on its “grant date” (i.e., the date the HRC approved each award), based (i) for a PSA upon the then-probable outcome of the ROTCE performance condition (i.e., the target value of the award), and (ii) for an RSR award upon the full number of shares subject to the award. See Notes 1 and 12 to our 2022 financial statements included in Exhibit 13 to our Annual Report on Form 10-K for the year ended December 31, 2022 regarding assumptions underlying the valuation of these awards.

Accordingly, the amount shown for 2022 in column (e) for 2022 PSAs is the fair value of the named executive’s award on the date of grant, calculated by multiplying the target number of shares subject to the award by the NYSE closing price per share on that date. The amount shown for 2022 in column (e) for RSRs was calculated by multiplying the number of shares subject to the awards by the NYSE closing price per share on the date of grant.

(2)	The PSAs included in column (e) for 2022 and discussed above are (i) subject to adjustment for each named executive upward (to a maximum of 150% of the target award) or downward (to zero), depending upon the achievement of certain absolute and relative performance conditions based on the average of our ROTCE for the three fiscal years ending on December 31, 2022, 2023, and 2024, (ii) modified by +/- 20% if the Company’s relative TSR for the performance period is in the top quartile or bottom quartile, respectively, (iii) subject to further downward adjustment by 1/3 in the event our Company incurs a NOL for any year in the three-year performance period, and (iv) subject to forfeiture of the awards.

Assuming (1) that our Company’s performance during the measurement period for the 2022 PSAs results in the maximum number of PSAs vesting, and (2) the HRC does not exercise its discretion to cause the forfeiture of the PSAs, the NEOs would be entitled to receive the number of PSAs having the related fair value shown after his or her name: Mr. Scharf – 302,637 PSAs, $16,218,317; Mr. Santomassimo – 110,212 PSAs, $5,906,261; Mr. Weiss – 115,461 PSAs, $6,187,555; Ms. Mack – 90,418 PSAs, $4,845,501; and Mr. Powell – 86,595 PSAs, $4,640,626.

Additional information about the PSAs and other awards appears in our CD&A and in the Grants of Plan-Based Awards table, footnotes, and related narrative.

(3)	Amounts shown in column (f) for 2022 reflect annual incentive non-equity awards made to each NEO in January 2023 based on 2022 performance.

(4)	As of December 31, 2022, none of the NEOs received an increase in the actuarial present value of the NEO’s pension benefit under our Cash Balance Plan from December 31, 2021. The actuarial present value of Mr. Weiss’s and Ms. Mack’s pension benefits under our Cash Balance Plan decreased by $25,579 and $191,758, respectively. All benefits under this plan were frozen in July 2009, and no additional retirement benefit has accrued to any named executive since that date. We are required by SEC rules to show the change in the amount included in column (g) generally using the same actuarial method and assumptions we use for financial accounting purposes to calculate the current value of a future pension benefit payout as described in footnote (2) to the Pension Benefits table below. Information about the actuarial and other assumptions used to compute the value of pension benefits for our NEOs is discussed in Notes 1 and 21 to our 2022 financial statements included in Exhibit 13 to our Annual Report on Form 10-K for the year ended December 31, 2022, and under Pension Benefits below, including in footnotes (2) and (3) to the Pension Benefits table.

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(5)	Except as described in this footnote for Ms. Mack, none of the NEOs received any above-market or preferential earnings on deferred compensation for the years shown, and therefore no earnings on deferred compensation are included in column (g) pursuant to SEC rules. The amount shown for Ms. Mack consists of above-market interest of $16,065 earned on amounts deferred by her under the frozen Wachovia Deferred Compensation Plan for 2022 calculated at a rate per annum equal to the prime rate averaged over four quarters plus 2%. The Wachovia Deferred Compensation Plan was frozen prior to the Wachovia merger, and neither Ms. Mack nor any other participants may make additional deferrals under, nor may any new employees participate in this plan, although interest will continue to accrue on previously deferred amounts.

(6)	Except for Mr. Scharf, who did not participate in the Company’s 401(k) Plan during 2022, column (h) for 2022 includes for each NEO a Company-matching contribution of $18,300 under the 401(k) Plan, on the same basis as is provided for all eligible participants in the 401(k) Plan. Perquisites received by Mr. Weiss and Ms. Mack in 2022 did not exceed $10,000 in the aggregate and thus are not included in column (h), as permitted under SEC rules. For Mr. Scharf, the amount in column (h) includes $131,894 for personal use of Company aircraft, $2,911 for commuting by Company car, $7,500 for assessing and implementing residential cyber security improvements, and $192 for a health benefit membership at a health center, a benefit available to all employees at Mr. Scharf’s office location (the “Health Center”). For Mr. Santomassimo, the amount in column (h) also includes $15,000 for assessing and implementing residential cyber security improvements and $192 for a membership at the Health Center. For Mr. Powell, the amount in column (h) also includes $12,792 for assessing and implementing residential physical and cyber security improvements and $192 for a membership at the Health Center.

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2022 Grants of Plan-Based Awards

The following table provides additional information about the NEOs’ target 2022 annual incentive awards, 2022 PSAs, and 2022 RSRs.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)	Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards Number of Shares of Stock or Units (#) (g)	Closing Price of Stock on Date of Grant ($/Sh) (h)	Grant Date Fair Value of Stock and Option Awards(3) ($) (i)
Name (a)	Grant Date (b)	Target ($) (c)	Threshold (#) (d)	Target (#) (e)	Maximum (#) (f)

Scharf		6,125,000
	1/25/2022			201,758	302,637		53.59	10,812,211
	1/25/2022					108,639	53.59	5,821,964

Santomassimo		2,775,000
	1/25/2022			73,475	110,212		53.59	3,937,525
	1/25/2022					73,475	53.59	3,937,525

Weiss		3,675,000
	1/25/2022			76,974	115,461		53.59	4,125,037
	1/25/2022					76,974	53.59	4,125,037

Mack		2,700,000
	1/25/2022			60,279	90,418		53.59	3,230,352
	1/25/2022					60,279	53.59	3,230,352
	1/25/2022					18,661	53.59	1,000,043

Powell		2,475,000
	1/25/2022			57,730	86,595		53.59	3,093,751
	1/25/2022					57,730	53.59	3,093,751

(1)	The amount shown in column (c) for each individual is based on the individual’s target total variable compensation for the year and the maximum percentage of the target that is payable in non-equity for 2022 as follows: 25% for the CEO and 30% for the other NEOs. The balance of each individual’s target total variable compensation is payable in equity. Information regarding the target total variable compensation for each NEO is provided in the CD&A.

(2)	The potential equity incentive plan awards shown in columns (e) and (f) represent the target and maximum number of PSAs granted during 2022, with the maximum value described in footnote (2) of the Summary Compensation Table and target value included in column (e) of the Summary Compensation Table. Additional information regarding the terms of these awards appears in the narrative following this table and in our CD&A.

(3)	Under the applicable FASB ASC Topic 718 rules, the total amount reported in column (i) above represents the fair value of the 2022 PSA or RSR award on its “grant date” (i.e., the date the HRC approved each award), based (i) for a PSA upon the then-probable outcome of the ROTCE performance condition (i.e., the target value of the award), and (ii) for an RSR award upon the full number of shares subject to the award. See Notes 1 and 19 to our 2022 financial statements included as Exhibit 13 to our Annual Report on Form 10-K for the year ended December 31, 2022, regarding assumptions underlying the valuation of these awards, and footnote (2) to the Summary Compensation Table for additional information.

Additional Information About Equity Grants

PSAs

The HRC granted our NEOs PSAs in January 2022. The target and potential maximum number of shares that can be earned are shown in columns (e) and (f) in the table above. Each PSA represents the right to receive one share of Company common stock upon vesting, net of withholding for income taxes, and includes the right to receive dividend equivalents in the form of additional PSAs. These additional PSAs will be distributed in shares of our common stock if and when the underlying PSAs vest and are distributed.

The 2022 PSAs vest after three years in the first quarter of 2025, with the target number of PSAs for each NEO subject to adjustment upward (to a maximum of 150% of the original target amount granted) or downward (to zero) based on our Company’s absolute and relative ROTCE performance over the three-year period ending December 31, 2024, and additional NOL,

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TSR, and forfeiture conditions. PSAs are subject to the vesting treatment described under Potential Post-Employment Payments and to the HRC’s discretion to reduce or eliminate any award under the Company’s Clawback and Forfeiture Policy. Additional information about the terms of these awards appears in the CD&A and in footnotes (1) and (2) to the Summary Compensation Table.

RSRs

The HRC granted RSRs to our NEOs in January 2022 that will vest in three equal annual installments on February 5, 2023, February 5, 2024, and February 5, 2025. Each RSR represents the right to receive one share of Company common stock upon vesting, net of withholding for income taxes, and includes the right to receive dividend equivalents in the form of additional RSRs.

Clawback Policies and Forfeiture Provisions

The HRC, in its discretion, may clawback or cause the reduction or forfeiture of these awards upon the occurrence of certain triggering events under our Company’s Clawback and Forfeiture Policy. More information regarding the Clawback and Forfeiture Policy is provided under Compensation Policies and Practices in the CD&A.

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Outstanding Equity Awards at Fiscal Year-End 2022

The following table shows information about the number and value of outstanding RSRs and PSAs, including related accrued dividend equivalents, as of December 31, 2022. None of our NEOs had outstanding stock options as of December 31, 2022.

	Stock Awards(1)

Name (a)	Number of Shares or Units of Stock That Have Not Vested (#) (b)(2)(4)		Market Value of Shares or Units of Stock That Have Not Vested ($) (c)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (d)(3)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (e)

Scharf	248,513	A	10,261,111
	148,692	B	6,139,491
	111,245	C	4,593,291
	238,584	D	9,851,115
				223,039	9,209,280

				206,597	8,530,392

Santomassimo	148,998	E	6,152,135
	82,698	B	3,414,600
	75,237	C	3,106,546
				124,048	5,121,943
				75,237	3,106,546

Weiss	15,076	G	622,496
	58,699	B	2,423,668
	78,820	C	3,254,485
	30,305	D	1,251,285
				88,048	3,635,503
				78,820	3,254,485

Mack	21,861	G	902,633
	51,262	B	2,116,617
	19,109	C	788,993
	61,725	C	2,548,615
	43,941	D	1,814,330
				76,893	3,174,925
				61,725	2,548,615

Powell	68,338	F	2,821,681
	1,755	G	72,476
	61,404	B	2,535,363
	59,115	C	2,440,843
	3,528	D	145,658
				92,106	3,803,044
				59,115	2,440,843

(1)	In accordance with SEC rules, this table does not include stock awards granted in January 2023. Values for stock awards in the table are based on the NYSE closing price per share of our common stock of $41.29 on December 30, 2022, the last trading day of fiscal 2022.

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(2)	The unvested units of stock shown for the NEOs in column (b) represent: (1) RSRs and dividend equivalents credited in the form of additional RSRs; and (2) PSAs granted in 2020 and dividend equivalents credited in the form of additional PSAs. All unvested units of stock shown are subject to the awards’ forfeiture conditions until paid. The 2020 PSAs, RSRs, and related dividend equivalents shown in the table above have the following vesting schedules:

A.	The indicated award will vest in equal tranches on October 21, 2023 and 2024.

B.	The indicated award will vest in equal tranches on February 5, 2023 and 2024.

C.	The indicated award will vest in equal tranches on February 5, 2023, 2024, and 2025.

D.	The 2020 PSA performance period was completed on December 31, 2022. Based on our Company’s relative ROTCE performance, the awards vested at 67% of target. The 2020 PSAs shown represent the actual number of shares, including related accrued dividend equivalents (rounded to the nearest whole share), as of December 31, 2022, payable in March 2023.

E.	The indicated award will vest on February 5, 2023.

F.	The indicated award will vest in equal tranches on January 28, 2023 and 2024.

G.	The indicated award will vest on March 15, 2023.

(3)	For each NEO, (1) the number of shares shown opposite his or her name in the first line of column (d), represents the target number, including dividend equivalents, of PSAs granted in 2021 that will vest in full, if at all, in the first quarter of 2024 after completion of the three-year performance period ending December 31, 2023; and (2) in the second line of column (d), represents the target number of PSAs granted in 2022 that will vest in full, if at all, in the first quarter of 2025 after completion of the three-year performance period ending December 31, 2024. As required by SEC rules, we are reporting the number of PSAs (including dividend equivalents, as described in footnote (4) below) at target payout for the 2021 PSAs and the 2022 PSAs, in each case taking into account our Company’s performance through December 31, 2022.

(4)	The number of RSRs (including the 2020 PSAs) shown in column (b) and the number of PSAs shown in column (d) include dividend equivalents. These dividend equivalent RSRs and PSAs will vest in each case when and as the related RSR or PSA vests, and were calculated based on dividends paid on our Company’s common stock and the NYSE closing price per share of Company common stock on each dividend payment date. As of December 31, 2022, our NEOs were credited with the following respective numbers of dividend equivalents (rounded up to the nearest whole share): Mr. Scharf – 43,119 RSRs and 13,011 PSAs; Mr. Santomassimo – 10,251 RSRs and 6,307 PSAs; Mr. Weiss – 6,797 RSRs and 5,072 PSAs; Ms. Mack – 7,831 RSRs and 4,263 PSAs; and Mr. Powell – 8,968 RSRs and 4,759 PSAs.

2022 Option Exercises and Stock Vested

The following table shows information about the stock awards that vested during 2022. None of our NEOs exercised any stock options in 2022.

	Stock Awards*

Name (a)	Number of Shares Acquired on Vesting (#) (b)	Value Realized on Vesting ($) (c)

Scharf	72,967	4,108,723
	123,466	5,534,996

Santomassimo	40,582	2,285,174
	97,487	5,489,464

Weiss	28,804	1,621,965
	14,797	741,493
	27,516	1,378,838
	9,172	459,594

Mack	25,155	1,416,481
	21,455	1,075,105
	39,898	1,999,307
	13,299	666,417

Powell	33,369	1,808,280
	30,132	1,696,713
	1,723	86,325

*	The number of shares shown in column (b) represents PSAs, RSRs, and related dividend equivalents in the form of additional PSAs and RSRs, respectively, that vested on various dates during 2022. The “value realized” upon the vesting of these PSAs and RSRs and related dividend equivalents shown in column (c) is equal to the number of shares vested, times the NYSE closing share price of our common stock on each applicable vesting date.

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2022 Pension Benefits

The following table provides information about retirement benefits with respect to each of our NEOs under the pension plan in which the NEO participates. Messrs. Scharf, Santomassimo, and Powell were not eligible to participate in the pension plan, as the pension plan was frozen prior to their hire dates. The terms of the plan are described below the table.

Name (a)	Plan Name(1) (b)	Number of Years Credited Service (#)(1) (c)	Present Value of Accumulated Benefit ($)(2)(3) (d)	Payments During Last Fiscal Year ($) (e)

Scharf	Cash Balance Plan	—	—	—

	Total		—	—

Santomassimo	Cash Balance Plan	—	—	—

	Total		—	—

Weiss	Cash Balance Plan	5	124,702	—

	Total		124,702	—

Mack	Cash Balance Plan	25	739,323	—

	Total		739,323	—

Powell	Cash Balance Plan	—	—	—

	Total		—	—

(1)	Effective July 1, 2009, we froze the Wells Fargo Cash Balance Plan (the “Cash Balance Plan” ) and also merged the Wachovia Corporation Pension Plan (“Wachovia Pension Plan”), in which Mr. Weiss and Ms. Mack participated, into the Cash Balance Plan. The NEOs’ years of service after 2009 are not counted as credited service under the Cash Balance Plan.

(2)	The amounts shown in column (d) are determined as of December 31, 2022 and represent the present value of the NEOs’ respective accrued retirement benefits under the Cash Balance Plan as of December 31, 2022, discounted to that date using the same assumptions and accounting policies (ASC 715) that we used to compute our benefit obligations under the plan in our financial statements, except that we made no assumption for death or termination of employment of NEOs prior to normal retirement age (age 65). Because Ms. Mack participated in the frozen Wachovia Pension Plan, and has more than 20 years of credited service, she would be entitled to receive her full retirement benefit under that plan at age 62. We therefore used 62 as Ms. Mack’s assumed retirement age for purposes of computing the pension benefit for her shown in the above table. Additional information about Mr. Weiss’s and Ms. Mack’s pension benefit is provided below under Description of Pension Plans.

(3)	A description of the accounting policies, actuarial, and other assumptions we used to compute these benefits, except as noted above and for the use of age 65 as the “normal retirement age,” can be found under Notes 1 and 21 to our 2022 financial statements included in Exhibit 13 to our Annual Report on Form 10-K for the year ended December 31, 2022. See also the information under footnote (4) to the Summary Compensation Table.

Description of Pension Plan

Cash Balance Plan

Mr. Weiss and Ms. Mack participated in the Wachovia Pension Plan until it was merged into the Cash Balance Plan in July 2009. On July 1, 2009, the Cash Balance Plan was frozen. As a result of the merger and this freeze, no additional retirement benefits or additional years of credited service have accrued for our NEOs since this date. The NEOs’ benefits will be paid to them from the Cash Balance Plan upon retirement. Under the terms by which the Wachovia Pension Plan was merged into the Cash Balance Plan, the NEOs’ accounts receive interest credits based on the yield on 10-year U.S. Treasury Constant Maturities. “Normal retirement age” under the Cash Balance Plan is defined as age 65. We pay the value of the employee’s account balance under the Cash Balance Plan at any time after termination of employment in either a lump sum or an actuarially equivalent monthly annuity as the employee elects.

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2022 Nonqualified Deferred Compensation

The following table provides information about the participation by each NEO in our nonqualified deferred compensation plans. The terms of the plans are described below the table.

Name (a)	Executive Contributions in Last FYE ($) (b)	Registrant Contributions in Last FYE ($) (c)	Aggregate Earnings in Last FYE(1)(2) ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)

Scharf

Deferred Compensation Plan	—	—	—	—	—

Santomassimo

Deferred Compensation Plan	—	—	—	—	—

Weiss

Wachovia Elective Deferral Plan	—	—	(94,225)	—	601,812

Wachovia Savings Restoration Plan	—	—	(1,680)	—	10,199

Mack

Wachovia Deferred Compensation Plan	—	—	52,845	—	757,441

Powell

Deferred Compensation Plan	—	—	—	—	—

(1)	None of the earnings shown in column (d) for Mr. Weiss have been included in the Summary Compensation Table because none are “preferential” or “above-market.” As discussed in footnote (5) to the Summary Compensation Table, $16,065 of the earnings shown for Ms. Mack in column (d) above represents earnings on deferred compensation under the frozen Wachovia Deferred Compensation Plan discussed below at an interest rate (the prime rate averaged over four quarters plus 2%) that may be deemed “preferential” or “above-market.” As required by SEC rules, this amount has been included for Ms. Mack in column (g) to the Summary Compensation Table.

(2)	Except as noted in footnote (1) for Ms. Mack, earnings on deferred amounts were not considered “preferential” as discussed in footnote (1) and therefore not disclosed in the Summary Compensation Table. The aggregate amount of earnings considered preferential for Ms. Mack that we disclosed for Ms. Mack in Summary Compensation Tables in this and prior years’ proxy statements, and the years in which she appeared in those proxy statements, were $59,291 in earnings (2020 - 2022).

Description of Nonqualified Deferred Compensation Plans

Deferred Compensation Plan

Each of our NEOs is eligible to participate in the Deferred Compensation Plan, which allows certain members of management and highly compensated employees to defer the receipt of compensation that would otherwise be paid to them currently until a future year or years selected by the employee. The Deferred Compensation Plan also provides for supplemental Company-matching contributions related to any compensation deferred by a plan participant, including named executives, that would have been eligible (up to certain IRS limits) but for this deferral, for a matching contribution under the 401(k) Plan. As of December 31, 2022, none of our NEOs were participating in the Deferred Compensation Plan.

Wachovia Elective Deferral Plan and Wachovia Savings Restoration Plan

As a former Wachovia executive, Mr. Weiss participated in the Wachovia Elective Deferral Plan and the Wachovia Savings Restoration Plan. Participation in these plans was frozen and contributions ceased for the Wachovia Elective Deferral Plan, effective December 31, 2008, and for the Wachovia Savings Restoration Plan, effective December 31, 2007.

The Wachovia Elective Deferral Plan is a frozen, unfunded, nonqualified deferred compensation plan that allowed certain highly compensated employees to defer base salary and/or incentive payments on a pre-tax basis until a future date (generally retirement, death, or separation from service). The terms of the plan required participants to irrevocably elect the form of payment (either in installments or in a lump sum) and permitted early withdrawal of account balances in the case of an unforseeable emergency resulting in severe financial hardship. In addition, participant salary deferral amounts were subject to a Company match in certain circumstances.

The Wachovia Savings Restoration Plan is a frozen, unfunded, nonqualified deferred compensation plan that previously provided for pre-tax deferral contributions to restore Wells Fargo 401(k) Plan contributions beyond the IRS qualified plan contribution limitations. Employees with an annual base salary greater than Internal Revenue Code annual covered compensation limits were eligible to participate and could elect to contribute up to 30% of base salary. Wachovia matched participants’ contributions on a dollar-for-dollar basis up to 6% of base salary. Participants elected, at the time they joined the plan, the timing of the payment of their account balances (on or after five years of participation, or upon separation or retirement), as well as the form and term of

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payment of their accounts (lump sum or 10 annual installments), and may petition for, and receive an early distribution of, their account balances in the event of an unforseeable emergency causing severe financial hardship.

Participants are entitled to invest all or a portion of their deferral accounts in one or more investment options available under the plans, which generally mirror those offered in the Wells Fargo 401(k) Plan, and to receive the earnings on the deferred amounts based on those investment elections upon distribution of the deferral accounts, subject to income tax withholding.

Wachovia Deferred Compensation Plan

As a former Wachovia executive, Ms. Mack participated in the Wachovia Deferred Compensation Plan. Participation in this plan was frozen and contributions to the plan ceased, effective December 31, 2001.

The Wachovia Deferred Compensation Plan was an unfunded, nonqualified deferred compensation plan that allowed certain highly compensated and management employees to defer base salary and/or incentive payments until a future date (generally retirement, death, or separation from service). Participants’ account balances are credited on December 31 each year with a rate of interest equal to the average of the Prime Rate over four quarters plus 2%. The plan specifies the form and term of payment for participants’ account balances and permits early withdrawal of account balances in certain circumstances, including periodic early voluntary withdrawals (subject to a 6% early withdrawal penalty) and in the case of an emergency resulting in severe financial hardship.

Potential Post-Employment Payments

We do not have employment or other severance agreements with our NEOs. The table below shows estimated post-employment payments for our NEOs, assuming they had terminated employment on December 31, 2022. To estimate the payment amounts for each NEO, we used the closing price of our common stock on December 30, 2022 of $41.29.

The following items are not included in the table or description below:

•	Retirement benefits under our Cash Balance Plan, which are described above under Pension Benefits.

•	Distributions of balances under our deferred compensation plans, which balances are shown in the Nonqualified Deferred Compensation table above.

•

Payments and benefits provided on a nondiscriminatory basis to employees upon termination of employment. These include accrued salary and accrued but unused paid time off, severance payments under our Severance Plan, distributions of plan balances under our 401(k) Plan, and welfare benefits provided to all retirees, including access to unsubsidized retiree medical insurance. If eligible under the Severance Plan, employees receive post-termination severance payments based on no more than $350,000 annual salary for 8 to 52 weeks depending on the number of completed years of service. If terminated as described below under Estimated Post-Employment Payments and eligible for the Severance Plan, our NEOs would receive the following aggregate amount under the Severance Plan, as of December 31, 2022: Mr. Scharf - $53,846; Mr. Santomassimo - $53,846; Mr. Weiss - $228,846; Ms. Mack - $350,000; Mr. Powell - $53,846.

Estimated Post-Employment Payments1

		Type of Termination(2)(3)(4)(5)

Name	Type of Payment	Death ($)	Disability; Involuntary Due to Displacement, Divestiture, or Affiliate Change in Control; or Retirement ($)
Scharf	RSRs	35,697,055	30,845,008
	PSAs	17,739,672	17,739,672
Santomasssimo	RSRs	12,673,281	12,673,281
	PSAs	8,228,489	8,228,489

Weiss	RSRs	8,168,226	7,551,934
	PSAs	6,889,988	6,889,988
Mack	RSRs	9,064,800	8,171,188
	PSAs	5,723,540	5,723,540
Powell	RSRs	8,087,792	8,016,021
	PSAs	6,243,887	6,243,887

2023 Proxy Statement	95

Executive Compensation

(1)	The amounts in the table represent potential payments to each NEO based on a termination assumed to have occurred on December 31, 2022.

(2)	None of the outstanding equity awards granted under the LTICP or 2022 LTIP have automatic “single trigger” vesting upon an acquisition of our Company or major Board changes. Generally, unvested PSAs and RSRs are treated as follows upon termination of employment.

Reason for Termination	Impact on Vesting

Death

• Immediate vesting of PSAs (at target, unless the final number earned is determinable because the termination occurs after the end of the performance period), subject to forfeiture provisions

• Immediate vesting of RSRs, subject to forfeiture provisions

Disability or involuntary due to displacement, divestiture, or an affiliate change in control

• Continued vesting on schedule of PSAs, subject to (i) ROTCE and NOL performance, (ii) forfeiture provisions, and (iii) compliance with covenants. Covenants may include (a) non-solicitation of employees and customers and (b) non-disclosure of trade secrets and other confidential information.

• For RSRs granted prior to 2022, immediate vesting, subject to forfeiture provisions and the covenants noted above

• For RSRs granted in 2022 and after, continued vesting, subject to forfeiture provisions and the covenants noted above

Retirement (unless terminated for cause)

• Continued vesting on schedule of PSAs, subject to (i) ROTCE and NOL performance, (ii) forfeiture provisions, and (iii) compliance with covenants that may include (a) non-solicitation of employees and customers, (b) non-disclosure of trade secrets and other confidential information, and (c) non-competition.

• Continued vesting on schedule of RSRs, subject to forfeiture provision and the covenants noted immediately above

Other voluntary or involuntary termination (if not retirement eligible)	• PSAs and RSRs forfeit immediately

See Compensation Policies and Practices in our CD&A for a description of our equity award Clawback and Forfeiture Policy.

(3)	The values shown in the table for the RSRs include the value of the 2020 PSAs, for which the performance period was completed on December 31, 2022. For the 2021 and 2022 PSAs, (i) for death, awards are valued at target pursuant to the terms of the applicable award agreements; and (ii) for disability, certain involuntary terminations, or voluntary retirement, awards are valued at the target level of performance achievement as of December 31, 2022. However, because the applicable performance period for each of these awards has not yet been completed, the actual number of 2021 and 2022 PSAs earned will depend on our Company’s level of ROTCE performance and TSR performance (for 2022 PSAs only) over the performance period for each award including reduction for NOL, forfeiture provisions, and compliance with covenants. Each award may also be credited additional dividend equivalents, as described in footnote (4) of the Outstanding Equity Awards at Fiscal Year-End table.

(4)	Under the LTICP, certain involuntary terminations include terminations due to displacement and receipt of a lump sum severance benefit, placement on a leave that results in receipt of severance benefits, or termination associated with an affiliate change in control. Under the LTICP, retirement generally occurs when an NEO has reached the earliest of (a) age 55 with 10 completed years of service, (b) 80 points (with one point credited for each completed age year and one point credited for each completed year of service); or (c) age 65. As of December 31, 2022, none of our NEOs, other than Mr. Weiss and Ms. Mack, met this definition of retirement. Although Ms. Mack’s equity awards generally qualify for retirement treatment, the January 25, 2022 RSR award of 18,661 didn’t contain such retirement provisions. For Mr. Scharf, retirement means the termination of employment (i) after reaching age 55 with five completed years of service or (ii) based on such more favorable treatment as may apply under the practices of the Company in effect from time to time. As of December 31, 2022, Mr. Scharf did not meet this definition of retirement.

(5)	Under the LTIP, effective April 2022, certain involuntary terminations include terminations due to displacement and receipt of a lump sum severance benefit, placement on a leave that results in receipt of severance benefits, or a termination associated with an affiliate change in control. Under the LTIP, retirement generally occurs when a named executive has reached the earliest of (a) age 55 with 5 completed years of service or (b) 80 points (with one point credited for each completed age year and one point credited for each completed year of service). As of December 31, 2022, none of our NEOs, other than Mr. Weiss and Ms. Mack, met this definition of retirement.

Under our Chair/CEO Post-Retirement Policy, Mr. Scharf is entitled to receive, for two years following his retirement, subject to approval of our Board and HRC, office space, administrative assistance, and a part-time driver, provided he remains available for management consultation and continues to represent us with our customers, community, and employees during this period. The value of benefits provided under this policy would depend on Mr. Scharf’s use of the same.

We are currently required to receive regulatory non-objection before we agree to or make a post-employment payment to certain named executives unless an exception applies. Accordingly, if a covered NEO terminates employment when this requirement is in place, then any of the post-employment payments described above will require regulatory non-objection unless an exception applies.

96	Wells Fargo & Company

Executive Compensation

CEO Pay Ratio and Median Employee Annual Total Compensation

CEO Pay Ratio

For 2022, the annual total compensation of Mr. Scharf, our CEO, was $24,642,526, as reported in the Summary Compensation Table. The estimated annual total compensation of the median Wells Fargo employee (other than our CEO) was $75,979. As such, our CEO’s total annual compensation was approximately 324 times that of the estimated annual total compensation of the median Wells Fargo employee in 2022.

CEO annualized total compensation	$24,642,526

Median Employee estimated annual total compensation	$75,979

Ratio of CEO annualized total compensation to Median Employee estimated annual total compensation	324:1

Median Employee Total Annual Compensation Methodology

To identify the estimated total annual compensation of the median Wells Fargo employee other than our CEO:

•

We prepared a database including the total gross amount of salary, wages, and other non-equity compensation (which depending on the individual could include items such as holiday and other paid time off, overtime pay, shift differentials), as reflected in our payroll records for 2022, for our global workforce (other than our CEO) as of December 31, 2022. As needed, amounts were converted from local currency to U.S. dollars.

•	We annualized the compensation of all permanent employees who were newly hired during 2022.

•

We calculated the median gross pay (as described in the first bullet above) and selected the employee that made up the median. In addition to the employee that made up the median, we selected four employees immediately above and four employees immediately below to further analyze.

•

For the nine employees, we combined all of the elements of each employee’s compensation for 2022 to calculate total compensation with the same methodology used to calculate the “Total” column of the Summary Compensation Table in accordance with SEC rules and regulations.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s total annual compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

2023 Proxy Statement	97

Executive Compensation

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of
Regulation S-K,
we are providing the following information about the relationship between executive “compensation actually paid” and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance
philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the CD&A.

Year (a)	Summary Compensation Table Total for PEO 1 (b)	Compensation Actually Paid to PEO 2 (c)	Average Summary Compensation Table Total for Non-PEO NEOs 3 (d)	Average Compensation Actually Paid to Non-PEO NEOs 4 (e)	Value of Initial Fixed $100 Investment Based On:		Net Income (millions) 7 (h)	ROTCE 8 (i)
					Total Shareholder Return 5 (f)	Peer Group Total Shareholder Return 6 (g)

2022	$24,642,526	$15,956,505	$12,217,547	$ 9,792,515	$83	$ 95	$13,182	9.0%

2021	$21,350,906	$46,809,640	$ 9,852,063	$17,287,555	$94	$118	$21,548	14.3%

2020	$20,392,046	$ 3,385,466	$10,573,259	$ 6,243,215	$58	$ 87	$ 3,377	1.3%

1	The dollar amounts reported in column (b) are the amounts reported for Mr. Scharf, our CEO (referred to in the table and related information as the “PEO” or principal executive officer), for each corresponding year in the Total column of the Summary Compensation Table. Refer to the
2022 Summary Compensation Table
.

2	The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Scharf, as computed in accordance with Item 402(v) of Regulation
S-K
and do not reflect the total compensation actually realized or received by Mr. Scharf. In accordance with these rules, these amounts reflect Total compensation as set forth in the Summary Compensation Table for each year, adjusted as shown below. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of the grant.

Compensation Actually Paid to PEO	2022	2021	2020

Summary Compensation Table Total	24,642,526	21,350,906	20,392,046

Less, value of Stock Awards reported in Summary Compensation Table	(16,634,175)	(13,485,052)	(13,542,046)

Less, Change in Pension Value reported in Summary Compensation Table	—	—	—

Plus, year-end fair value of outstanding and unvested equity awards granted in the year	13,355,804	23,514,201	10,353,186

Plus (less), year over year change in fair value of outstanding and unvested equity awards granted in prior years	(5,744,858)	12,960,655	(10,330,147)

Plus, fair value as of vesting date of equity awards granted and vested in the year	—	—	—

Plus (less), year over year change in fair value of equity awards granted in prior years that vested in the year	337,208	2,468,930	(3,487,573)

Less, prior year-end fair value for any equity awards forfeited in the year	—	—	—

Plus, pension service cost for services rendered during the year	—	—	—

Compensation Actually Paid to Mr. Scharf	$15,956,505	46,809,640	3,385,466

3	The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. Scharf) in the Total column of the Summary Compensation Table in each applicable year. The names of each of the NEOs included for these purposes in each applicable year are as follows: (i) for 2022, Michael Santomassimo, Jonathan Weiss, Mary Mack, Scott Powell; (ii) for 2021, Michael Santomassimo, Scott Powell, Jonathan Weiss, Ather Williams III; and (iii) for 2020, Michael Santomassimo, John Shrewsberry, Mary Mack, Lester Owens, Scott Powell.

4	The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Scharf), as computed in accordance with Item 402(v) of Regulation
S-K.

In accordance with these rules, these amounts refl
e
ct Total compensation as set forth in the Summary Compensation Table for each year, adjusted as shown below. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of the grant.

98	Wells Fargo & Company

Executive Compensation

Average Compensation Actually Paid to Non-PEO NEOs	2022	2021	2020

Average Summary Compensation Table Total	12,217,547	9,852,063	10,573,259

Less, average value of Stock Awards reported in Summary Compensation Table	(7,443,343)	(5,598,051)	(6,997,186)

Less, average Change in Pension Value reported in Summary Compensation Table	—	—	(21,774)

Plus, average year-end fair value of outstanding and unvested equity awards granted in the year	5,949,708	9,761,452	6,712,640

Plus (less), average year over year change in fair value of outstanding and unvested equity awards granted in prior years	(1,534,977)	3,136,652	(2,420,766)

Plus, average fair value as of vesting date of equity awards granted and vested in the year	—	—	—

Plus (less), average year over year change in fair value of equity awards granted in prior years that vested in the year	603,580	135,438	(1,602,958)

Less, average prior year-end fair value for any equity awards forfeited in the year	—	—	—

Plus, average pension service cost for services rendered during the year	—	—	—

Average Compensation Actually Paid to Non-PEO NEOs	$9,792,515	17,287,555	6,243,215

5	Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end of each fiscal year shown and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. The beginning of the measurement period for each year in the table is the closing price on December 31, 2019.

6	The peer group used for this purpose is the KBW Nasdaq Bank Index.

7	The amounts reported are from the Company’s audited financial statements for the applicable year.

8	ROTCE is a non-GAAP financial measure. For additional information, including a corresponding reconciliation to GAAP financial measures, see Notes on Non-GAAP Financial Measures on page 127.
Relationship of Information Presented in the Pay Versus Performance Table and Financial Measures
As described in more detail in the
CD&A
, the Company’s executive compensation program reflects a variable pay-for-performance
philosophy. While the Company utilizes several performance measures to align executive compensation
with Company performance, all of those Company measures are not presented in the Pay Versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with “compensation actually paid.”
The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are: (1) ROTCE; (2) Total Revenue; and (3) Efficiency Ratio. Each of these performance measures is included in the evaluation of Company performance as part of the variable compensation program, and PSAs carry performance requirements tied to relative and/or absolute ROTCE. In accordance with SEC rules, the Company is providing the following charts to reflect the relationships between the information presented in the Pay Versus Performance table.

1
Cumulative Total Shareholder Return (TSR) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end of each fiscal year shown and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. The beginning of the measurement period for each year is the closing price on December 31, 2019.

2023 Proxy Statement	99

Audit Matters

Item 4

Ratify the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for 2023

The Audit Committee is responsible for the selection, compensation, retention, and oversight of the independent registered public accounting firm (independent auditor) appointed to audit our Company’s financial statements. The Audit Committee conducts a comprehensive annual review process to select and retain the Company’s independent auditor. In connection with its annual review and as discussed in the Audit Committee Report below, the Audit Committee considered various factors as part of its assessment of the qualifications, performance, and independence of the Company’s independent auditor.

The Audit Committee has appointed KPMG LLP as the Company’s independent auditor for the year ending December 31, 2023. As a matter of good corporate governance, the Board is requesting that our shareholders ratify KPMG’s appointment. KPMG served as our independent auditor for the year ended December 31, 2022, and KPMG or its predecessors have examined the financial statements of our Company and its predecessors since 1931. If shareholders do not ratify the appointment of KPMG, the Audit Committee will consider the shareholders’ action in determining whether to appoint KPMG as our independent auditor for 2024. Representatives of KPMG will be present at the annual meeting to answer appropriate questions and to make a statement if they wish.

Our Board recommends that you vote FOR the proposal to ratify the appointment of KPMG as our independent registered public accounting firm for 2023

Audit Committee Report

Audit Committee Oversight Responsibilities

The Audit Committee’s purpose is to assist the Board in fulfilling its responsibilities to oversee the integrity of the Company’s financial statements; management activities related to accounting and financial reporting and internal controls; the qualifications, independence, and retention of the Company’s independent auditor; the activities and performance of the independent auditor and the Internal Audit function; and the Company’s compliance with legal and regulatory requirements. Additional information about the Audit Committee’s oversight responsibilities can be found under the Committees of our Board section of this proxy statement.

Management has primary responsibility for the Company’s financial statements and overall financial reporting process with respect to our financial statements and, with the assistance of our Internal Audit function, for maintaining adequate internal control over financial reporting for us and assessing the effectiveness of our internal control over financial reporting. The Company’s independent auditor is responsible for performing independent audits of our financial statements and our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”). These audits serve as a basis for the independent auditor’s opinions included in the Company’s annual report to shareholders addressing whether the financial statements fairly present our financial position, results of operations, and cash flows in conformity with U.S. generally accepted accounting principles and whether our internal control over financial reporting was effective as of December 31, 2022. The Audit Committee’s responsibility is to monitor and oversee these processes.

2022 Financial Statements

The Audit Committee has reviewed and discussed the Company’s 2022 audited financial statements and the assessment of the effectiveness of the Company’s internal control over financial reporting with management and KPMG. The Audit Committee has discussed with KPMG the matters required to be discussed by the applicable requirements of the PCAOB and the SEC, including matters relating to the plan for and scope and conduct of the audit of the Company’s financial statements, as well as the Company’s critical and significant accounting policies and practices, the quality of those policies and practices, and the reasonableness of the Company’s critical accounting estimates and judgments. KPMG has provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with KPMG its independence from us. Based on this review and these discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.

100	Wells Fargo & Company

Audit Matters

Annual Evaluation Process for Selection of Independent Auditor

In connection with its monitoring and oversight responsibilities, the Audit Committee prepares an assessment of KPMG that includes qualifications, activities, and performance of the Company’s independent auditor. In conducting its assessment and making its determination to appoint KPMG as the Company’s independent auditor for 2023, the Audit Committee considered the following information:

•

KPMG’s expertise and industry experience, including KPMG’s demonstrated understanding of the financial services industry and expertise with issues specific to global systemically important financial institutions (“G-SIFIs”) both as a firm and compared to other major accounting firms, and its institutional knowledge of the breadth and complexity of the Company’s businesses, significant accounting practices, and system of internal control over financial reporting;

•

Audit effectiveness, including historical and recent performance, quality, and service on the Company’s audit, the quality of KPMG’s communications with the Audit Committee and management, including regarding audit quality and performance, and the expertise of the lead audit partner and the professionalism, exhibited professional skepticism, objectivity, integrity, and trustworthiness of KPMG’s team (the Audit Committee’s assessment of KPMG’s performance is facilitated by holding regular executive sessions with each of KPMG and management, and meetings with the Audit Committee chair and KPMG between Audit Committee meetings);

•

External data on audit quality and performance, including the results of PCAOB inspection reports on KPMG and KPMG’s Peer Review Reports on KPMG’s System of Quality Control, which involved the Audit Committee’s discussion with senior KPMG representatives regarding the results of such reports and reviews in comparison to other major accounting firms, and actions by KPMG to continue to enhance the quality of its audit practice;

•	Reasonableness of KPMG fees, including KPMG’s fees as compared with fees charged to peer financial institutions by KPMG and its peer accounting firms, and relative to audit quality and efficiency; and

•

KPMG’s independence and tenure, including the rotation of the lead audit partner, concurring partner, and other key audit partners on the engagement team and KPMG’s policies regarding its independence and processes for maintaining its independence (including KPMG’s compliance with its internal policies and procedures), the limited non-audit services provided by KPMG, and the other items regarding KPMG’s tenure, independence, and engagement.

2023 Proxy Statement	101

Audit Matters

Monitoring and Oversight of Auditor Independence Controls

The Audit Committee also monitors and oversees controls designed to maintain KPMG’s independence, including:

Consideration of Regular Rotation of Independent Auditor and Oversight of Mandatory Audit Partner Rotation for Independence of Perspective in Audit Engagement

As part of its review process, the Audit Committee considers whether there should be regular rotation of the independent auditor in order to help promote continuing auditor independence, including the advisability of and potential issues involved with selecting a different independent auditor. In evaluating KPMG’s independence, the Audit Committee takes into consideration the mandatory rotation of each of the lead audit partner and concurring partner on the engagement team every five years and the rotation of other key audit partners as required under applicable SEC rules and regulations.

The Audit Committee is involved in the selection of, and reviews and evaluates, the lead audit partner as part of its oversight activities. The Audit Committee believes this level of rotation within the audit engagement team is a key factor to help ensure the independence of perspective in connection with the audit engagement. During 2020, the Audit Committee oversaw the rotation of the Company’s lead audit partner from KPMG.

The Audit Committee recognizes the significant value of (1) maintaining a fresh perspective with KPMG’s audit engagement while at the same time benefitting from KPMG’s extensive experience in the financial services industry and with the breadth and complexity of the Company and our businesses, and (2) avoiding the potential risks associated with appointing a new independent auditor, including the management time commitment, costs, and inefficiencies involved with onboarding a new independent auditor.

Active Audit Committee Oversight of Independent Auditor	The Audit Committee meets regularly with KPMG both with management and in executive session at its regularly scheduled meetings throughout the year. The Audit Committee chair also meets separately with KPMG in between meetings as necessary and appropriate.

Limits on Non-Audit Services	The Audit Committee exercises sole authority to approve all audit engagement fees and terms associated with the retention of KPMG and receives reporting from management on audit fee negotiations and performance against the audit plan. As discussed further below, the Audit Committee also has a strict policy in place that prohibits KPMG from providing certain non-audit services to Wells Fargo and requires all audit and permissible non-audit services provided by KPMG to be pre-approved by the Audit Committee.

KPMG’s Internal Processes and Procedures to Safeguard Independence	KPMG maintains internal processes and procedures with respect to maintaining its independence as the Company’s independent auditor. The Audit Committee receives reporting and information quarterly from management and KPMG regarding KPMG’s independence and its compliance with its internal processes and procedures.

Based on the assessment described above, the Audit Committee and our Board believe that the continued retention of KPMG to serve as our independent auditor for 2023 is in the best interests of our Company and its shareholders.

Members of the Audit Committee:

Theodore F. Craver, Jr., Chair

Mark A. Chancy

CeCelia “CeCe” G. Morken

Ronald L. Sargent

102	Wells Fargo & Company

Audit Matters

KPMG Fees

We incurred the fees shown in the following table for professional services provided by KPMG for 2022 and 2021:

KMPG Audit Fees ($ in millions)	2022	2021

Audit Fees(1)	$40.4	$46.2

Audit-Related Fees(2)	3.3	4.2

Tax Fees(3)	2.0	6.4

All Other Fees(4)	0	0.3

Total	$45.7	$57.1

(1)	Audit Fees principally relate to the audit of our annual financial statements, the review of our quarterly financial statements included in our Quarterly Reports on Form 10-Q, and the audit of our internal control over financial reporting. Audit fees also relate to services such as subsidiary and statutory audits, managed fund audits, registration activities (e.g., comfort letters, consent filings, etc.), and regulatory and compliance attest services.

(2)	Audit-Related Fees principally relate to audits of employee benefit plans, review of internal controls for selected information systems and business units (Service Organization Control Reports), and due diligence work.

(3)	Tax Fees principally relate to the preparation of tax returns and compliance services, tax planning and consultation services, and trust and estate tax compliance services.

(4)	Other Fees relate to non-tax related advisory and consulting services.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee selects and oversees our independent auditor. Audit Committee policy prohibits KPMG from providing certain non-audit services to us and requires all audit and permissible non-audit services provided by KPMG to be pre-approved by the Audit Committee. There are three methods for pre-approving KPMG services.

•

The Audit Committee may pre-approve, on an annual basis, recurring services such as the audits of our annual financial statements and internal control over financial reporting and the review of our quarterly financial statements. Preliminary fee levels will not exceed amounts pre-approved for these services in the preceding calendar year, and a subsequent refinement of the actual fees incurred as a result of changes in the scope of services will be submitted to the Audit Committee for pre-approval. The Audit Committee or a designee must pre-approve changes in the scope of recurring services if they will result in fee increases in excess of a relatively small amount established by the Audit Committee prior to such additional services being provided by KPMG. Changes in the scope of pre-approved services with estimated costs less than that amount may be approved by the Chief Accounting Officer and Controller.

•

The Audit Committee may pre-approve, for a particular calendar year, specific types of audit, audit-related, advisory, consulting, or tax services that could arise with respect to that calendar year that were not already pre-approved as recurring services, subject to a fee cap for each category for that year. The Audit Committee also provided the Chief Accounting Officer with 2023 pre-approval authority for audit, audit related, tax, and other services including services subject to the annual cap fee for each category of up to $1 million, $350,000, and $500,000, respectively.

•

The Audit Committee may pre-approve, from time to time during the year, services that have neither been pre-approved as recurring services nor pre-approved pursuant to the categorical pre-approval described above.

In determining whether to pre-approve the provision by KPMG of a permissible non-audit service, the Audit Committee considers the facts and circumstances of the engagement, including other non-audit services provided by KPMG and the fees for those services, and whether the provision of the non-audit service by KPMG could impair the independence of KPMG with respect to us. The Audit Committee also considers whether KPMG is best positioned to provide the service because of its familiarity with our business, culture, accounting systems, risk profile, and other factors, and whether there are alternatives reasonably available to us and the cost of those alternatives. The Audit Committee requires competitive bidding for services that are eligible for categorical pre-approval and services subject to individual pre-approval unless it is not warranted because of the facts and circumstances of the proposed engagement.

The Audit Committee has delegated pre-approval authority to designated Audit Committee members. Pre-approval by a designated Audit Committee member is used for time-sensitive engagements. Pre-approval decisions by a designated Audit Committee member are reported to the full Audit Committee at a future meeting.

2023 Proxy Statement	103

Shareholder Proposals

Items 5 through 11

Shareholder Proposals

Shareholders will vote on the following shareholder proposals (Items 5 through 11), if they are properly presented at our annual meeting and not previously withdrawn or otherwise excluded. The text of these proposals and supporting statements appear in the form in which we received them. The proposals may contain assertions about our Company that we believe are incorrect. We have not attempted to refute any inaccuracies.

We provide the name and address of the lead proponent for each shareholder proposal, as well as the number or market value of shares held (if available). We will supply the name and address of, and number of shares held (if available) by any co-filer, upon oral or written request to our Corporate Secretary.

Our Board recommends that you vote AGAINST each shareholder proposal for the reasons set forth below each proposal

104	Wells Fargo & Company

Shareholder Proposals

Item 5 Shareholder Proposal – Simple Majority Vote

John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, the holder of no fewer than 100 shares of our common stock, has advised us that he intends to introduce the following resolution at our annual meeting:

Resolution and Supporting Statement

Proposal 5 – Simple Majority Vote

Our Board recommends that you vote AGAINST this proposal

RESOLVED, Shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws (that is explicit or implicit due to default to state law) that calls for a greater than simple majority vote be replaced by a requirement for a majority of the votes cast for and against such proposals, or a simple majority in compliance with applicable laws.

If necessary this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws. This includes any existing supermajority vote requirement that result form default to state law and can be subject to replacement.

Shareholders are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements are used to block proposals supported by most shareholders but opposed by a status quo management.

This proposal topic won form 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill and Macy’s. The votes would have been higher than 74% to 88% if more shareholders had access to independent proxy voting advice.

Church & Dwight shareholders gave 99% support to a 2020 proposal on this same topic. This proposal topic also won 99%-support at the 2021 ConocoPhillips annual meeting.

Please vote yes:

Simple Majority Vote – Proposal 5

Simple Majority Vote – Statement in Opposition

Our Board recommends that you vote AGAINST this proposal, which is identified as Item 5 on the proxy card, for the following reasons:

•

This proposal is unnecessary because there are only two supermajority voting requirements involving our common stock that apply in very limited circumstances, are reasonable, and designed to protect shareholder interests.

•

First, the only explicit supermajority voting provision involving our common stock in our governance documents relates to the election of local directors in connection with the acquisition of certain financial services companies and applies only in limited circumstances and only if the Company agrees to the requirement.

•

Second, as a Delaware company, we are subject to a Delaware law that requires supermajority approval of certain transactions with interested shareholders. This provision is intended to benefit shareholders by limiting hostile takeovers and applies to approximately 90% of S&P 500 Delaware companies.[1]

•

Adopting a majority of votes cast standard (i.e., votes “for” must exceed votes “against”) for all matters is also unnecessary as most matters submitted to our holders of common stock require only the support of the majority of shares present and entitled to vote (i.e., votes “for” must exceed (a) votes “against” plus (b) abstentions).

•	Our Company has a demonstrated commitment to strong corporate governance practices, and a demonstrated record of responsiveness to our shareholders.

[1]	Based on a review of FactSet data as of February 9, 2023.

2023 Proxy Statement	105

Shareholder Proposals

Our Board believes that the two supermajority voting standards involving our common stock are appropriately narrow and applicable in only limited circumstances that are designed to protect the interests of our shareholders.

1.	Local Director By-Law Amendment. There is only one explicit supermajority vote requirement involving our common stock in the Company’s governance documents. Under our By-Laws, 80% of the holders of our common stock are required to amend a historical By-Law provision requiring that the Company vote in favor of local directors for certain financial services company subsidiaries. Notably, this provision only applies if, among other things, the Company agrees to be bound by the requirement when acquiring the stock of such bank subsidiaries. Furthermore, only the Company and other holders of equity in the Company’s subsidiaries, if applicable, may vote for the election of directors for such subsidiaries.

2.	Delaware Law Default. The only other supermajority requirement relates to a Delaware General Corporation Law (“DGCL”) provision, which by default requires supermajority approval for certain interested shareholder transactions. This requirement is consistent with best practices in the market and applies to approximately 90% of Delaware-incorporated S&P 500 companies, including all of the Company’s Delaware peers, none of which have elected to opt out of this provision.[2] This provision is appropriately intended to ensure that there is significant support before a transaction with an interested shareholder is effected.

In addition, the Board believes that the proposal’s request for adoption of a majority of votes cast standard for all matters presented to shareholders will not be meaningful, as the existing majority vote standard is sufficient and appropriately protects shareholder interests. Under the Company’s current governance standards:

1.	directors are elected by a simple majority of the votes cast in uncontested elections;

2.	most matters presented at a shareholder meeting are otherwise determined by a simple majority of common stock shares present and entitled to vote on the subject matter; and

3.	amendments to our By-Laws require a majority of shares outstanding.

Furthermore, our By-Laws and other corporate governance practices reflect sound and effective corporate governance principles and responsiveness to our shareholders. For example:

•	Our Board amended our By-Laws in 2018 to enhance the rights of our shareholders by reducing the threshold for shareholders to call a special meeting of shareholders from 25% to 20%;

•	Our Board amended our By-Laws in 2016 to require that the Chair of the Board be an independent director;

•	Our Board adopted a standard proxy access By-Law provision in 2015;

•	Our Board amended our By-Laws in 2011 to allow shareholders to call a special meeting;

•

Our Certificate of Incorporation and By-Laws permit shareholders to act by written consent by the minimum number of votes that would be necessary to take such action at a meeting at which all shareholders entitled to vote were present and voting; and

•	All of our Company’s directors are elected annually by a majority vote in uncontested director elections.

For the reasons set out above, including the Company’s proven track record of successfully implementing shareholder-protective governance provisions, the Board believes implementing this proposal is unnecessary.

Our Board recommends that you vote AGAINST this proposal (Item 5).

Item 5 – Shareholder Proposal – Simple Majority Vote Our Board recommends that you vote AGAINST this proposal

[2]	Based on a review of FactSet data as of February 9, 2023.

106	Wells Fargo & Company

Shareholder Proposals

Item 6 Shareholder Proposal – Report on Congruency of Political Spending

Harrington Investments, Inc., 1001 2nd Street, Suite 325, Napa, CA 94559, the holder of 100 shares of our common stock, has advised us that it intends to introduce the following resolution at our annual meeting:

Resolution and Supporting Statement

Our Company published statements demonstrating that it monitors and works toward progress on Environmental Social Governance (ESG) challenges, stating it:

Our Board recommends that you vote AGAINST this proposal

“regularly assesses ESG and sustainability themes...monitors ESG trends ...which inform its strategies, goals, and reporting priorities ....”1

“believes that it has a role to play in addressing social, economic, and environmental sustainability,”2

“believe[s] that climate change continues to be one of the most urgent environmental and social issues of our time, and [is] working...to help accelerate the transition to a low carbon economy...”3

Yet, Wells Fargo supports organizations working against ESG investing and climate related financial risk management, including the State Financial Officers Foundation (SFOF) and the Republican Attorneys General Association.

SFOF has advanced model legislation in at least five states directing state lawmakers and treasurers to cancel state contracts with companies that address climate risk, stating those institutions are “boycotting” fossil fuel companies.4

Evident conflict for our Company has not gone unnoticed. Congressman Casten and Senator Schatz wrote our CEO, requesting confirmation of Company plans to withdraw its sponsorship of SFOF, emphasizing SFOF’s approach misrepresents valid steps banks and asset managers are taking to minimize exposure to climate risks.5

Wells Fargo Political Action Committee (PAC) “Transparency Report” leaked, detailing its contribution criteria. The report notes the PAC aims to support candidates who “are willing to work in a bipartisan manner... and support diversity, equity, and inclusion.”6 Yet, some of the PAC’s political contributions contradict this goal.

For example, the PAC donated to members of Congress that voted against certifying the Electoral College, including Kevin McCarthy, Blaine Luetkemeyer, and David Kustoff.7 Additionally, Texas Governor Abbott received $20,000 from the PAC, despite launching child abuse investigations into parents of trans youth.8

Resolved: Shareholders request that Wells Fargo report to shareholders annually, at reasonable expense and excluding confidential information, a congruency analysis between corporate values as defined by Wells Fargo’s stated policies and Company contributions on electioneering and to any organizations dedicated to affecting public policy. The report should include a list of any such contributions occurring during the prior year misaligned with stated corporate values, stating the justification for such exceptions.

Supporting Statement: Proponents recommend, at Board and management discretion, the report also include management’s analysis of risks to the Company brand, reputation, or shareholder value associated with incongruent expenditures. “Electioneering expenditures” means spending, from corporate treasury and from the PAC, directly or through a third party, at any time during the year, on printed, internet, or broadcast communications, which are reasonably susceptible to interpretation as being in support of or opposition to a specific candidate.

[1]	Wells Fargo ESG Report 202, p. 5, https://www08.wellsfargomedia.com/assets/pdf/about/corporate-responsibility/environmental-social-governance-report.pdf (“ESG Report”).
[2]	ESG Report, p. 5.
[3]	Wells Fargo, Advancing Environmental Sustainability, https://www.wellsfargo.com/about/corporate-responsibility/environment/.
[4]	Letter to Charles Scharf from Congressman Sean Casten and Senator Brian Schatz, October 20, 2022, p. 1, https://casten.house.gov/sites/evo-subsites/casten.house.gov/files/evo-media-document/10-20-22-wf-sfof-sponsorship-follow-up_1.pdf (“Casten Letter”).
[5]	Casten Letter, p. 2.
[6]	Judd Legum, Behind the curtain of Wells Fargo’s corporate PAC, Popular Information, https://popular.info/p/behind-the-curtain-of-wells-fargos (“Legum Article”).
[7]	Legum Article.
[8]	Legum Article.

2023 Proxy Statement	107

Shareholder Proposals

Report on Congruency of Political Spending – Statement in Opposition

Our Board recommends a vote AGAINST this proposal, which is identified as Item 6 on the proxy card, for the following reasons:

•	Wells Fargo believes that participating in the political process helps protect our customers, employees, businesses, and communities, and is an important part of responsible corporate citizenship.

•

We already disclose detailed information regarding federal lobbying activities, our memberships in principal trade associations, contributions to entities organized under Section 527 of the Internal Revenue Code, and contributions made by Wells Fargo’s employee-funded political action committees (“PACs”).

•

Earlier this year, the Company enhanced its disclosures, adding information about our decision-making approaches for political engagement, which is available on our Government Relations and Public Policy (“GRPP”) website.

•

Our Board believes that the requested annual congruency analysis would be time-consuming and costly to prepare without significant benefit to the Company, our shareholders or other stakeholders given the Company’s current disclosures.

Like many companies, Wells Fargo engages in public policy advocacy on issues that impact our business at the local, state, and federal levels, including through membership in financial services industry trade associations. The Company regularly reviews its participation model and believes that engagement through these trade organizations, even potentially as a voice of opposition from time-to-time, is an integral part of our public policy strategy and best serves our customers, company, employees, and communities. Participation in these groups comes with the understanding that we may not always agree with every position taken. In instances where we identify significant misalignment with trade associations to which we belong, we aim to share our perspective in a constructive manner. Additionally, we are not members of any tax-exempt organization in the United States that is primarily organized to write, endorse, and promote model legislation.

Wells Fargo sponsors non-partisan PACs that make contributions to candidates. These Wells Fargo PACs only accept funding through voluntary contributions by eligible employees and directors. Decisions about which candidates receive support are made by the GRPP team using established criteria to guide decision-making relating, including supporting candidates who understand the important role the financial services industry plays in the economy, who are in leadership positions, who serve on key committees, and who represent areas with a significant base of our customers and employees. In addition, the Corporate Responsibility Committee of the Board oversees the Company’s significant government relations strategies, policies, and programs and receives updates on the Company’s political activities and contributions.

We already disclose detailed information on our GRPP website regarding our federal lobbying activities, memberships in principal national trade associations, contributions to entities organized under Sections 527 of the Internal Revenue Code, and bi-partisan campaign contributions made by Wells Fargo’s non-partisan PACs. Moreover, earlier this year, the Company enhanced the content on our GRPP website to include information regarding our decision-making approach for our political engagement. For its political spending reporting, Wells Fargo has been named to the top tier “Trendsetter” status (scoring 90 percent or higher) for six of the last seven years by the Center for Political Accountability-Zicklin Index of Corporate Political Disclosure and Accountability.

Our Board believes that developing the requested annual report would be an on-going, time-consuming, and costly endeavor, and would not provide additional value to our shareholders given the Company’s existing disclosures.

Our Board recommends that you vote AGAINST this proposal (Item 6).

Item 6 – Shareholder Proposal – Report on Congruency of Political Spending Our Board recommends that you vote AGAINST this proposal

108	Wells Fargo & Company

Shareholder Proposals

Item 7

Shareholder Proposal – Climate Lobbying Report

The Sisters of St. Francis Dubuque Charitable Trust, 3390 Windsor Ave., Dubuque, IA 52001-1311, the holder of shares of our common stock with a market value in excess of $2,000, has advised us that it intends to introduce the following resolution at our annual meeting:

Resolution and Supporting Statement

Whereas: A 2022 assessment by the Intergovernmental Panel on Climate Change1 stated that nations and fossil-fuel users have fallen short2 of the Paris Agreement goals and that sudden and dramatic changes are required. The Financial Stability Oversight Council identified climate change as an emerging and increasing threat to the financial system.3

Our Board recommends that you vote AGAINST this proposal

Wells Fargo & Company (“Company”) CEO Charlie Scharf stated, “Climate change is one of the most urgent environmental and social issues of our time, and Wells Fargo is committed to aligning our activities to support the goals of the Paris Agreement and to helping transition to a net zero carbon economy.”4 Consistent with this pledge, the Company joined the Net Zero Banking Alliance.5

Voluntary initiatives are insufficient to meet the Paris Agreement goals without robust climate public policy. Major companies have enormous influence and bipartisan credibility to help establish a policy environment that will avert the most dire climate risks and take advantage of the opportunity of this generational economic shift. Corporate lobbying that is inconsistent with the Paris Agreement poses escalating material risks to companies and investors.6

The Company committed to advocate for policies that enable client transitions to net zero emissions.7 However, the Company’s positions on and details of engagement with policymakers are unclear.8 A recent letter submitted to the Municipal Advisory Council of Texas shows evidence of the Company’s continued support for investing in fossil fuels.9 The Company’s sponsorship of the State Financial Officers Foundation, which has been weaponizing state treasurers’ offices against climate-related financial risk management, has been called out by members of Congress.10

Of increasing concern are trade associations and other policy organizations that speak for business but too often present major obstacles to addressing the climate crisis. The Company is a member of financial industry associations which are opposing emerging sustainable finance policy, including the U.S. Chamber of Commerce, the Business Roundtable, and the California Chamber of Commerce.11

RESOLVED: Shareholders of Wells Fargo and Company request that the Board of Directors analyze and report to shareholders annually (at reasonable cost, omitting confidential and proprietary information) on whether and how it is aligning its lobbying and policy influence activities and positions, both direct and indirect through trade associations, coalitions, alliances, and other organizations, with its public commitment to achieve net zero emissions by 2050 including the activities and positions analyzed, the criteria used to assess alignment, and involvement of stakeholders, if any, in the analytical process.

SUPPORTING STATEMENT: In evaluating the degree of alignment between the Company’s emissions goals and its lobbying, the Company should disclose its direct and indirect policy positions and lobbying actions with regard to climate provisions of key international, federal and state legislation and regulation. The Company should consider investor expectations described in the Global Standard on Responsible Climate Lobbying12 as a useful resource for implementation.

[1]	https://report.ipcc.ch/ar6wg3/pdf/IPCC_AR6_WGIII_SummaryForPolicymakers.pdf
[2]	https://www.gov.uk/government/news/window-for-climate-action-closing-fast;
[3]	https://home.treasury.gov/news/press-releases/jy0426
[4]	https://newsroom.wf.com/English/news-releases/news-release-details/2021/Wells-Fargo-Sets-Goal-to-Achieve-Net-Zero-Greenhouse-Gas-Emissions-by-2050/ default.aspx
[5]	https://newsroom.wf.com/English/news-releases/news-release-details/2021/Wells-Fargo-Joins-Net-Zero-Banking-Alliance/default.aspx
[6]	https://www.occ.gov/news-issuances/speeches/2021/pub-speech-2021-116.pdf?source=email
[7]	https://newsroom.wf.com/English/news-releases/news-release-details/2021/Wells-Fargo-Sets-Goal-to-Achieve-Net-Zero-Greenhouse-Gas-Emissions-by-2050/ default.aspx
[8]	https://www.ceres.org/accelerator/responsible-policy-engagement/database/wells-fargo
[9]	https://lobbymap.org/site//data/000/941/WellsFargo_TexasMACCertification_January_2022.pdf
[10]	http://casten.house.gov/sites/evo-subsites/casten.house.gov/files/evo-media-document/10 -20-22-wf-sfof-sponsorship-follow-up_1.pdf
[11]	https://influencemap.org/report/Finance-and-Climate-Change-17639
[12]	https://climate-lobbying.com/wp-content/uploads/2022/03/2022_global-standard-responsibleclimate-lobbying_APPENDIX.pdf

2023 Proxy Statement	109

Shareholder Proposals

Climate Lobbying Report – Statement in Opposition

Our Board recommends a vote AGAINST this proposal, which is identified as Item 7 on the proxy card, for the following reason:

•

Wells Fargo is committed to supporting our clients in their transitions to a low-carbon future, including by deploying $500 billion in sustainable finance by 2030 and taking meaningful steps to align our financing activities with net-zero greenhouse gas emissions by 2050. Wells Fargo intends to continue reporting publicly on our work in these areas. Our disclosures are available on our Corporate Responsibility webpage.

•	Wells Fargo believes that participating in the political process helps protect our customers, employees, businesses, and communities, and is an important part of responsible corporate citizenship.

•

We already disclose detailed information regarding our federal lobbying activities, our memberships in principal trade associations, contributions to entities organized under Section 527 of the Internal Revenue Code, and contributions made by Wells Fargo’s employee-funded political action committees (“PACs”).

•

Earlier this year, the Company enhanced our disclosures, adding information about our decision-making approaches for political engagement, which is available on our Government Relations and Public Policy (“GRPP”) website

•

Given Wells Fargo’s existing and recently enhanced disclosures regarding our political and lobbying activity, we believe this proposal, which requires the Company to produce detailed and prescriptive reporting focused on a single issue, is unnecessary and would be time-consuming and costly to prepare without significant benefit to the Company, our customers, shareholders or other stakeholders.

We believe that climate change is one of the most urgent environmental and social issues of our time, and financial institutions like Wells Fargo can play an important role in supporting our clients in their transition to a low-carbon future. In March 2021, Wells Fargo committed to deploy $500 billion in sustainable finance by 2030 and announced a goal of aligning financing activities with net-zero greenhouse gas emissions by 2050. We have been clear in our commitment to finance the energy needed by our country and the world today while spurring development of the energy needed for tomorrow.

We engage in public policy advocacy on many issues impacting our business at the local, state, and federal levels. As part of this engagement, Wells Fargo is a member of a number of trade associations and industry groups, which cover many industries, or topics, or both. The Company believes that engagement through these trade organizations, even potentially as a voice of opposition from time-to-time, is an integral part of our public policy strategy and best serves our customers, employees, businesses, and communities. Moreover, the Corporate Responsibility Committee of the Board oversees the Company’s significant government relations strategies, policies, and programs and receives updates on the Company’s political activities and contributions.

We disclose detailed information about our political activities, including:

•	Quarterly reports filed with the U.S. Congress to disclose our federal lobbying activities, consistent with the requirements of the Lobbying Disclosure Act;

•	Membership in principal trade associations;

•	Contributions to entities organized under Sections 527 of the Internal Revenue Code; and

•	Bi-partisan campaign contributions made by Wells Fargo’s non-partisan PACs, which only accept funding through voluntary contributions by eligible employees and directors.

And earlier this year, we enhanced the content on our GRPP website to include information regarding our decision-making approach for our political engagement. For its political spending reporting, Wells Fargo has been named to the top tier “Trendsetter” status (scoring 90 percent or higher) for six of the last seven years by the Center for Political Accountability- Zicklin Index of Corporate Political Disclosure and Accountability.

Wells Fargo already discloses information reflecting our political and lobbying activity. The additional, prescriptive annual report requested by the proponent focused on a single issue is unnecessary given the extent of Wells Fargo’s existing disclosures. We believe the requested report would not add additional value to our shareholders and therefore would not be a prudent use of Company resources.

Our Board recommends that you vote AGAINST this proposal (Item 7).

Item 7 – Shareholder Proposal – Climate Lobbying Report Our Board recommends that you vote AGAINST this proposal

110	Wells Fargo & Company

Shareholder Proposals

Item 8 Shareholder Proposal – Climate Transition Report

As you Sow on behalf of Minnesota Valley Trust (S), 2020 Milvia St. Suite 500, Berkeley, CA 94704, the holder of 1,041 shares of common stock, and two co-filers have advised us that they intend to introduce the following resolution at our annual meeting:

Resolution and Supporting Statement

RESOLVED: Shareholders request that Wells Fargo issue a report disclosing a transition plan that describes how it intends to align its financing activities with its 2030 sectoral greenhouse gas emissions reduction targets, including the specific measures and policies to be implemented, the reductions to be achieved by such measures and policies, and timelines for implementation and associated emission reductions.

Our Board recommends that you vote AGAINST this proposal

WHEREAS: The banking sector has a critical role to play in achieving global Net Zero by 2050 goals. The Net Zero Banking Alliance (NZBA) notes that 40 percent of global banking assets have committed to aligning lending and investment portfolios with net zero by 2050.1 But targets alone are insufficient. Investors seek disclosures demonstrating banks’ concrete transition strategies to credibly achieve their disclosed emission reduction targets.

The United Nations has recommended that financial institution transition plans demonstrate how all parts of the business align with interim targets and long-term net zero targets.2 Other guidelines exist to help financial institutions operationalize and translate net zero commitments into strategies “with specific objectives . . . against which progress can be assessed.”3,4

Wells Fargo is the third largest global financer of fossil fuels, with $46 billion in fossil fuel financing in 2021, and nearly $272 billion between 2016 through 2021.5 Of the top 3 fossil fuel funders, only Wells increased its fossil fuel funding above 2019 levels.6

Recognizing the need for action, and the importance of achieving global 1.5°C climate goals, Wells is a member of the NZBA. In March 2021, Wells announced a Net Zero by 2050 greenhouse gas emissions (GHG) reduction goal. It also announced five broad areas of focus toward this goal. In addition to its Net Zero target, it disclosed an approach for measuring and annually disclosing its financed emissions; it committed to and has set 2030 reduction targets for the oil & gas and power portfolio sectors; it established an institute for sustainable finance to assist clients achieve GHG emissions reductions; and integrated climate into its risk management framework.7

These are important and critical first steps. But Wells cannot stop there. Shareholders are concerned that Wells does not have, or does not disclose, a transition plan for how it will achieve its 2030 sectoral reductions targets. An effective transition plan creates bank accountability by describing the affirmative strategies, indicators, milestones, metrics, and timelines necessary to deliver on its decarbonization targets and ensure investors that the bank is fully accountable for the risks associated with its financing of high-carbon activities.

A transition plan could include, for example, disclosure of clients’ estimated annual reductions and how the bank plans to achieve remaining reductions. Additional actions may include client and employee incentives or disincentives; setting requirements, including loan approval guidelines, investment and underwriting priorities or prohibitions; and policies or guidelines that otherwise restrict, limit, or condition bank business activities, among others.

Climate Transition Report – Statement in Opposition

Our Board recommends a vote AGAINST this proposal, which is identified as Item 8 on the proxy card, for the following reasons:

•

In March 2021, Wells Fargo announced a goal of net-zero greenhouse gas emissions, including financed emissions, by 2050. Then, in May 2022, we published our interim emissions targets for 2030 for our Oil & Gas and Power portfolios, as well as our methodology for aligning financial portfolios to the goals of the Paris Agreement.

[1]	https://www.unepfi.org/net-zero-banking/
[2]	https://www.un.org/sites/un2.un.org/files/high-level_expert_group_n7b.pdf p.21-22
[3]	https://www.iigcc.org/media/2022/07/An-investor-led-framework-of-pilot-indicators-to-assess-banks-on-the-transition-to-net-zero-28-July.pdf
[4]	https://assets.bbhub.io/company/sites/63/2022/06/GFANZ_Recommendations-and-Guidance-on-Net-zero-Transition-Plans-for-the-Financial-Sector_June2022.pdf
[5]	https://www.ran.org/wp-content/uploads/2022/03/BOCC_2022_vSPREAD-1.pdf
[6]	https://www.ran.org/wp-content/uploads/2022/03/BOCC_2022_vSPREAD-1.pdf
[7]	https://newsroom.wf.com/English/news-releases/news-release-details/2021/Wells-Fargo-Sets-Goal-to-Achieve-Net-Zero-Greenhouse-Gas-Emissions-by-2050/ default.aspx

2023 Proxy Statement	111

Shareholder Proposals

•

Also in May 2022, we announced our intent to augment our independent targets with high-level transition plans that outline categories of actions we expect to take to meet our 2030 targets for the Oil & Gas and Power sectors. Wells Fargo’s work on these transition plans is informed by emerging industry guidance.

•	Wells Fargo continues to monitor evolving regulatory requirements and market practices concerning the public disclosure of transition plans.

We believe that climate change is one of the most urgent environmental and social issues of our time, and financial institutions like Wells Fargo can play an important role in helping to address it by supporting our clients in their transition to a low-carbon future.

Since announcing our goal of net-zero greenhouse gas emissions, including financed emissions, in March 2021, Wells Fargo has taken meaningful steps forward. On May 4, 2022, we disclosed interim targets for reducing greenhouse gas emissions attributable to our financing activities in the Oil & Gas and Power sectors. The 2030 reduction targets announced in 2022 for these sectors, based on a 2019 baseline, were:

•	Oil & Gas sector: 26% reduction in absolute emissions

•	Power sector: 60% reduction in portfolio emissions intensity

These targets are detailed in Wells Fargo’s CO2eMissionSM, our methodology for aligning financial portfolios to the 1.5 degree Celsius goal of the Paris Agreement and for setting interim, emissions-based targets to guide that alignment. The CO2eMission publication is available on Wells Fargo’s website. This methodology not only helps us set targets but also allows us to compare the pace of transition within given portfolios, enabling us to adapt and evolve over time.

When setting these initial targets and publishing the CO2eMission methodology, Wells Fargo committed to develop high-level transmission plans that outline categories of action we expect to take to meet our 2030 targets for the Oil & Gas and Power sectors (see the Executive Summary of CO2eMission for more information). In line with this statement, Wells Fargo now is developing transition plans and continues to monitor evolving regulatory requirements and market practices concerning their public disclosure.

Wells Fargo’s independent work on transition plans is proceeding in general alignment with Net-Zero Banking Alliance guidelines and practical guidance from groups like the Glasgow Financial Alliance for Net Zero. In addition, the proposed climate-related disclosure rule under consideration by the Securities and Exchange Commission (SEC) ultimately may require companies with emissions-related targets or goals to disclose how they intend to meet those targets or goals, as well as annual progress made.

We believe Wells Fargo’s existing work developing transition plans in line with evolving market practices remains the prudent approach, and we do not believe that producing the report required by the proposal would ultimately serve the best interests of our shareholders.

Our Board recommends that you vote AGAINST this proposal (Item 8).

Item 8 – Shareholder Proposal – Climate Transition Report Our Board recommends that you vote AGAINST this proposal

112	Wells Fargo & Company

Shareholder Proposals

Item 9 Shareholder Proposal – Fossil Fuel Lending Policy

The Sierra Club Foundation, 2101 Webster Street, Suite 1250, Oakland, CA 94612, the holder of 341 shares of our common stock, and one co-filer have advised us that they intend to introduce the following resolution at our annual meeting:

Resolution and Supporting Statement

Whereas: Climate change poses a systemic risk, with estimated global GDP loss of 11-14% by midcentury under current trajectories.1 The climate crisis is primarily caused by fossil fuel production and combustion, which is enabled by funding from financial institutions.

Our Board recommends that you vote AGAINST this proposal

According to scientific consensus, limiting warming to 1.5°C means that the world cannot develop new oil and gas fields or coal mines beyond those already approved (new fossil fuel exploration and development).2 Existing fossil fuel supplies are sufficient to satisfy global energy needs.3 New oil and gas fields would not produce in time to mitigate current energy market turmoil resulting from the Ukraine War.4

Wells Fargo (WFC) has committed to align its financing with the Paris Agreement,5 achieving net-zero emissions by 2050, consistent with limiting global warming to 1.5°C.6 However, WFC’s policies and practices are not net-zero aligned.

WFC is the world’s third largest funder of fossil fuels, providing $271 billion in lending and underwriting to fossil fuel companies during 2016-2021, including $37 billion to 100 top companies engaged in new fossil fuel exploration and development.7 WFC’s existing commitments do not equate to alignment: under its 2030 absolute emissions target for oil and gas, WFC can continue to finance new fossil fuel exploration and development, increasing stranded asset risk.

Without a policy to phase out financing of new fossil fuel exploration and development, WFC is unlikely to meet its climate commitments and merits scrutiny for material risks that may include:

•	Greenwashing: Regulators are tightening and enforcing greenwashing regulations, which could result in fines and settlements.[8]

•

Regulation: Central banks, including the Fed, are starting to implement climate stress tests[9] and scenario analyses,[10] and some have begun to propose increased capital requirements for climate risks.[11]

•	Competition: Dozens of global banks have adopted policies to phase out financing for new oil and gas fields[12] and coal mines.[13]

•	Reputation: Campaigns targeting WFC’s climate policies include organizations with tens of millions of global members and supporters, including current and potential WFC customers.[14]

By exacerbating climate change, WFC is increasing systemic risk, which will have significant negative impacts – including physical risks and transition risks15 – for itself and for diversified investors.

Best practices for banks to achieve net zero involve financing of companies reducing scopes 1-3 absolute emissions and allocating capital in line with science-based, independently verified short, medium and long-term decarbonization targets. Organizations like the Science Based Targets initiative and Transition Pathway Initiative can provide independent verification of decarbonization targets.

RESOLVED: Shareholders request that the Board of Directors adopt a policy for a time-bound phase-out of WFC’s lending and underwriting to projects and companies engaging in new fossil fuel exploration and development.

Supporting Statement: This proposal is intended, in the discretion of board and management, to enable support for WFC’s energy clients’ low-carbon transition.

[1]	https://www.swissre.com/media/press-release/nr-20210422-economics-of-climate-change-risks.html
[2]	https://www.iisd.org/system/files/2022-10/navigating-energy-transitions-mapping-road-to-1.5.pdf
[3]	https://www.ipcc.ch/report/ar6/wg3/resources/spm-headline-statements/
[4]	https://www.iea.org/commentaries/what-does-the-current-global-energy-crisis-mean-for-energy-investment
[5]	https://sites.wf.com/co2emission /
[6]	https://www.unepfi.org/net-zero-banking/commitment/
[7]	http://bankingonclimatechaos.org/
[8]	https://www.bankingsupervision.europa.eu/press/speeches/date/2022/html/ssm.sp220922~bb043aa0bd.en.html
[9]	https://www.bankingsupervision.europa.eu/press/pr/date/2022/html/ssm.pr220708~565c38d18a.en.html
[10]	https://www.federalreserve.gov/newsevents/pressreleases/other20220929a.htm
[11]	https://www.bis.org/review/r220223e.htm
[12]	https://oilgaspolicytracker.org/
[13]	https://coalpolicytool.org/
[14]	https://stopthemoneypipeline.com/
[15]	https://www.bis.org/bcbs/publ/d517.pdf

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Shareholder Proposals

Fossil Fuel Lending Policy – Statement in Opposition

Our Board recommends a vote AGAINST this proposal, which is identified as Item 9 on the proxy card, for the following reasons:

•

Wells Fargo announced in March 2021 that it was setting a goal of net-zero greenhouse gas emissions, including financed emissions, by 2050. In May 2022, we announced an interim reduction target of 26 percent by 2030 (over our 2019 baseline) in emissions attributed to our lending and debt and equity capital markets facilitation for the Oil & Gas sector.

•

Achieving net-zero greenhouse gas emissions by 2050 requires concerted action from a host of stakeholders, including supportive government policies, public investment, shifts in business models and consumer behavior, and the commercialization of new decarbonizing technologies. As a bank, we are focused on working with clients in a broad range of sectors of the U.S. economy, including the Oil & Gas sector, to provide the financial services needed to support an orderly energy transition.

•

Oil and gas remain important energy sources; economic forecasts and net-zero scenarios suggest these fossil fuels will remain an important part of the energy mix for decades to come. Recent geopolitical events underscore the need to address energy security and avoid unintended impacts on vulnerable communities.

•

We do not believe restricting financing to the Oil & Gas sector is reasonable given the significant adverse impact that curtailing financing to this sector would have on the U.S. and world economies. Also, this approach is counterproductive at a time when many of these companies are investing in their own climate transitions, pursuing emissions reductions in their operations, and developing new clean energy solutions.

•

For all of these reasons, our intent is to continue financing the energy needs of today, which includes the Oil & Gas sector, while appropriately managing associated environmental and social risks and funding the development of cleaner energy sources. Through this approach, we believe Wells Fargo can play our part in helping to facilitate an orderly energy transition.

Wells Fargo continues to view climate change as one of the most urgent environmental and social issues of our time, and we are committed to supporting clients with financial services to facilitate an orderly energy transition and a sustainable future.

Since March 2021, we have been taking meaningful steps toward our goal of net-zero greenhouse gas emissions by 2050. In May 2022, we published a methodology to set targets for carbon-intensive sectors and set interim emissions targets for 2030 for our Oil & Gas and Power portfolios aligned to the Network for Greening the Financial System (NGFS) Orderly Net Zero 2050 scenario. With respect to the Oil & Gas sector, Wells Fargo’s interim target was crafted to capture substantially all emissions in the value chain, including those associated with the ultimate consumption of oil and gas produced by our clients (please see CO2eMissionSM for additional detail). While we evaluate interim reduction targets in other carbon-intensive sectors, we are working in parallel on transition plans to describe the actions we intend to take to meet our Oil & Gas and Power targets.

However, the policy suggested by the proponents – that we adopt a time-based phase out of lending and underwriting activities that contribute to new fossil fuel development – runs counter to our efforts to partner with Oil & Gas sector clients in the energy industry’s transformation. Businesses in the Oil & Gas sector predominantly rely on general purpose financing for their operations. As such, adoption of a time-bound phase out of lending to companies involved in oil and gas exploration would effectively preclude Wells Fargo from offering financing to the Oil & Gas sector by an arbitrary end date. We do not believe this approach is reasonable based on current and projected energy usage and the potential negative impacts such a restrictive policy could have on the U.S. and world economies.

For the reasons stated above, we believe our target-setting approach and ongoing participation in financing the Oil & Gas sector, as well as the development of renewable energy sources, will best facilitate an orderly energy transition. Accordingly, we do not believe that adopting the prescriptive policy recommended by the proposal would ultimately serve the best interests of our shareholders.

Our Board recommends that you vote AGAINST this proposal (Item 9).

(1)	Please see Wells Fargo’s CO2eMissionSM publication.

Item 9 – Shareholder Proposal – Fossil Fuel Lending Policy Our Board recommends that you vote AGAINST this proposal

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Shareholder Proposals

Item 10 Shareholder Proposal – Annual Report on Prevention of Workplace Harassment and Discrimination

The Comptroller of the State of New York, Thomas P. DiNapoli, Trustee of the New York State Common Retirement Fund, 110 State Street, 14 Floor, Albany, NY 12236, the holder of 9,044,305 shares of our common stock, and one co-filer have advised us that they intend to introduce the following resolution at our annual meeting:

Resolution and Supporting Statement

Our Board recommends that you vote AGAINST this proposal

Resolved:

Shareholders request the Board of Directors oversee the preparation of an annual public report describing and quantifying the effectiveness and outcomes of Wells Fargo’s efforts to prevent harassment and discrimination against its protected classes of employees. In its discretion, the Board may wish to consider including disclosures such as:

•	the total number and aggregate dollar amount of disputes settled by the company related to abuse, harassment or discrimination in the previous three years;

•	the total number of pending harassment or discrimination complaints the company is seeking to resolve through internal processes, arbitration or litigation;

•	the aggregate dollar amount associated with the enforcement of arbitration clauses;

•	the number of enforceable contracts which include concealment clauses that restrict discussions of harassment or discrimination, and

•	the aggregate dollar amount associated with agreements which contain concealment clauses.

Concealment clauses are defined as any employment or post-employment agreement, such as arbitration, non-disclosure or non-disparagement agreements, that the Company asks employees to sign which would limit their ability to discuss unlawful acts in the workplace, including harassment and discrimination.

This report should not include the names of accusers or details of their settlements without their consent and should be prepared at a reasonable cost and omit any information that is proprietary, privileged, or violative of contractual obligations

SUPPORTING STATEMENT

Persistent controversies have surrounded Wells Fargo’s workforce management. Most recently, its hiring practices came under scrutiny when it was reported that the Company conducted interviews of diverse candidates for positions that had already been filled and subsequent retaliation against those employees that complained about the sham interviews. It has also been reported that the United States Attorney in the Southern District of New York’s criminal division is investigating possible violations of federal laws based on this reporting.

The Securities Exchange Commission has shown increased attention to human capital management issues, as demonstrated by its 2020 rulemaking and the Chairman’s public comments about future, more proscriptive disclosure rulemaking. There have been several high-profile derivative suits settled recently, including at Twentieth Century Fox, Wynn Resorts, and Alphabet, alleging boards breached their duties by failing to protect employees from discrimination and harassment, injuring the companies and their shareholders.

A public report such as the one requested would assist shareholders in assessing whether the Company is improving its workforce management. Civil rights violations within the workplace can result in substantial costs to companies, including fines and penalties, legal costs, costs related to absenteeism, and reduced productivity. A company’s failure to properly manage its workforce can have significant ramifications, making it more difficult to retain and recruit employees, and jeopardize relationships with customers and other partners.

Annual Report on Prevention of Workplace Harassment and Discrimination – Statement in Opposition

Our Board recommends a vote AGAINST this proposal, which is identified as Item 10 on the proxy card, for the following reasons:

•

We have policies and programs that are comprehensive and regularly reinforced, including through annual training for U.S. employees, and we believe they reflect our commitment to preventing harassment and discrimination.

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Shareholder Proposals

•

Since 2020, the Company does not require arbitration for sexual harassment claims. In addition, the Company does not include the types of confidentiality clauses identified in the proposal in the agreements employees sign when hired.

•	The Human Resources Committee is responsible for overseeing human capital management and receives regular reports on culture metrics, including reporting on harassment and discrimination allegations.

•

We do not believe that the proposed report would provide shareholders with meaningful information on our efforts to prevent workplace harassment and discrimination and would require a level of disclosure that is not common practice among our peers or the broader market.

The Company maintains policies that are intended to prohibit harassment and discrimination and encourage reporting of any suspected workplace misconduct. Our policies specifically prohibit discrimination and harassment on the basis of race, color, gender, national origin, religion, age, sexual orientation, gender identity, gender expression, genetic information, physical or mental disability, pregnancy, marital status, hairstyles or hair texture, status as a protected veteran, or any other status protected by federal, state, or local law. We provide multiple avenues for employees to raise concerns (including an anonymous option) and our policies prohibit retaliation of any kind against anyone for providing information in good faith (or otherwise in accordance with applicable country-specific laws).

The Company’s commitments in this area are reinforced and communicated through employee training programs. U.S. employees are required to complete anti-harassment and discrimination training annually. This training covers expectations for workplace conduct, helps employees recognize situations that may involve harassment or discrimination, and describes the ways in which employees can report harassment and discrimination matters without fear of retaliation. The Company regularly assesses its workforce management as part of providing a safe, healthy, and accessible environment to employees.

While our goal is prevention, when an allegation of discrimination or harassment is made, the Company’s policies require that we thoroughly and objectively investigate it and take appropriate action, up to and including termination of any employee found to have engaged in inappropriate conduct. In addition, our Human Resources Committee is responsible for overseeing human capital risk, human capital management and the Company’s culture, and receives regular reports on culture metrics, including reporting on harassment and discrimination allegations.

Our policies provide that, for employees hired on or after December 11, 2015, unresolved employment disputes will be addressed through arbitration, which we believe is a more efficient, flexible and cost-effective alternative to court for employee claims to be heard. We do not impose a non-disclosure or confidentiality requirement on employees who participate in arbitration, nor does arbitration restrict an employee from filing a claim with the Equal Employment Opportunity Commission or appropriate state agency. In 2020, and before the law required it, the Company eliminated mandatory arbitration for employees in connection with sexual harassment claims.

Moreover, the Company does not include the types of confidentiality clauses identified in the proposal in the agreements employees sign when hired. In the limited circumstances when the Company may use these types of confidentiality clauses, such as when entering into mutually agreed separation or severance agreements or when resolving claims through a settlement agreement, the clauses do not prevent an employee from reporting concerns about allegedly inappropriate workplace conduct to appropriate law enforcement bodies or regulators. Further, our use of confidentiality clauses for separation, severance, and settlement agreements is commonplace as the parties are intending to resolve all claims, and is designed to be consistent with local law.

We believe that our policies, procedures and practices, as described here, reflect our commitment to preventing harassment and discrimination. We do not believe that the proposed annual report would provide meaningful information to our shareholders to enable them to assess our prevention practices. Additionally, the report would require a level of disclosure that is not common practice among our peers or the broader market and could, therefore, be viewed without the appropriate context or basis for comparison. Without such comparable metrics from other companies, the Company could be subject to increased litigation and reputational risk. Accordingly, we do not believe that producing the annual report would be a good use of Company resources or in the best interest of our shareholders.

Our Board recommends that you vote AGAINST this proposal (Item 10).

Item 10 – Shareholder Proposal – Annual Report on Prevention of Workplace Harassment and Discrimination Our Board recommends that you vote AGAINST this proposal

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Shareholder Proposals

Item 11 Shareholder Proposal – Policy on Freedom of Association and Collective Bargaining

AFL-CIO Reserve Fund, 815 Black Lives Matter Plaza, NW, Washington, DC 20006, the holder of 3,027 shares of common stock has advised us that it intends to introduce the following resolution at our annual meeting:

Resolution and Supporting Statement

RESOLVED: Shareholders urge the Board of Directors of Wells Fargo & Company (“Wells Fargo”) to adopt and publicly disclose a policy on its commitment to respect the international human rights of freedom of association and collective bargaining. The policy should:

Our Board recommends that you vote AGAINST this proposal

•	Be applicable to Wells Fargo’s direct operations and subsidiaries globally;

•	Include a commitment to non-interference when employees exercise their right to form or join trade unions;

•	Prohibit any member of management or agent of Wells Fargo from undermining the right to form or join trade unions or pressuring any employee from exercising this right;

•	Describe the ongoing due diligence process Wells Fargo will use to identify, prevent, mitigate and account for any violations of these rights, including how it will remedy any misaligned practices.

SUPPORTING STATEMENT

Freedom of association and the effective right to collective bargaining are internationally recognized human rights according to the International Labour Organization’s Declaration on Fundamental Principles and Rights at Work and the United Nations’ Universal Declaration of Human Rights. However, Wells Fargo’s Human Rights Statement, Code of Conduct, and Supplier Code of Conduct are silent on Wells Fargo’s obligations to respect the international human rights of freedom of association and collective bargaining.

In February 2022, Wells Fargo published “Priority Recommendations of the Wells Fargo Human Rights Impact Assessment and Actions in Response” that summarized a human rights impact assessment performed by a third party law firm. The recommendations stated that “Wells Fargo should consider prioritizing the issuance of a comprehensive human rights policy and providing training to the bank’s leadership and senior management regarding the [United Nations Guiding Principles on Business and Human Rights].”

In response to lawmakers’ questions at a U.S. Senate Committee on Banking, Housing, and Urban Affairs hearing on September 22, 2022 and a U.S. House Committee on Financial Services hearing on September 21, 2022, Wells Fargo CEO Charles Scharf declined to commit to remain neutral if Wells Fargo’s employees seek to unionize. And on June 15, 2022, an unfair labor practice charge was filed with the National Labor Relations Board alleging that Wells Fargo discharged an employee in retaliation for exercising her freedom of association rights.1

We believe this resolution will also help address human rights risks at Wells Fargo’s operations in other countries. Wells Fargo’s largest international operations are in India and the Philippines. The 2022 ITUC Global Rights Index rated India and the Philippines as countries with no guarantee of rights, explaining that such countries are “the worst countries in the world to work in. While the legislation may spell out certain rights, workers have effectively no access to these rights and are therefore exposed to autocratic regimes and unfair labour practices.”2

For these reasons, we urge shareholders to vote FOR this resolution.

Policy on Freedom of Association and Collective Bargaining – Statement in Opposition

Our Board recommends that you vote AGAINST this proposal, which is identified as Item 11 on the proxy card, for the following reasons:

•

We respect employees’ rights under applicable local laws related to freedom of association and collective bargaining. Our policies do not prohibit employees from forming or joining labor organizations or collectively bargaining, nor do they prohibit employees from discussing wages, benefits, and terms of employment.

[1]	Wells Fargo Bank, N.A., Charge Against Employer, US. National Labor Relations Board, 18-CA-297701, June 15, 2022, https://www.nlrb.gov/case/18-CA-297701.
[2]	International Trade Union Confederation, 2022 ITUC Global Rights Index, 2022, https://www.globalrightsindex.org/en/2022/media.

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Shareholder Proposals

•

When our employees have concerns, we want to hear directly from them to understand their perspectives and determine how we can work together to improve our workplace. Employees are encouraged to raise concerns and feedback through various avenues.

•	We believe that the proposed policy is unnecessary and not in the best interests of our employees or shareholders.

Our employees are our most valuable asset. Everywhere we have employees, our policies are designed to comply with applicable local laws related to freedom of association and collective bargaining, including laws with respect to non-interference. These policies do not prohibit employees from forming or joining labor organizations or collectively bargaining, nor do they prohibit employees from discussing wages, benefits, and terms of employment. We provide manager training, as appropriate, on employee rights under the National Labor Relations Act, including regarding the freedom of association. Internationally, we have formal employee representative bodies in certain countries (similar to works councils) and, in some countries, we are subject to certain collective bargaining agreements that apply at an industry level.

When our employees have concerns, we want to hear directly from them. We provide a number of forums for employees to share their voices and insights in a public or private manner, including:

•	Directly to their managers or any manager with whom they feel comfortable;

•	Through our confidential EthicsLine, which employees can access by phone or online at any time to anonymously report complaints, violations, and other concerns;

•	CEO town halls, which often include a question-and-answer period;

•	An annual global employee survey, which offers employees the opportunity to share valuable feedback to help the Company improve workplace engagement; and

•	Loudspeaker, a company-wide employee feedback platform where employees can provide feedback and ideas on, among other things, improving the customer and employee experience.

Our reporting channels and policies are designed to allow employees to raise concerns without fear of retaliation or reprisal and commit us to managing allegations in an objective, thorough, consistent, and timely manner. Additionally, our Human Resources Committee provides oversight of our human capital management practices, and also receives reporting on the annual global employee survey results.

As described above, we provide open lines of communication between our leadership and our employees, and we are committed to hearing and addressing employee concerns and improving our workplaces. We also respect applicable local laws related to freedom of association and collective bargaining. Accordingly, we believe that the proposed policy is unnecessary and not in the best interests of our employees or shareholders.

Our Board recommends that you vote AGAINST this proposal (Item 11).

Item 11 – Shareholder Proposal – Policy on Freedom of Association and Collective Bargaining Our Board recommends that you vote AGAINST this proposal

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Voting and Other Meeting Information

Meeting Date, Time, and Access

Our 2023 annual shareholder meeting will be held by remote communication in a virtual-only format, so that our shareholders can participate from any geographic location with Internet connectivity. We believe this enhances accessibility to our annual shareholder meeting for our shareholders.

•	Date & Time of 2023 Annual Shareholder Meeting: Tuesday, April 25, 2023 at 10:00 a.m., EDT

•	Virtual Meeting Access: www.virtualshareholdermeeting.com/WFC2023

Shareholders of record of our common stock as of the close of business on the record date will be able to attend, vote, and ask questions at the 2023 annual shareholder meeting. To log into the meeting as a shareholder and be able to vote and ask questions during the meeting, you must enter the meeting using a valid control number included in your proxy materials. You also will be requested to provide your name and email address. If you do not have a valid control number, you may log into the meeting as a guest, but will not have the ability to vote or ask questions during the meeting. Additional information and instructions regarding voting, and accessing and participating in the meeting are provided below. Rules of conduct for the meeting will be available on the virtual meeting website.

In the event of technical difficulties with the virtual annual shareholder meeting, we expect that an announcement will be made on www.virtualshareholdermeeting.com/WFC2023. If necessary, the announcement will provide information regarding the date, time, and location of any adjournment or postponement of the annual shareholder meeting. Any updated information regarding the annual shareholder meeting also will be posted on the Investor Relations page of our website at www.wellsfargo.com.

Where can I find my valid control number?

If you are a shareholder of record, your valid control number is a 16-digit control number provided in your notice of internet availability of proxy materials or proxy card. If you are a street name holder, and your voting instruction form or notice of internet availability indicates that you may vote those shares through the www.proxyvote.com website, then you may access, participate in, and vote at the annual shareholder meeting with the 16-digit access code indicated on that voting instruction form or notice of internet availability. Otherwise, you should contact your bank, broker or other nominee (preferably at least five days before the annual shareholder meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the annual shareholder meeting.

Voting Information

Who can vote at the annual shareholder meeting?

Shareholders of record of our common stock as of the close of business on the record date are entitled to notice of and to vote at the meeting. The record date for the annual shareholder meeting is February 24, 2023. On the record date, we had 3,777,087,830 shares of common stock outstanding and entitled to vote. A list of our shareholders of record will be made available to shareholders during the annual shareholder meeting. Each share of common stock outstanding on the record date is entitled to one vote on each of the 13 director nominees and one vote on each other item to be voted on at the meeting. There is no cumulative voting.

Participants in the Company’s 401(k) Plan or Stock Purchase Plan should read the additional information below under Can I vote online during the annual shareholder meeting? regarding voting their shares.

How many votes must be present to hold the annual shareholder meeting?

We will have a quorum and can conduct business at the annual shareholder meeting if the holders of a majority of the outstanding shares of common stock as of the record date are present or represented by proxy at the meeting. We urge you to promptly submit your proxy even if you plan to attend the annual shareholder meeting so that we will know as soon as possible that enough shares will be present for us to hold the meeting. Solely for purposes of determining whether we have a quorum, we will count:

•	Shares present or by proxy and voting;

•	Shares present and not voting; and

•	Shares for which we have received proxies but for which shareholders have abstained from voting or that represent broker non-votes, which are described below.

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Voting and Other Meeting Information

How do I vote my shares?

You don’t have to attend the annual shareholder meeting to vote. The Board is soliciting proxies so that you can submit your proxy before the annual shareholder meeting. If you vote by proxy, you will be designating Derek A. Flowers and Michael P. Santomassimo, each of whom is a Company executive officer, each with power of substitution as your proxy, and together as your proxies, to vote your shares as you instruct. If you sign and return your proxy card or submit your proxy over the internet, by mobile device, or by telephone without giving specific voting instructions, these individuals will vote your shares by following the Board’s recommendations. The proxies also have discretionary authority to vote to adjourn our annual shareholder meeting, including for the purpose of soliciting votes in accordance with our Board’s recommendations, or if any other business properly comes before the meeting. If any other business properly comes before the meeting, the proxies will vote on those matters in accordance with their best judgment.

The chart below provides general information on how to vote your shares before the meeting if you are:

•	A record holder — your shares are held directly in your name on our stock records and you have the right to vote your shares yourself or by proxy at the annual shareholder meeting;

•

A street name holder — your shares are held in an account at a brokerage firm, bank, or other similar entity. This entity is considered the record holder of these shares for purposes of voting at the annual shareholder meeting. You have the right to instruct the brokerage firm, bank, or other entity how to vote the shares in your account; or

•

A current or former Wells Fargo employee who holds shares in one or both of our Company Plans — you have the right to instruct the 401(k) Plan trustee or instruct the Stock Purchase Plan custodian how to vote the shares of common stock you hold as of the record date under each plan in which you participate. The trustee will vote all shares held in the 401(k) Plan in proportion to the voting instructions the trustee actually receives from all 401(k) Plan participants in accordance with the terms of the plan, unless contrary to ERISA. If you do not give voting instructions for your Stock Purchase Plan shares, these shares will not be voted. We refer to the 401(k) Plan and Stock Purchase Plan together as the “Company Plans.”

Method to Submit Your Proxy	Record or Street Name Holder	Company Plans Participant

Internet*	Go to www.proxyvote.com and follow the online instructions (if a record holder, or a street name holder directed to the website in their voting instruction form)	See email sent to your current Company email address for instructions on how to access online proxy materials and submit your proxy over the internet

Mobile device*	Scan QR Barcode on your notice of internet availability of proxy materials or proxy card (if record holder) or voting instruction form (if street name holder)	Scan QR Barcode on your voting instruction form or proxy card

Telephone*	See notice of internet availability of proxy materials or proxy card (if record holder) or voting instruction form (if street name holder) for any telephone voting instructions	See email sent to your current Company email address or mailed voting instruction form/proxy card for telephone voting instructions

Mail (if proxy materials received by mail)	Complete, sign, date, and return the proxy card (if record holder) or voting instruction form (if street name holder)	Complete, sign, date, and return voting instruction form (for 401(k) Plan shares)/proxy card (for Stock Purchase Plan shares)

*	If you submit your proxy over the internet, by mobile device using the applicable QR Barcode, or by telephone, you will need the control number from your notice of internet availability of proxy materials, proxy card, or voting instruction form. If you submit your proxy over the internet, by mobile device, or by telephone, please do not mail back any voting instruction form or proxy card you received. See Other Information for additional information about the notice of internet availability and electronic delivery of our proxy materials.

Can I vote online during the annual shareholder meeting?

If you are a record holder or a street name holder on the record date, you can vote your shares of common stock online during the annual shareholder meeting provided that you log into the meeting as a shareholder using your valid control number included in your proxy materials or obtain a proxy from your bank, broker or other nominee (preferably at least five days before the annual shareholder meeting), if applicable. If you are a participant in the Company Plans you must submit voting instructions for shares you hold through the Company Plans by the applicable deadline under What is the deadline for voting before the meeting? below. If you do not have a valid control number, you may log into the meeting as a guest, but will not have the ability to vote or ask questions during the meeting. If you attend the meeting and vote your shares online, your vote during the meeting will revoke any proxy you

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Voting and Other Meeting Information

submitted previously over the internet, by mobile device, by telephone, or by mail. See Attending the Annual Shareholder Meeting below for more information on how to attend, vote, and ask questions during the annual meeting.

Even if you currently plan to attend the meeting, we recommend that you submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting. Participants in the Company Plans must vote their shares before the annual shareholder meeting by the deadline provided below.

What are my voting options? What vote is required and how is my vote counted?

The table below shows your possible voting options on the items to be considered at the meeting, the vote required to elect directors and to approve each other item under our By-Laws, and the manner in which votes will be counted:

Item	Voting Options	Vote Required	Board Recommendation	Effect of Abstentions

Election of Directors	For, Against, or Abstain	Votes cast FOR the nominee must exceed the votes cast AGAINST the nominee.*	FOR	No effect

Advisory Resolution to Approve Executive Compensation (Say on Pay)	For, Against, or Abstain	Majority of the shares present or represented by proxy at the annual meeting and entitled to vote on this item vote FOR this item	FOR	Vote against

Advisory Proposal on the Frequency of Future Advisory Votes to Approve Executive Compensation (Say on Frequency)	Every Year, Every 2 Years, Every 3 Years, or Abstain	Under our By-Laws, the option, if any, that receives the vote of a majority of the shares present in person or by proxy at the annual shareholder meeting and entitled to vote on this item will be the option selected by our shareholders. Because this proposal has multiple options, if none of the options receives the vote of a majority of the shares present in person or by proxy at the annual shareholder meeting and entitled to vote on this item, then we will consider the shareholders to have approved the option selected by the holders of a plurality of the issued and outstanding shares present in person or by proxy at the annual shareholder meeting and entitled to vote on this item.	EVERY YEAR	Vote against each option

Ratification of KPMG	For, Against, or Abstain	Majority of the shares present or represented by proxy at the annual meeting and entitled to vote on this item vote FOR this item.	FOR	Vote against

Shareholder Proposals	For, Against, or Abstain	Majority of the shares present or represented by proxy at the annual meeting and entitled to vote on each item vote FOR that item.	AGAINST	Vote against

*	As required by our Corporate Governance Guidelines, each nominee for director has tendered an irrevocable resignation that will become effective if he or she fails to receive the required vote for election at the annual meeting and the Board accepts the tendered resignation. For more information on these director resignation provisions, see the information under Director Election Standard and Nomination Process.

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Voting and Other Meeting Information

Effect of Broker Non-Votes. Under NYSE rules, member-brokers are prohibited from voting a customer’s shares on non-routine items (referred to as a “broker non-vote”) if the customer has not given the broker voting instructions on that matter. A broker may vote customer shares in its discretion on any routine items if the customer does not instruct the broker how to vote, though the broker may opt not to do so. Whether brokers have discretion to vote the shares on uninstructed matters is subject to NYSE rules and a final determination by the NYSE. Therefore, unless you provide specific voting instructions, your shares may not be represented or voted at the meeting. Broker-non votes will not be counted in determining the outcome of the vote on the election of directors or on any of the other proposals.

What is the deadline for submitting your proxy before the meeting?

If You Are:	Submitting Your Proxy By:	Your Proxy Must Be Received:

A record or street name holder	• Mail • Internet, mobile device, or telephone	• Prior to the annual meeting • By 11:59 p.m., Eastern Daylight Time (EDT), on April 24, 2023

A participant in the Company Plans	• Mail • Internet, mobile device, or telephone	• By April 19, 2023 • By 11:59 p.m., EDT, on April 20, 2023

May I change my vote?

Yes. If you are the record holder of the shares, you may revoke your proxy and change your vote by:

•	Submitting timely written notice of revocation to our Corporate Secretary at MAC #J0193-610, 30 Hudson Yards, New York, NY 10001-2170, prior to the vote at the annual meeting;

•	If you completed and returned a proxy card, submitting a new proxy card with a later date and returning it prior to the vote at the annual meeting;

•

If you submitted your proxy over the internet, by mobile device, or by telephone, submitting another later-dated proxy over the internet, by mobile device, or by telephone by the applicable deadline shown in the table above; or

•

Attending the annual meeting as a shareholder and voting your shares online during the annual meeting. In order to vote during the annual meeting, you will need to enter the meeting using the valid control number from your notice of internet availability of proxy materials, proxy card, or voting instruction form. See Attending the Annual Meeting below for more information on how to attend, vote, and ask questions during the annual meeting. Attending the meeting alone will not revoke your proxy.

If your shares are held in street name, you may revoke your voting instructions and change your vote by submitting new voting instructions to your brokerage firm, bank, or other similar entity before the deadline shown above or you may change your voting instructions by attending the meeting and voting online during the meeting, provided that you log into the meeting as a shareholder using your valid control number included in your proxy materials.

If you participate in the Company Plans, you may revoke your voting instructions and change your vote by submitting new voting instructions to the trustee or custodian of the applicable plan before the deadline shown above.

Is my vote confidential?

It is our policy that documents identifying your vote are confidential. The vote of any shareholder will not be disclosed to any third party before the final vote count at the annual meeting except to meet legal requirements; to assert claims for or defend claims against the Company; to allow authorized individuals to count and certify the results of the shareholder vote; in the event a proxy solicitation in opposition to the Board takes place; or to respond to shareholders who have written comments on proxy cards or who have requested disclosure. The Inspector of Election and those who count shareholder votes will be employees of an unaffiliated third party who have been instructed to comply with this policy. Third parties unaffiliated with the Company will count the votes of participants in the Company Plans.

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Attending the Annual Meeting

How can I attend the 2023 annual meeting?

The 2023 annual meeting will be held virtually via a live webcast. If you are a shareholder of record of our common stock on the record date, you can attend, examine our stock list, and ask questions at the 2023 annual meeting. See Can I vote online during the annual meeting? above for more information on how record holders and street name holders can vote during the annual meeting. If you do not have your valid control number that was included in your proxy materials, you can listen to the 2023 annual meeting as a guest.

Meeting Date, Time, and Location	April 25, 2023 at 10:00 a.m., EDT www.virtualshareholdermeeting.com/WFC2023

Attend and Participate in 2023 Annual Meeting as a Shareholder

Go to www.virtualshareholdermeeting.com/WFC2023 and, when prompted, enter the valid control number from your notice of internet availability of proxy materials, proxy card, or voting instruction form, your name, and your email address. Once you are admitted to the meeting as a shareholder, you can ask questions and vote by following the directions on the virtual meeting website.

To log into the meeting as a shareholder and in order to vote and ask questions during the meeting, you must enter the meeting using a valid control number included in your proxy materials.

We encourage shareholders to log into this website and access the virtual meeting before the start time. You will be able to begin the online check-in process approximately 15 minutes before the meeting starts.

Attend 2023 Annual Meeting as a Guest	If you do not have a valid control number, you may attend the 2023 annual meeting as a guest, but you will not have the ability to vote your shares or ask questions during the virtual meeting. Go to www.virtualshareholdermeeting.com/WFC2023 and, when prompted, register as a guest in order to listen to the meeting.

Virtual Meeting Website Technical Support	For technical assistance joining the virtual meeting website, please call the technical support telephone number posted on the virtual meeting website login page.

If you are unable to attend the annual meeting, we will make available a recording of our 2023 annual meeting for a period of time after the meeting on the Investor Relations page of our website at www.wellsfargo.com.

How can I ask questions during the 2023 annual meeting?

The Company will endeavor to answer as many questions submitted by shareholders pertinent to meeting matters or the business of the Company during designated question and answer sessions as time permits. Shareholders who log in with their valid control number to attend our 2023 annual meeting at www.virtualshareholdermeeting.com/WFC2023 will have an opportunity to submit questions via the virtual meeting website in the appropriate question field at or before the time the matters are before the annual meeting for consideration. In addition, shareholders may submit questions for a period of time in advance of the meeting at www.proxyvote.com using their valid control number. Each question should be accompanied by your name, be succinct, and cover only one topic. We may group, summarize, and answer together questions from multiple shareholders on the same topic or that are otherwise related to avoid repetition. In order to allow other shareholders in attendance the ability to ask a question and the Company to respond to those questions, we may limit each shareholder to two questions, whether submitted prior to or during the annual meeting. Shareholder questions that are not pertinent to meeting matters or the business of the Company, that relate to personal financial or other matters, that contain offensive or derogatory language, or that are otherwise out of order and not appropriate for the conduct of the annual meeting will not be addressed during the meeting. We will refer questions related to personal matters to the appropriate customer service or Human Resources representative for a response.

2023 Proxy Statement	123

Voting and Other Meeting Information

Shareholder Information for Future Annual Meetings

Shareholder Proposals and Director Nominations for Inclusion in the Proxy Statement for the 2024 Annual Meeting

Shareholders interested in submitting a proposal for inclusion in the proxy statement for the Company’s annual meeting of shareholders in 2024 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, shareholder proposals must be received either at our principal executive offices at 420 Montgomery Street, San Francisco, CA 94104 (Attention: Charles W. Scharf, CEO), or by our Corporate Secretary, Tangela Richter, at MAC# J0193-610, 30 Hudson Yards, New York, NY 10001, no later than the close of business on November 16, 2023.

Under our By-Laws, an eligible shareholder, or group of up to 20 eligible shareholders, owning our voting stock continuously for at least three years and shares representing an aggregate of at least 3% of our outstanding shares, may nominate and include in our proxy materials director nominees constituting up to the greater of 20% of the Board or two directors (as such number may be adjusted in accordance with our By-laws), provided that the shareholder(s) and nominee(s) satisfy the requirement of the By-laws. To nominate a director pursuant to our proxy access provisions, you must comply with all of the procedures, information requirements, qualifications, and conditions set forth in our By-laws. Notice of proxy access director nominees must be received by our Corporate Secretary at the address above no earlier than the close of business on October 17, 2023 and no later than the close of business on November 16, 2023.

Other Proposals and Nominations for Presentation at the 2024 Annual Meeting

Under our By-Laws, a shareholder who wishes to nominate an individual for election to the Board or to propose any business to be considered at an annual meeting directly at the annual meeting, rather than for inclusion in our proxy statement, must deliver advance notice of such nomination or business to the Company following the procedures in the By-Laws. The shareholder must be a shareholder of record as of the date the notice is delivered and at the time of the annual meeting. The notice must be in writing and contain the information specified in the By-Laws for a director nomination or other business. The Company’s 2024 annual meeting is currently scheduled to be held on April 23, 2024, and to be timely, the notice must be delivered not earlier than the close of business on December 27, 2023 (the 120th day prior to the first anniversary of this year’s annual meeting) and not later than the close of business on January 26, 2024 (the 90th day prior to the first anniversary of this year’s annual meeting) to both our CEO and Corporate Secretary as follows: Charles W. Scharf, CEO, Wells Fargo & Company, 420 Montgomery Street, San Francisco, California 94104; and Tangela Richter, Corporate Secretary, MAC# J0193-610, 30 Hudson Yards, New York, NY 10001. However, if the Company’s 2024 annual meeting is more than 30 days before or more than 60 days after the first anniversary of this year’s annual meeting, such notice must be delivered not earlier than the close of business on the 120th day prior to the date of the 2024 annual meeting and not later than the close of business on the later of the 90th day prior to the date of the 2024 annual meeting or, if the first public announcement of the date of the 2024 annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The Chair or other officer presiding at the annual meeting has the sole authority to determine whether any nomination or other business has been properly brought before the meeting in accordance with our By-Laws. Management and any other person duly named as proxy by a shareholder will have the authority to vote in their discretion on any nomination for director or any other business at an annual meeting if the Company does not receive notice of the nomination or other business matter within the time frames described above or where a notice is received within these time frames, if the shareholder delivering the notice fails to satisfy the requirements of SEC Rule 14a-4.

In addition, to comply with Rule 14a-19, the SEC’s universal proxy rule, if a shareholder intends to solicit proxies in support of director nominees submitted under the advance notice bylaws for our 2024 annual meeting, then we must receive proper written notice that sets forth all the information required by Rule 14a-19 under the Exchange Act to the CEO or Corporate Secretary at the addresses above by February 25, 2024 (or, if the 2024 annual meeting is called for a date that is more than 30 days before or more than 30 days after the first anniversary of this year’s annual meeting, then notice must be provided no later than the close of business on the later of the 60th day prior to the date of the 2024 annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company). The notice requirement under Rule 14a-19 is in addition to the earlier applicable advance notice requirements under our By-laws as described above.

The requirements described above are separate from the procedures you must follow to recommend a nominee for consideration by the GNC for election as a director as described under Director Election Standard and Nomination Process and from the requirements that a shareholder must meet in order to have a shareholder proposal pursuant to SEC Rule 14a-8 or a proxy access director nominee under our By-Laws included in our proxy statement.

124	Wells Fargo & Company

Voting and Other Meeting Information

Other Information

Cost of Soliciting Proxies

We pay the cost of soliciting proxies. We have retained D.F. King & Co., Inc. to help the Board solicit proxies. We expect to pay approximately $35,000 plus out-of-pocket expenses for its help. Members of the Board and our employees may also solicit proxies for us by mail, telephone, e-mail, or in person. We will not pay our directors or employees any extra amounts for soliciting proxies. We may, upon request, reimburse brokerage firms, banks, or similar entities representing street name holders for their expenses in forwarding the notice of internet availability of proxy materials and/or proxy materials to their customers who are street name holders and obtaining their voting instructions.

Electronic Delivery of Proxy Materials

We use the SEC notice and access rule that allows us to furnish our proxy materials to our shareholders over the internet instead of mailing paper copies of those materials. As a result, beginning on or about March 15, 2023, we sent to our shareholders of record a notice of internet availability of proxy materials containing instructions on how to access our proxy materials over the internet and vote online. This notice is not a proxy card and cannot be used to vote your shares. If you received only a notice, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice or on the website referred to on the notice.

We provided some of our shareholders, including shareholders who have previously requested to receive paper copies of the proxy materials and some of our shareholders who are participants in our benefit plans, with paper copies of the proxy materials instead of a notice that the materials are electronically available over the internet. If you received paper copies of the proxy materials, we encourage you to help us save money and reduce the environmental impact of delivering paper proxy materials to shareholders by signing up to receive all of your future proxy materials electronically, as described below.

If you own shares of common stock in more than one account — for example, in a joint account with your spouse and in your individual brokerage account — you may have received more than one notice or more than one set of paper proxy materials. To vote all of your shares by proxy, please follow each of the separate proxy voting instructions that you received for your shares of common stock held in each of your different accounts.

How to Receive Future Proxy Materials Electronically

Shareholders can sign up to receive proxy materials electronically and will receive an e-mail prior to next year’s annual meeting with links to the proxy materials, which may give them faster delivery of the materials and will help us save printing and mailing costs and conserve natural resources. Your election to receive proxy materials by e-mail will remain in effect until you terminate your election. To receive proxy materials by e-mail in the future, you may either go to www.proxyvote.com and follow the instructions to enroll for electronic delivery or follow the instructions on the notice, or if a street name holder, contact your brokerage firm, bank, or other similar entity that holds your shares.

If you have previously agreed to electronic delivery of our proxy materials, but wish to receive paper copies of these materials for the annual meeting or for future meetings, please follow the instructions on the website referred to on the electronic notice you received.

Householding

SEC rules allow a single copy of the proxy materials or the notice of internet availability of proxy materials to be delivered to multiple shareholders sharing the same address and last name, or who we reasonably believe are members of the same family and who consent to receiving a single copy of these materials in a manner provided by these rules. This practice is referred to as “householding” and can result in significant savings of paper and mailing costs.

Because we are using the SEC’s notice and access rule, we will not household our proxy materials or notices to shareholders of record sharing an address. This means that shareholders of record who share an address will each be mailed a separate notice or paper copy of the proxy materials. However, we understand that certain brokerage firms, banks, or other similar entities holding our common stock for their customers may household proxy materials or notices.

2023 Proxy Statement	125

Voting and Other Meeting Information

Shareholders sharing an address whose shares of our common stock are held by such an entity should contact such entity if they now receive (1) multiple copies of our proxy materials or notices and wish to receive only one copy of these materials per household in the future, or (2) a single copy of our proxy materials or notice and wish to receive separate copies of these materials in the future. Additional copies of our proxy materials are available upon request by contacting:

Wells Fargo & Company

MAC #J0193-610

30 Hudson Yards

New York, NY 10001-2170

Attention: Corporate Secretary

1-866-870-3684

Incorporation by Reference

Only the following sections of this Proxy Statement shall be deemed incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022 in response to Part III, Items 10, 11, 12, 13 and 14 thereof: “Corporate Governance - Item 1 - Election of Directors for a Term of One Year - Director Nominees for Election,” “Corporate Governance - How Our Board Oversees Risk - Compensation Risk Management,” “Corporate Governance - Board Qualifications and Experience Matrix,” “Corporate Governance – Our Corporate Governance Documents,” “Ownership of Our Common Stock - Directors and Executive Officers - Stock Ownership Requirements and Other Policies - Stock Ownership Requirements - Delinquent Section 16(a) Reports,” “Corporate Governance - Committees of Our Board - Compensation Committee Interlocks and Insider Participation,” “Corporate Governance - Committees of Our Board - Committee Membership Table,” “Corporate Governance - Other Corporate Governance Policies and Practices - Director Compensation,” “Executive Compensation - Compensation Committee Report,” “Executive Compensation - Compensation Discussion and Analysis,” “Executive Compensation - Executive Compensation Tables,” “Executive Compensation - CEO Pay Ratio and Median Annual Total Compensation,” “Executive Compensation - Pay Versus Performance,” “Ownership of Our Common Stock - Directors and Executive Officers - Director and Executive Officer Stock Ownership Table,” “Ownership of Our Common Stock - Principal Shareholders,” “Corporate Governance - Director Independence,” “Information About Related Persons,” “Audit Matters - Item 4 - Ratify Appointment of Independent Registered Public Accounting Firm for 2023 - KPMG Fees,” and “Audit Matters - Item 4 - Ratify Appointment of Independent Registered Public Accounting Firm for 2023 - Audit Committee Pre-Approval Policies and Procedures.”

To the extent that this Proxy Statement is incorporated by reference into any of our other filings under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of this Proxy Statement entitled “Compensation Committee Report“ and “Audit Committee Report” (to the extent permitted by the rules of the SEC) will not be deemed incorporated into any such filing, unless specifically provided otherwise in such filing.

126	Wells Fargo & Company

Notes on Non-GAAP Financial Measures

We evaluate our business based on certain ratios that utilize tangible common equity. Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, goodwill, certain identifiable intangible assets (other than mortgage servicing rights) and goodwill and other intangibles on investments in consolidated portfolio companies, net of applicable deferred taxes. One of these ratios is return on average tangible common equity (ROTCE), which represents our annualized earnings as a percentage of tangible common equity. The methodology of determining tangible common equity may differ among companies. Management believes that ROTCE is a useful financial measure because it enables management, investors, and others to assess the Company’s use of equity.

For purposes of measuring performance, as provided in our Long-Term Incentive Plan (LTIP) or the applicable form of award agreement, ROTCE may be further adjusted by the Human Resources Committee, in its discretion, for the effect of (i) losses resulting from discontinued operations, (ii) the cumulative effect of significant changes in generally accepted accounting principles, and (iii) any other unusual or infrequeently occurring gain or loss which is separately identified and quantified. Under the terms of Mr. Scharf’s offer letter, ROTCE for purposes of his Performance Shares is adjusted to exclude the impact of any penalties or other charges related to litigation, investigations or examinations arising out of retail sales practices of the Company or other material regulatory matters related to the conduct of the Company during periods prior to his employment.

In addition, the HRC believed it was useful to consider certain notable items that occurred during 2022 and 2021 in order to better assess the Company’s underlying financial performance for 2022, including as compared with 2021. Adjusted Revenue, Adjusted Noninterest Expense, Adjusted Pre-Tax Provision Profit, Adjusted Net Income, Adjusted Diluted EPS, Adjusted ROE, Adjusted ROTCE, and Adjusted Efficiency Ratio are non-GAAP financial measures and represent our reported financial results adjusted for these notable items. We believe that these adjusted financial measures are useful because they enabled the HRC as well as management, investors, and others to better assess the Company’s underlying financial performance for 2022, particularly for the purposes of analyzing 2022 compensation decisions.

2022 Notable Items

•

Operating losses: litigation, regulatory, and customer remediation matters related to a variety of historical matters of $2.0 billion (pre-tax) and $3.3 billion (pre-tax) in the third and fourth quarters of 2022, respectively

•	Change in allowance for credit losses: decrease of $75 million, excluding the impact of net charge-offs

2021 Notable Items

•	Change in allowance for credit losses: decrease of $5.7 billion, excluding the impact of net charge-offs

•

Divestitures: revenue (including gain on sales) of $3.0 billion and expenses of $1.3 billion associated with the sales of Wells Fargo Asset Management, our Corporate Trust Services business, and our student loan portfolio

The tables below provide a reconciliation of these non-GAAP financial measures to GAAP financial measures.

2023 Proxy Statement	127

Notes on non-GAAP financial measures

Adjusted revenue, adjusted noninterest expense, adjusted pre-tax pre-provision profit, and adjusted efficiency ratio		Year ended

(in millions)		Dec 31, 2022	Dec 31, 2021

Revenue	(A)	$73,785	78,492

Adjustments for notable items:

Divestitures			2,970

Adjusted revenue	(B)	73,785	75,522

Noninterest expense	(C)	$57,282	53,831

Adjustments for notable items:

Operating losses related to litigation, regulatory, and customer remediation matters in third and fourth quarters of 2022		5,249

Divestitures			1,294

Adjusted noninterest expense	(D)	52,033	52,537

Efficiency ratio	(C)/(A)	78%	69%

Adjusted efficiency ratio	(D)/(B)	71%	70%

Pre-tax pre-provision profit (PTPP)[1]	(A)-(C)	16,503	24,661

Adjusted PTPP	(B)-(D)	21,752	22,985

(1)  Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

Adjusted net income		Year ended

(in millions)		Dec 31, 2022	Dec 31, 2021

Net income		$13,182	21,548

Adjustments for notable items:

Change in the allowance for credit losses		(75)	(5,737)

Operating losses related to litigation, regulatory, and customer remediation matters in third and fourth quarters of 2022		5,249

Divestitures			(1,676)

Applicable tax effect related to notable items[1]		859	(1,832)

Adjusted net income		17,498	15,967
(1) Determined by applying the combined federal statutory rate and composite state income tax rates to notable items in 2022 and 2021.
Adjusted diluted earnings per common share		Year ended

		Dec 31, 2022	Dec 31, 2021

Diluted earnings per common share (EPS)		$3.14	4.95

Adjustments for notable items:

Change in the allowance for credit losses		(0.01)	(1.40)

Operating losses related to litigation, regulatory, and customer remediation matters in third and fourth quarters of 2022		1.37

Divestitures			(0.41)

Applicable tax effect related to notable items[1]		0.23	(0.45)

Adjusted diluted EPS		4.27	3.59

(1)	Determined by applying the combined federal statutory rate and composite state income tax rates to notable items in 2022 and 2021.

128	Wells Fargo & Company

Notes on non-GAAP financial measures

Tangible Common Equity (including adjusted ROE and adjusted ROTCE)		Year ended

(in millions, except ratios)		Dec 31, 2022	Dec 31, 2021	Dec 31, 2020*

Net income applicable to common stock	(A)	12,067	20,256	1,786

Adjustments for notable items:

Change in the allowance for credit losses		(75)	(5,737)	—

Operating losses related to litigation, regulatory, and customer remediation matters in third and fourth quarters of 2022		5,249		—

Divestitures			(1,676)	—

Applicable tax effect related to notable items[1]		859	(1,832)	—

Adjusted net income applicable to common stock	(B)	16,382	14,675	n/a

Average total equity		183,224	191,219	184,689

Adjustments:

Preferred stock[2]		(19,930)	(21,151)	(21,364)

Additional paid-in capital on preferred stock[2]		143	137	148

Unearned ESOP shares[2]		512	874	1,007

Noncontrolling interests		(2,323)	(1,601)	(769)

Average common stockholders’ equity	(C)	161,626	169,478	163,711

Adjustments:

Goodwill		(25,177)	(26,087)	(26,387)

Certain identifiable intangible assets (other than mortgage servicing rights)		(190)	(294)	(389)

Goodwill and other intangibles on investments in consolidated portfolio companies (included in other assets)		(2,359)	(2,226)	(2,002)

Applicable deferred taxes related to goodwill and other intangible assets[3]		864	867	834

Average tangible common equity	(D)	134,764	141,738	135,767

Return on average common stockholders’ equity (ROE)	(A)/(C)	7.47%	11.95%	1.10%

Adjusted ROE	(B)/(C)	10.14%	8.66%	n/a

Return on average tangible common equity (ROTCE)	(A)/(D)	8.95%	14.29%	1.30%

Adjusted ROTCE	(B)/(D)	12.16%	10.35%	n/a

*	A reconciliation for 2020 is included for purposes of the Pay Versus Performance table and discussion.

(1)	Determined by applying the combined federal statutory rate and composite state income tax rates to notable items in 2022 and 2021.

(2)	In fourth quarter 2022, we redeemed all outstanding shares of our ESOP Cumulative Convertible Preferred Stock in exchange for shares of the Company’s common stock.

(3)	Determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end.

2023 Proxy Statement	129

Additional Information

1.	Pre-Tax Pre-Provision Profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

2.	Return on Equity (ROE) represents Wells Fargo net income applicable to common stock divided by average common stockholders’ equity.

3.	Common Equity Tier 1 (CET1) Ratio is calculated under the Standardized Approach which is our binding CET1 ratio. CET1 ratio is a regulatory calculation used by management, investors, regulators and others to assess the Company’s capital position. For additional information on our CET1 ratio, see the “Capital Management – Risk-Based Capital and Risk-Weighted Assets” section beginning on page 52 of the Company’s 2022 Annual Report to Shareholders filed as Exhibit 13 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

4.	The Efficiency Ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

5.	Net Operating Loss (NOL) means for any year in the Performance Period, that the Company reports a net loss in the Company’s consolidated financial statements, and a net loss continues to exist after eliminating the effect of the following items, each determined based on generally accepted accounting principles: (i) losses resulting from discontinued operations; (ii) the cumulative effect of changes in generally accepted accounting principles; and (iii) any other unusual or infrequent loss which is separately identified and quantified.

6.	For Performance Shares, Total Shareholder Return (TSR) means, for the Company and each of the other Financial Performance Group Companies, (a)(i) the company’s average closing price of a share of common stock (as reported in such reliable source as determined by the Committee, in its sole discretion) over the last 20 consecutive trading days, ending on December 31, 2025 (“End Price”), minus (ii) the company’s average closing price of a share of common stock (as reported in such reliable source as determined by the Committee, in its sole discretion) over the first 20 consecutive trading days occurring in calendar year 2023 (“Base Price”), plus the value of any dividends declared on such common stock in respect of an ex-dividend date occurring during the Performance Period, as adjusted assuming such dividends were reinvested in shares of common stock of the issuing company on such ex-dividend date (“Reinvested Dividends”), divided by (b) the Base Price (in each case, with such adjustments as are appropriate, in the judgment of the Committee in its sole discretion, to equitably calculate TSR in light of any stock splits, reverse stock splits, stock dividends, and other extraordinary transactions or other changes in the capital structure of the company, as applicable).

130	Wells Fargo & Company

Wells Fargo & Company 420 Montgomery Street San Francisco, CA | 94104 wellsfargo.com 2023 Wells Fargo & Company Deposit products offered through well Fargo Bank, N.A. Member FDIC CCM7565 (Rev 00.1/each)

WELLS FARGO & COMPANY 401(K) PLAN PROXY CARD RETURN MAIL PURPOSES ONLY N9777-113 PROXY-CD PO BOX 5191 SIOUX FALLS, SD 57117-5191

VOTE BY INTERNET OR BY MOBILE DEVICE

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time (EDT), on April 20, 2023. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time (EDT), on April 20, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 for receipt by April 19, 2023.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                                        D95146-Z84212-Z84211-Z84210 KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.                     DETACH AND RETURN THIS PORTION ONLY

WELLS FARGO & COMPANY
The Board of Directors recommends you vote FOR each of the nominees listed in Item 1:
1. Election of Directors

Nominees:		For	Against	Abstain

1a) Steven D. Black		☐	☐	☐

1b) Mark A. Chancy		☐	☐	☐

1c) Celeste A. Clark		☐	☐	☐

1d) Theodore F. Craver, Jr.		☐	☐	☐

1e) Richard K. Davis		☐	☐	☐

1f) Wayne M. Hewett		☐	☐	☐

1g) CeCelia (“CeCe”) G. Morken		☐	☐	☐

1h) Maria R. Morris		☐	☐	☐

1i) Felicia F. Norwood		☐	☐	☐

1j) Richard B. Payne, Jr.		☐	☐	☐

1k) Ronald L. Sargent		☐	☐	☐

1l) Charles W. Scharf		☐	☐	☐

1m) Suzanne M. Vautrinot		☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date

The Board of Directors recommends you vote FOR Items 2 and 4, and EVERY YEAR for Item 3:		For	Against	Abstain

2.	Advisory resolution to approve executive compensation (Say on Pay).	☐	☐	☐

	Every Year	Every 2 Years	Every 3 Years	Abstain
3.	Advisory resolution on the frequency of future advisory votes to approve executive compensation (Say on Frequency). ☐	☐	☐	☐
		For	Against	Abstain

4.	Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2023.	☐	☐	☐

The Board of Directors recommends you vote AGAINST Items 5 through 11:		For	Against	Abstain

5.	Shareholder Proposal – Adopt Simple Majority Vote.	☐	☐	☐

6.	Shareholder Proposal – Report on Congruency of Political Spending.	☐	☐	☐

7.	Shareholder Proposal – Climate Lobbying Report.	☐	☐	☐

8.	Shareholder Proposal – Climate Transition Report.	☐	☐	☐

9.	Shareholder Proposal – Fossil Fuel Lending Policy.	☐	☐	☐

10.	Shareholder Proposal – Annual Report on Prevention of Workplace Harassment and Discrimination.	☐	☐	☐

11.	Shareholder Proposal – Policy on Freedom of Association and Collective Bargaining.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Signature (Joint Owners)	Date

WELLS FARGO & COMPANY

2023 ANNUAL MEETING OF SHAREHOLDERS

TUESDAY, APRIL 25, 2023

10:00 A.M., Eastern Daylight Time (EDT)

VOTE BY INTERNET, MOBILE DEVICE, TELEPHONE, OR MAIL

If you vote by internet, mobile device, telephone, or mail, you authorize, as applicable, the 401(k) Plan trustee or the Stock Purchase Plan custodian to designate Derek A. Flowers and Michael P. Santomassimo, and each of them, with full power of substitution, as proxies, to vote the shares as you instruct at the annual meeting, or at any adjournment or postponement thereof. Voting by internet, mobile device, or telephone is a proxy vote in the same manner as if you had marked, signed, and returned this voting instruction form and proxy card.

Our 2023 annual meeting will be held by remote communication in a virtual-only format at: www.virtualshareholdermeeting.com/WFC2023, allowing our shareholders to participate from any geographic location with internet connectivity.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting

To Be Held on April 25, 2023:

The 2023 Notice and Proxy Statement and 2022 Annual Report are available at

www.proxyvote.com.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Wells Fargo & Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically by e-mail or over the internet. To sign up for electronic delivery, please follow the instructions on the reverse side of this voting instruction form and proxy card to vote using the internet and, when prompted, indicate that you agree to receive or access proxy material electronically in future years.

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D95147-Z84212-Z84211-Z84210

WELLS FARGO & COMPANY 420 Montgomery Street, San Francisco, California 94104

This voting instruction form and proxy card is solicited by the Board of Directors of Wells Fargo & Company (the "Company") for use at the annual meeting of shareholders to be held on Tuesday, April 25, 2023, at 10:00 a.m., EDT, from persons who participate in the (1) Wells Fargo & Company 401(k) Plan (the "401(k) Plan") and/or (2) Wells Fargo & Company Stock Purchase Plan (the "Stock Purchase Plan") or any combination of these plans.

By signing this voting instruction form and proxy card: (a) if the undersigned participates in the 401(k) Plan, the undersigned revokes any prior instructions, and hereby instructs Great-West Trust Company, LLC (“Great West”), the 401(k) Plan trustee, to exercise the voting rights relating to any shares of the Company's common stock allocable to his or her 401(k) Plan account as of February 24, 2023 at the annual meeting or any adjournments or postponements thereof as specified on this voting instruction form and proxy card; and/or (b) if the undersigned participates in the Stock Purchase Plan, the undersigned revokes any prior proxies, and hereby directs Computershare Trust Company, N.A. ("CTCNA"), the custodian of the Stock Purchase Plan, to vote all shares of the Company's common stock credited to his or her Stock Purchase Plan account as of February 24, 2023 at the annual meeting or any adjournment or postponement thereof as specified on this voting instruction form and proxy card.

If properly executed, this voting instruction form and proxy card will be voted as you direct on the reverse side. If no direction is indicated, this voting instruction form and proxy card will be voted FOR each of the nominees in Item 1, FOR Items 2 and 4, EVERY YEAR for Item 3, AGAINST Items 5 through 11, and in the discretion of the proxies upon such other matters as may properly come before the annual meeting or any adjournment or postponement thereof.

Broadridge Financial Solutions, Inc. ("Broadridge"), as tabulation agent, will tabulate the votes by mail from all participants in the 401(k) Plan and the Stock Purchase Plan received by April 19, 2023, and by internet, mobile device, and telephone submitted before 11:59 p.m., EDT, on April 20, 2023. Broadridge will provide the total voting results for all 401(k) Plan shares to Great West, which will then determine the ratio of votes received for and against each item. Great West will then vote all 401(k) Plan shares according to the same ratios. Broadridge will also provide the voting results for all Stock Purchase Plan shares to CTCNA, which will then vote such shares as directed by the participants at the annual meeting or any adjournment or postponement thereof.

TO VOTE BY INTERNET, MOBILE DEVICE, TELEPHONE, OR MAIL-SEE REVERSE SIDE

WELLS FARGO & COMPANY C/O EQ SHAREOWNER SERVICES P.O. BOX 64945 ST. PAUL, MN 55164-0945

VOTE BY INTERNET OR BY MOBILE DEVICE

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time (EDT), on April 24, 2023. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/WFC2023

You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time (EDT), on April 24, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                                        D95148-P85518 KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.                     DETACH AND RETURN THIS PORTION ONLY

WELLS FARGO & COMPANY
The Board of Directors recommends you vote FOR each of the nominees listed in Item 1:
1. Election of Directors

Nominees:		For	Against	Abstain

1a) Steven D. Black		☐	☐	☐

1b) Mark A. Chancy		☐	☐	☐

1c) Celeste A. Clark		☐	☐	☐

1d) Theodore F. Craver, Jr.		☐	☐	☐

1e) Richard K. Davis		☐	☐	☐

1f) Wayne M. Hewett		☐	☐	☐

1g) CeCelia (“CeCe”) G. Morken		☐	☐	☐

1h) Maria R. Morris		☐	☐	☐

1i) Felicia F. Norwood		☐	☐	☐

1j) Richard B. Payne, Jr.		☐	☐	☐

1k) Ronald L. Sargent		☐	☐	☐

1l) Charles W. Scharf		☐	☐	☐

1m) Suzanne M. Vautrinot		☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date

The Board of Directors recommends you vote FOR Items 2 and 4, and EVERY YEAR for Item 3:		For	Against	Abstain

2.	Advisory resolution to approve executive compensation (Say on Pay).	☐	☐	☐
	Every Year	Every 2 Years	Every 3 Years	Abstain
3.	Advisory resolution on the frequency of future advisory votes to approve executive compensation (Say on Frequency). ☐	☐	☐	☐
		For	Against	Abstain

4.	Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2023.	☐	☐	☐

The Board of Directors recommends you vote AGAINST Items 5 through 11:		For	Against	Abstain

5.	Shareholder Proposal – Adopt Simple Majority Vote.	☐	☐	☐

6.	Shareholder Proposal – Report on Congruency of Political Spending.	☐	☐	☐

7.	Shareholder Proposal – Climate Lobbying Report.	☐	☐	☐

8.	Shareholder Proposal – Climate Transition Report.	☐	☐	☐

9.	Shareholder Proposal – Fossil Fuel Lending Policy.	☐	☐	☐

10.	Shareholder Proposal – Annual Report on Prevention of Workplace Harassment and Discrimination.	☐	☐	☐

11.	Shareholder Proposal – Policy on Freedom of Association and Collective Bargaining.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Signature (Joint Owners)	Date

WELLS FARGO & COMPANY

2023 ANNUAL MEETING OF SHAREHOLDERS

TUESDAY, APRIL 25, 2023

10:00 A.M., Eastern Daylight Time (EDT)

This proxy is solicited by the Board of Directors of Wells Fargo & Company (the “Company”) for use at the annual meeting of shareholders to be held on Tuesday, April 25, 2023, at 10:00 a.m., Eastern Daylight Time (EDT). Our 2023 annual meeting will be held by remote communication in a virtual-only format at: www.virtualshareholdermeeting.com/WFC2023, allowing our shareholders to participate from any geographic location with internet connectivity.

VOTE BY INTERNET, MOBILE DEVICE, TELEPHONE, OR MAIL

To attend as a shareholder, including to vote and ask questions during the meeting, you must log into the meeting at www.virtualshareholdermeeting.com/WFC2023 using the 16-digit control number printed on your proxy materials.

If you vote by internet, mobile device, telephone, or mail, you designate Derek A. Flowers and Michael P. Santomassimo, and each of them, with full power of substitution, as proxies, to vote the shares as you instruct at the annual meeting, or at any adjournment or postponement thereof. Voting by internet, mobile device, or telephone is a proxy vote in the same manner as if you had marked, signed, and returned this proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting

To Be Held on April 25, 2023:

The 2023 Notice and Proxy Statement and 2022 Annual Report are available at

www.proxyvote.com.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Wells Fargo & Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically by e-mail or over the internet. To sign up for electronic delivery, please follow the instructions on the reverse side of this voting instruction form and proxy card to vote using the internet and, when prompted, indicate that you agree to receive or access proxy material electronically in future years.

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D95149-P85518

WELLS FARGO & COMPANY 420 Montgomery Street, San Francisco, California 94104

By signing this proxy, the undersigned hereby revokes all prior proxies, and appoints Derek A. Flowers and Michael P. Santomassimo, and each of them, with full power of substitution, as proxies to vote all shares of the Company’s common stock held of record by the undersigned at the close of business on February 24, 2023, which the undersigned would be entitled to vote if personally present at the annual meeting or at any adjournment or postponement thereof, as specified on this proxy card.

If properly executed, this proxy will be voted as you direct on the reverse side. If this proxy is executed but no direction is indicated, this proxy will be voted FOR each of the nominees listed in Item 1, FOR Items 2 and 4, EVERY YEAR for Item 3, AGAINST Items 5 through 11, and in the discretion of the proxies upon such other matters as may properly come before the annual meeting or any adjournment or postponement thereof.

TO VOTE BY INTERNET, MOBILE DEVICE, TELEPHONE, OR MAIL-SEE REVERSE SIDE